UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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AutoZone, Inc.

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Letter from our Chairman

Dear Stockholders,

In connection with our 2026 Annual Meeting of Stockholders to be held at the J.R. Hyde III, Store Support Center in downtown Memphis on December 16th, 2026, it is my honor to address you, our owners, on key corporate governance developments at AutoZone.

In 2024 for the first time in nearly two decades, our Board of Directors (“Board”) elected a new Chief Executive Officer (“CEO”). The Board conducted a rigorous and robust succession planning process that lasted over three years and culminated in the selection of Phil Daniele as AutoZone’s fifth CEO in our rich history. As part of the succession planning process, the Board had requested that I assume the role of Executive Chairman, in which I continued to work with Phil and our talented Executive Committee (the senior most leaders of the management team).  In this capacity, my role was to serve as an advisor, coach, sounding board and mentor – Phil, in his role as President and CEO, was the ultimate decision maker. These changes resulted in us splitting the roles of Chairman and CEO for the first time since 2007.

Today, we continue to believe the split role of Chairman and CEO is the best leadership structure for AutoZone. I have thoroughly enjoyed working with Phil in the beginning of his CEO tenure and know he is the strong and capable CEO we all expected him to be. Accordingly, the Board approved my transition from the role of Executive Chairman to Chairman, effective this past January. Our Board believes in optimizing the structure based on the talents and capabilities of the leadership at the time. This is the final planned step in our leadership transition plan we announced in June of 2023.

Another focus of the Board has been prioritizing board succession planning and refreshment, given that our overall tenure in recent years was increasing. We believe a balance in board tenures is important. Our business is complex and having long-standing directors who have been through various cycles, strategies and developments is important, just as we believe in having long-tenured AutoZoners (employees). But, we also believe in fresh perspectives, new ideas, objectivity and independence. At the 2024 annual meeting, two of our longer-tenured Board members decided to not stand for re-election. Following their decisions, we began a formal search process led by a third party to identify two new independent directors, which resulted in the successful appointment of two outstanding new directors, Claire McDonough and Constantino Spas Montesinos, who have brought uniquely valuable perspectives and impressive professional experiences to our Board. Upon onboarding our new directors, we also rotated Committee appointments and Board leadership positions, including naming Brian Hannasch as our Lead Independent Director and Linda Goodspeed as our Audit Committee Chair. These changes over the last couple of years have refreshed our Board leadership and structure, while maintaining high standards of corporate governance to support our growing business.

In October, Ms. McDonough communicated to the Board her decision not to stand for reelection at the Company’s 2026 Annual Meeting of Stockholders.  Ms. McDonough recently accepted a new executive role with a different company, and that company’s key events calendar conflicts with several of AutoZone’s future board meetings.  Although the AutoZone Board would have preferred a different outcome, it expresses its sincere gratitude to Ms. McDonough for her wise counsel, valued insights, and meaningful contributions during her tenure. The Board wishes her continued success in all her future endeavors. In light of Ms. McDonough’s decision, we have elected to reduce the size of the Board to ten.

Over the course of the last few months, we have held off-season engagement discussions with you, our owners, to discuss recent changes and also to listen to your thoughts and ideas.  We thank you for sharing and continue to take your feedback to heart.  As always, we strive to execute changes in a thoughtful and disciplined manner.

On behalf of the Board, I invite you to join us for our 2026 Annual Meeting of Stockholders and as always, we appreciate your investment in us and your continued support.

Sincerely,

Bill Rhodes

Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	PLACE	RECORD DATE
December 16, 2026 8:00 a.m. Central Time	J.R. Hyde III Store Support Center 123 S. Front Street Memphis, Tennessee 38103	Close of business on October 19, 2026

ITEMS OF BUSINESS
1. Election of 10 directors
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2027 fiscal year
3.
Advisory vote on the compensation of named executive officers
4.
Approval of AutoZone, Inc.’s Ninth Amended and Restated Employee Stock Purchase Plan
5.
Approval of AutoZone, Inc.’s Seventh Amended and Restated Executive Stock Purchase Plan

In addition, we will transact such other business properly brought before the meeting.

VOTING

Your vote is important. We strongly encourage you to submit your vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or nominee). For more specific instructions on how to vote, please see page 77.

MEETING MATERIALS

This Proxy Statement and our 2026 Annual Report are available on the Investor Relations section of our website at www.autozone.com. Additionally, you may access our proxy materials at www.envisionreports.com/AZO.

ATTENDING THE MEETING

We are holding the 2026 Annual Meeting at the J. R. Hyde III Store Support Center located at 123 S. Front St, Memphis, Tennessee 38103. For additional information on how you may attend or vote at the meeting, please see page 77.

Memphis, Tennessee October 27, 2026	By Order of the Board of Directors, Jenna M. Bedsole Corporate Secretary

PROXY SUMMARY

This Proxy Summary provides general information about AutoZone and highlights information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended August 29, 2026 (“FY26”) before you vote. In this Proxy Statement, we use the term “AutoZone,” “we,” “us,” “our” and “the Company” to refer to AutoZone, Inc.

MEETING INFORMATION

DATE & TIME	LOCATION	RECORD DATE
December 16, 2026 at 8:00 a.m. CT	J.R. Hyde III Store Support Center, 123 S. Front Street, Memphis, Tennessee 38103	Stockholders of record as of the close of business on October 19, 2026 are entitled to vote.

ITEMS OF BUSINESS

Proposal Number		Board Recommendation	Page
1.	Election of 10 directors	FOR each of the directors	25
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2027 fiscal year	FOR	31
3.	Approval of an advisory vote on the compensation of named executive officers	FOR	33
4.	Approval of AutoZone, Inc.’s Ninth Amended and Restated Employee Stock Purchase Plan	FOR	34
5.	Approval of AutoZone, Inc.’s Seventh Amended and Restated Executive Stock Purchase Plan	FOR	37

VOTING

We strongly encourage you to submit your vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or nominee), even if you plan to attend the Annual Meeting.

Internet	Telephone	Mail	At the Meeting
Visit the website on your proxy card, voting instruction form or electronic communications.	Call the telephone number on your proxy card, voting instruction form or electronic communications.	Sign, date and return your proxy card or voting instruction form in the enclosed envelope.	Attend the Annual Meeting and vote in-person.

For more specific instructions on how to vote as well as how to attend the Annual Meeting, please see page 77.

ABOUT THESE MATERIALS

We began mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder entitled to vote at the Annual Meeting on or about October 27, 2026. Our Board of Directors (the “Board”) has sent you this Proxy Statement to solicit your vote at the Annual Meeting or any adjournment thereof.

2026 Proxy Statement	1

AutoZone Highlights

FY26 FINANCIAL AND OPERATIONAL HIGHLIGHTS*

●
$20.3 Billion in Revenue and $152.55 Diluted Earnings per Share
●
Completed $2.0 billion in Share Repurchases
●
Average of 20.3% Total Shareholder Return (TSR) for past 20 years
●
8,031 Stores Globally, including 6,863 in the U.S., 1,001 in Mexico and 167 in Brazil
●
6,443 Commercial Programs in the U.S.

For more information, see: AutoZone’s Form 10-K for the fiscal year ended August 29, 2026 (the “FY26 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”).

CORPORATE GOVERNANCE

●
Board Leadership consists of Chairman and Lead Independent Director
●
Intentional Board refreshment and succession planning has continued to identify new independent directors to further enhance the Board’s diverse skillset, including two new directors in 2025; we remain focused on disciplined refreshment and recruitment
●
Disciplined CEO succession planning resulted in successful transition to leadership of new President and Chief Executive Officer in fiscal year 2024 (“FY24”)
●
Audit, Compensation and Nominating & Corporate Governance Committees (the “Standing Committees”) made up entirely of Independent Directors
●
Use of Third-Party Firm for 2021 and 2024 Board Evaluations
●
Review and update of Policy on Political Contributions and Lobbying Engagements in fiscal year 2025 (“FY25”)

For more information, see: Corporate Governance beginning on page 7.

EXECUTIVE COMPENSATION

●
Significant portion of executive’s compensation is variable or at-risk
●
Annual Incentive Plan tied to economic profit, as a function of Earnings Before Interest and Taxes (“EBIT”) and Return on Invested Capital (“ROIC”)
●
Say-On-Pay Vote received support from over 90% of the votes cast at our 2025 Annual Meeting
●
Compensation plans and practices reviewed to ensure they do not encourage excessive risk-taking
●
Stock Ownership Guidelines aligned to compensation strategy

For more information, see: Compensation, Discussion & Analysis beginning on page 40.

SHAREHOLDER ENGAGEMENT

●
Conduct year-round outreach through our Board leadership, senior management and investor relations team to understand shareholders’ perspectives, priorities and concerns
●
In FY26, invited investors representing approximately 70% of shares outstanding to discuss key matters, including corporate governance, board composition and executive compensation.

For more information, see: Shareholder Engagement on page 21.

* Information reflected as of, and for the fiscal year ended, August 29, 2026, as applicable

Disclaimer: The contents of any websites, reports or other materials are not incorporated by reference into this proxy statement and do not constitute a part of this proxy statement.

2	2026 Proxy Statement

CULTURE

●
Our Pledge and Values foster a strong, unique and powerful culture of teamwork and customer service. Every AutoZoner, from the Board of Directors and CEO Team (Vice Presidents and above) to AutoZoners in our stores, distribution centers and Store Support Centers, strive to Live the Pledge.
●
Meetings at AutoZone begin with our Cheer and Pledge, to remind us of our commitment to customer satisfaction and our promise to put customers first, and an Extra Miler Story, to recognize fellow AutoZoners for living our Pledge and Values and taking care of our customers.
●
We believe our commitment to living the Pledge and Values and strong culture of recognition are what sets us apart from our competitors and drives our success.

HUMAN CAPITAL MANAGEMENT

●
Approximately 132,000 AutoZoners globally
●
Significant diversity of backgrounds, experiences and tenures represented on the Board and Executive Committee.
●
Align human capital management with strategy by focusing on succession planning, investing in individual growth and development and aiming to have AutoZoners reflect the communities in which we work and serve.
●
Published EEO-1 compliance disclosure in Corporate Responsibility Report.

Forward Looking Statements: Certain statements contained in this proxy statement, including statements about our estimates, expectations, beliefs, intentions or strategies, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s FY26 Form 10-K. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

2026 Proxy Statement	3

Board of Directors Nominees

The following tables do not include information about Claire McDonough, who has notified the Company of her decision not to stand for reelection.

Name and Principal Occupation	Independent	Age	Director Since	Committee Membership
				Audit	Comp	NomGov
Philip B. Daniele, III President and CEO of AutoZone, Inc.		57	2024
Michael A. George Chair and Interim CEO of QVC Group		65	2022	M	M
Linda A. Goodspeed Former Managing Partner and COO of WealthStrategies Financial Advisors		64	2013
Earl G. Graves, Jr. President and CEO of Black Enterprise		64	2002
Brian P. Hannasch Former President and CEO of Alimentation Couche-Tard	Lead	60	2022		M
Gale V. King Former EVP and Chief Administrative Officer of Nationwide Mutual Insurance Company		70	2018			M
George R. Mrkonic, Jr. Former Non-Executive Chairman of Maru Group		74	2006	M
William C. Rhodes, III Chairman and former President and CEO of AutoZone, Inc.		61	2005
Jill A. Soltau Former CEO of J.C. Penney Company, Inc.		59	2018			M
Constantino Spas Montesinos CEO of the Proximity Americas and Mobility Division of FEMSA		56	2025	M		M

indicates Committee Chairperson
 M indicates Committee Member

“Lead” indicates Lead Independent Director

4	2026 Proxy Statement

BOARD Skills

Core Skills		Distinct Strengths
Leadership	10 / 10	Retail & Consumer	9 / 10
Financial Literacy	10 / 10	International	6 / 10
Board Experience	7 / 10	Technology	8 / 10
Strategy & Business Development	10 / 10	CEO Experience	7 / 10
Risk Management	10 / 10	Financial Expertise	7 / 10
		Business to Business	3 / 10
		Supply Chain	6 / 10
		Human Capital Management	8 / 10

BOARD COMPOSITION

Independence
Independent	8 / 10
Not Independent	2 / 10

Age of Independent Directors		Tenure of Independent Directors
50 – 59 years	2 / 8	0-5 Years	3 / 8
60 – 69 years	4 / 8	6-10 Years	2 / 8
70+ years	2 / 8	11-15 Years	1 / 8
		16+ Years	2 / 8

Executive Committee AT-A-Glance

AutoZone is committed to continuing to build a diverse organization that represents our customers and the communities in which we serve, because when our store teams mirror the communities they serve, we perform better. This commitment to diversity begins at the top, and we are proud of the quality, strength, experience, tenure and racial, ethnic and gender diversity of both our Board and our Executive Committee.

Diversity	Tenure
Female: ●●●●●	0-10 Years: ●●●●●●●
Black: ●●	11-20 Years: ●●
Hispanic / Latin: ●	21+ Years: ●●●●●●
Two or More Races: ●
Total Executive Committee Members: 15

2026 Proxy Statement	5

6	2026 Proxy Statement

CORPORATE GOVERNANCE

AutoZone has a long-standing commitment to promoting the long-term interests of our customers, AutoZoners and stockholders. In furtherance of this commitment, the Board has adopted a comprehensive governance framework to allow it to provide effective oversight and make informed decisions relating to the business, strategy, risk, culture and more. The following section discusses key aspects of our corporate governance structure, principles and practices.

Governance Framework

Board leadership structure

We do not have an express policy on whether the roles of Board Chairman and Chief Executive Officer should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of our stockholders. If the positions of the Chairman of the Board and CEO are held by the same person, or if the Chairman is not determined to be independent of AutoZone, then the Board will select an independent director to serve as the Lead Independent Director.

Currently, our Board believes that having separate roles for our President and CEO and Board Chairman, along with a Lead Independent Director, Independent Committee Chairs, Independent Committee members for all Standing Committees and a substantial majority of Independent Board members provides the best Board structure for AutoZone. We believe this structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.

The Board has regularly reevaluated this leadership structure as part of the Board evaluation and Board succession planning processes to ensure these important governance matters are considered thoroughly and holistically. As part of this review, the Board approved the transition of Mr. Rhodes from his prior role of Executive Chairman to the role of Chairman, effective January 2026.

Lead Independent Director

Brian P. Hannasch Lead Independent Director

Our Lead Independent Director is an independent director who is elected by the Board annually. As part of the Board’s commitment to thoughtful and intentional succession planning, our Board elected Brian P. Hannasch to serve as Lead Independent Director in 2025. Our Corporate Governance Principles provide our Lead Independent Director with clearly defined responsibilities as follows:

●
Presides at all executive sessions of the independent directors of the Board (without management present) at every regularly scheduled Board meeting;
●
Chairs Board meetings when the Chairman is not present;
●
Works with management to determine the information and materials to be provided to the Board;
●
With the Chairman, approves Board meeting agendas, schedules, and other information to be provided to the Board;
●
Consults with the Chairman and the CEO on such other matters as are pertinent to the Board and the Company;
●
Has the authority to call meetings of the independent directors;
●
Is available for direct communication and consultation with stockholders upon reasonable request; and
●
Serves as a liaison between the Chairman and the independent directors.

2026 Proxy Statement	7

Director independence

As stated in AutoZone’s Corporate Governance Principles, a substantial majority of the Board of Directors should be independent in accordance with the rules of the New York Stock Exchange (“NYSE”). The Board annually assesses each director’s independence after reviewing relevant relationships involving the director and AutoZone. As part of this review, the Nominating and Corporate Governance Committee and the Board considered all such relationships involving AutoZone’s non-employee directors, including the below matters.

Ordinary Course Transactions and Business Relationships. The Company routinely procures goods or services from, or sells parts and products to, various entities for which a director or his or her immediate family member may be affiliated. During FY26, all such transactions were conducted in the ordinary course of business and on an arm’s length basis.

●	Mr. Hannasch was Special Advisor to the President and Chief Executive Officer of Alimentation Couche-Tard, which operates Circle K convenience stores from which AutoZone purchased miscellaneous goods.
●	Ms. King is a member of the board of directors of Unum Group from which AutoZone procured group insurance benefits.
●	Mr. Spas is the CEO of a division of FEMSA. During FY26, FEMSA and/or an affiliate of FEMSA purchased automotive parts and accessories from AutoZone de Mexico.

Current or Prior Employment of Immediate Family Member. Directors may have an immediate family member who is an AutoZoner. In FY26, all such employment relationships were in a non-officer capacity and all compensation-related decisions were made in a manner that is consistent with internal practices and policies and designed to avoid conflicts of interest.

Charitable Contributions or Event Sponsorships. The Company periodically makes donations to not-for-profit organizations or sponsors events with which Board members or their immediate family members may be affiliated. During FY26, all such contributions were conducted in the ordinary course of business and consistent with AutoZone’s charitable giving guidelines or otherwise in furtherance of a business purpose.

As such, the Board concluded that none of these transactions were, individually or cumulatively, material to AutoZone and also did not materially benefit any director, directly or indirectly. Accordingly, the Board affirmatively determined that none of Mses. Goodspeed, King, or Soltau or Messrs. George, Graves, Hannasch, Mrkonic or Spas has a material relationship with the Company other than in their capacities as Board members and that all of them are independent within the meaning of the AutoZone Corporate Governance Principles, the NYSE listing standards and applicable law. The Board also determined that Messrs. Rhodes and Daniele are not independent because Mr. Daniele is a current employee of the Company, and Mr. Rhodes was employed by the Company until the conclusion of his service as Executive Chairman and his transition to Chairman in January of 2026.

COMMITTEES. AutoZone’s Board has three standing committees, each consisting solely of independent directors—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Additional information about each of the Standing Committees is included below.

GOVERNANCE DOCUMENTS. The key governance documents and policies adopted by the Board are:

●	Corporate Governance Principles;
●	Charters for its Audit, Compensation, and Nominating & Corporate Governance Committees;
●	Code of Conduct for all directors, officers and employees;
●	Code of Ethical Conduct for Financial Executives;
●	Vendor Code of Conduct for suppliers and vendors; and
●	Policy on Political Contributions and Lobbying Engagements.

8	2026 Proxy Statement

The Board reviews these corporate governance documents and policies annually and revises them when it believes it serves the interests of the Company and its stockholders to do so, such as in response to changing governance practices or legal requirements. For example, in FY2024, following the CEO succession, the Nominating and Corporate Governance Committee, together with input and feedback from all Board members, conducted a thorough review that resulted in certain updates of our Corporate Governance Principles. In FY25, the Board amended AutoZone’s Bylaws to reduce the threshold necessary to call a special meeting of stockholders, consistent with the feedback and majority vote received at our 2024 annual meeting. Also in FY25, the charters of each of the Board’s Standing Committees were reviewed and amended to reflect evolving expectations from investors and other stakeholders. For example, the Audit Committee Charter now states the committee shall oversee the Company’s practices with respect to cybersecurity, information security and service continuity, as well as the steps taken to monitor or mitigate risks in these areas—a practice that was already in effect and has now been memorialized in the charter. Additionally, in 2025, the Board reviewed and updated the Policy on Political Contributions and Lobbying Engagements. Each of these documents is available on the investor relations page on our website at www.autozone.com and is also available, free of charge, in print to any stockholder who requests it.

CORPORATE RESPONSIBILITY REPORTS. As part of our commitment to continuous improvement and maximizing long-term stockholder value, the Company remains committed to corporate responsibility. Our 2026 Corporate Responsibility Report (CRR) is available on our Corporate Responsibility page on our website at www.autozone.com.

Our website and the information contained therein or linked thereto are not intended to be incorporated into this Proxy Statement. Further, our CRR is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.

Risk Oversight

Oversight of risk management is a responsibility of the Board and is an integral part of the Board’s oversight of AutoZone’s business. The primary responsibility for the identification, assessment and management of the various risks faced by AutoZone resides with AutoZone’s management. The Board is primarily responsible for ensuring that management has established and adequately resourced processes for identifying and preparing the Company to manage risks effectively.

Strategic Planning and Operating Risks

The Board reviews the Company’s principal strategic and operating risks as part of its regular discussion and consideration of AutoZone’s strategy and operating results. The Board also regularly reviews with the General Counsel legal matters that may have a material adverse impact on the Company’s financial statements, the Company’s compliance with laws, and any material reports received from regulatory agencies.

Financial Risks

The Audit Committee plays a key role in the Board’s oversight of risk management. Quarterly, the Audit Committee reviews the Company’s primary risks and the steps management has taken to identify, assess, monitor, mitigate and report such exposures. The Audit Committee, along with management, also evaluates the effectiveness of the risk avoidance and mitigation processes in place and reports its findings to the full Board as part of the Board’s overall consideration of risks facing AutoZone.

2026 Proxy Statement	9

Enterprise Risks

To assist with risk management and oversight, AutoZone has adopted the concept of Enterprise Risk Management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Vice President of Internal Audit, who reports directly to the Audit Committee, leads the Company’s ERM processes with the assistance of Company management. The Vice President of Internal Audit presents to the Audit Committee a comprehensive review of the Company’s ERM processes semiannually. This presentation includes an overview of all significant risks that have been identified and assessed and strategies developed by management for managing such risks. The Vice President of Internal Audit leads open discussions with the Audit Committee members to analyze the significance of the risks identified and seeks to verify that the list is all-inclusive. Company management is also involved in these discussions to ensure that the Board gains a full understanding of the risks and strategies that management has implemented to manage the risks.

Cybersecurity and Related Risks

The Audit Committee, in connection with its oversight of the Company’s ERM processes described above, reviews and discusses the Company’s cybersecurity risks directly with the Company’s Chief Information Security Officer. Specifically, the Audit Committee reviews the Company’s practices with respect to cybersecurity, information security and service continuity and the steps taken to monitor or mitigate such risks. This review takes place at each routine, quarterly committee meeting and includes a discussion of significant threats, risk mitigation strategies, any information technology (“IT”) security program assessments and identified improvements. Additionally, such matters are included within a broader IT update which is periodically presented to the full Board of Directors.

Corporate Responsibility

The Board exercises its oversight of corporate responsibility matters both as a full Board and through its committees depending on the subject matter. The Nominating and Corporate Governance Committee has primary responsibility for assisting the Board in overseeing human capital management matters, whereas the Compensation Committee oversees the alignment between AutoZone’s compensation programs and human capital management strategy. Environmental risk is currently a matter of shared oversight. For example, reporting of initiatives and goals relating to our greenhouse gas emissions is overseen by the Nominating & Corporate Governance Committee; oversight of environmental-related compliance is overseen by the Audit Committee; and to the extent environmental matters present a strategic risk or opportunity, such issues are overseen by the full Board. Each of the Standing Committees provides updates and feedback on these matters to the full Board for its collective review and discussion.

10	2026 Proxy Statement

Board and Committee Meetings

Board Meetings and Attendance

During FY26, the Board held 4 meetings. The independent members of our Board meet in executive sessions in conjunction with each regularly scheduled Board meeting, with our Lead Independent Director, Mr. Hannasch, presiding at these sessions. All directors attended at least 75% of the meetings of the Board and their assigned committees during FY26. All directors standing for reelection are expected to attend our annual meetings of stockholders. At our 2025 Annual Meeting, all directors were present.

Audit Committee

Meetings in FY26: 9

Members:

●
Linda A. Goodspeed (Chair)
●
Michael A. George
●
Claire R. McDonough
●
George R. Mrkonic, Jr.
●
Constantino Spas Montesinos

Independent: All

Qualifications: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the SEC and is financially literate as defined by the NYSE.

The Audit Committee assists the Board in overseeing the integrity of the Company’s financial statements; the independent auditor’s qualification, independence and performance; the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

Accordingly, the Audit Committee has responsibility for:

●
evaluating, appointing or dismissing, determining compensation for, and overseeing the work of the independent public accounting firm employed to conduct the annual audit, which reports to the Audit Committee;
●
conducting periodic reviews with Company officers, management, independent auditors, and the internal audit function;
●
reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements, internal controls report and the independent auditor’s attestation thereof, and other matters related to the Company’s financial statements and disclosures;
●
overseeing the Company’s internal audit function, including providing input regarding the selection, evaluation and compensation of the Vice President of Internal Audit;
●
reviewing and discussing with management the Company’s cybersecurity, information security and service continuity practices and the steps taken to monitor and mitigate related risk exposure; and
●
reporting routinely to the Board and making recommendations on these matters.

2026 Proxy Statement	11

Compensation Committee

●
●
●
●

All

: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission and is financially literate as defined by the New York Stock Exchange.

● ● ● ● , among other things: ● ● ● ● and ●

Meetings in FY26: 5

Members:

●
George R. Mrkonic, Jr. (Chair)
●
Michael A. George
●
Brian P. Hannasch
●
Claire R. McDonough

Independent: All

Qualifications: The Board has determined that each member of the Compensation Committee meets the additional independence requirements of the SEC and NYSE applicable to Compensation Committee members.

The Compensation Committee has responsibility for:

●
reviewing and approving AutoZone’s compensation philosophy, strategy and objectives;
●
reviewing and approving the compensation programs, plans, policies and awards for executive officers;
●
leading the independent directors in the evaluation of the performance of the CEO in meeting established goals and objectives relevant to the compensation of the CEO;
●
acting as administrator of AutoZone’s short- and long-term incentive plans and stock or stock-based plans;
●
reviewing the compensation of AutoZone’s non-employee directors from time to time and recommending to the full Board any changes that the Compensation Committee deems necessary;
●
reviewing and discussing with management the alignment between AutoZone’s compensation programs, company strategy and human capital management strategy; and
●
reporting routinely to the Board and making recommendations on these matters.

NOMINating and corporate governance Committee

●
●
●
●

All

: The Board has determined that each Committee member meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission and is financially literate as defined by the New York Stock Exchange.

● ● ● ● , among other things: ● ● ● ● and ●
Meetings in FY26: 3 Members: ● Earl G. Graves, Jr. (Chair) ● Gale V. King ● Jill A. Soltau ● Constantino Spas Montesinos Independent: All

The Nominating and Corporate Governance Committee has responsibility for:

●
ensuring that qualified candidates are presented to the Board for election as directors;
●
assisting the Board in its oversight of AutoZone’s corporate responsibility practices, including human capital management and any related significant reporting and stockholder engagement efforts;
●
assisting the Board in developing criteria and procedures for the evaluation of the Board, its committees and directors; and
●
reviewing and recommending changes to AutoZone’s Articles of Incorporation, By-Laws, and Corporate Governance Principles with the aim of best serving the interests of the stockholders; and
●
reporting routinely to the Board and making recommendations on these matters.

12	2026 Proxy Statement

Board Composition

Personal Characteristics and Core Competencies

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. They should also have demonstrated the confidence to be truly independent, as well as be business savvy, have an owner orientation and have a genuine interest in AutoZone. Core competencies of the Board as a whole, include accounting and finance, business judgment, management expertise, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s Investor Relations page on our website at www.autozone.com.

DIRECTOR SKILLS

The Board believes it can be most effective in exercising its responsibilities when it is made up of individuals who collectively possess a diverse, yet balanced, set of skills, qualifications and expertise gained from different experiences and professional settings. As such, the Nominating and Corporate Governance Committee annually reviews the skills represented on the Board, which then provides a foundation for Board refreshment, Board succession planning and director nominations.

In 2023, the Nominating and Corporate Governance Committee refreshed its method of reviewing and evaluating Board skills in an effort to (i) develop a more meaningful skills matrix that reflects each individual’s strengths and expertise and (ii) better communicate to stockholders the key qualifications that each director nominee brings to the Board. In doing so, the Committee identified a certain set of “core skills” which nearly all directors possess because these skills are integral to carrying out the Board’s responsibilities. In addition to these “core skills,” the Committee identified certain “distinct strengths” which our directors possess. These strengths allow our Board, as a whole, to offer a comprehensive set of experiences, perspectives and expertise to guide our decision making. In some instances, we have intentionally sought more candidates with a specific attribute, such as CEO experience or retail industry experience, because such experience is particularly relevant to our business and valuable to our Board. In other instances, we have considered a candidate as a whole and concluded that he or she presents a variety of strengths that add to the richness of our Board. As a result, we may have varying numbers of Board members with each particular strength or attribute; but it is our belief that all of these skills and experiences are of value and together allow for more thoughtful dialog and more effective execution of Board responsibilities.

2026 Proxy Statement	13

Attribute	What this means	Why it’s valuable to AutoZone
CORE SKILLS
Leadership	Experience serving as a senior executive of a significant enterprise.	Having proven successful leadership experience allows our Board to guide, challenge and oversee management with thoughtful and practical insights and perspectives.
Financial Literacy	Ability to read and understand financial statements, financial ratios and other indices for evaluating company performance.	Financial literacy is a necessary attribute in order to provide meaningful input on key business decisions and ensure we continue to drive long-term stockholder value.
Board Experience	Experience sitting on the Board of a public company, currently or previously.

Serving on another public company Board yields insights on trends and best practices regarding strategy, corporate governance, operations, customer insights, executive compensation, risk oversight and other matters impacting board effectiveness.

Strategy & Business Development	Experience developing and executing upon long-term strategic plans, growth strategies and capital allocation plans.	A key function of the Board is to oversee strategy so that AutoZone is, and remains, well-positioned for long-term, profitable growth and success.
Risk Management	Experience overseeing or managing enterprise risk management or other functions involving significant operational, financial or legal risk.

Having first-hand experience identifying and managing risk equips the Board to carry out its risk oversight function most effectively, whether such risks are overseen by the Board as a whole or by a particular Committee.

DISTINCT STRENGTHS
Retail & Consumer	Experience at a retailer or other consumer facing company, such as food and beverage or other consumer products.

We greatly value the experiences and learnings of other retailers and consumer facing businesses, whether it relates to driving operational efficiencies, building customer loyalty or sourcing the best merchandise.

International	Experience with international operations or expansion into new international markets.

Managing operations in different countries presents unique and complex challenges. Directors with relevant experience can offer considerable insights as we continue to improve and expand our international operations.

Technology	Experience with assessing opportunities and risks of new technologies and digital platforms.

Knowledge or experience with new and emerging technologies provides valuable perspectives as we develop our omni-channel strategy, build out our technology infrastructure, manage our IT investments and seek to mitigate cybersecurity and other IT-related risks.

CEO Experience	Experience serving as the senior most leader of an organization.

Directors who have served as their organization’s CEO or senior most leader have a unique appreciation for the challenges attendant to the role, such as building and leading a strong management team and balancing the interests of numerous stakeholders.

Financial Expertise	Proficiency in complex financial planning, capital allocation and/or financial reporting processes.

Directors with deep financial expertise can offer significant insights and perspectives on our efforts to invest in sustained, profitable growth, while also challenging us to build robust financial controls and to manage actual and potential risks to the business.

Business to Business (“B2B”)	Expertise in developing effective B2B go-to-market strategies.

Directors with strong B2B experience can deliver meaningful guidance and learnings as we aim to profitably increase our market share in the commercial auto parts business domestically and internationally.

Supply Chain	Experience with managing and designing supply chains, ranging from global footprints to last mile solutions.	The efficiency of our supply chain and distribution network is critical to our success both in the near-term and as we strategically position the Company for sustainable, long-term growth.
Human Capital Management	Experience managing a large or global workforce.	As a global enterprise with approximately 132,000 AutoZoners, we are a people-first culture and are keenly focused on managing and developing our workforce.

14	2026 Proxy Statement

	Daniele	Rhodes	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Soltau	Spas	Total (#)	Total (%)
CORE SKILLS
Leadership	●	●	●	●	●	●	●	●	●	●	10	100%
Financial Literacy	●	●	●	●	●	●	●	●	●	●	10	100%
Board Experience		●	●	●		●	●	●	●		7	70%
Strategy and Business Development	●	●	●	●	●	●	●	●	●	●	10	100%
Risk Management	●	●	●	●	●	●	●	●	●	●	10	100%
DISTINCT STRENGTHS
Retail & Consumer	●	●	●		●	●	●	●	●	●	9	90%
International	●	●	●			●		●		●	6	60%
Technology	●	●	●	●	●	●			●	●	8	80%
CEO Experience	●	●	●		●	●			●	●	7	70%
Financial Expertise	●	●	●	●		●		●		●	7	70%
Business to Business	●	●								●	3	30%
Supply Chain	●	●	●			●		●	●		6	60%
Human Capital Management	●	●	●		●	●	●		●	●	8	80%

BOARD DIVERSITY

Consistent with AutoZone’s Pledge and Values, the Board embraces diversity in its broadest sense and believes it is important to have directors with diverse thoughts, skills, knowledge and backgrounds.

			Independent Directors
	Daniele	Rhodes	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Soltau	Spas	Total (#)	Total (%)
DIVERSITY
Gender				●			●		●		3	38%
Ethnic or Racial					●		●			●	3	38%

Board Refreshment

The Board has a variety of mechanisms in place to promote Board refreshment in a manner that we believe is well aligned with the long-term interests of AutoZone and its stockholders. In particular, the Board relies upon thorough and meaningful evaluations as well as a resignation policy in the event a director experiences a change in professional role or responsibility.

The Board does not have an age-based or tenure-based resignation policy. The Board believes a rigid numerical policy in either of these areas cannot adequately assess an individual director’s contribution, engagement and value to the overall effectiveness of the Board. Instead, we believe thoughtful succession planning and reflection of the Board’s overall composition allow us to refresh the makeup of the Board in a more organic and intentional manner. In fact, this commitment to refreshment is evidenced by the fact that we have had nine directors choose not to stand for reelection over the last decade, and four of our ten directors have served for less than five years.

2026 Proxy Statement	15

			Independent Directors
	Daniele	Rhodes	George	Goodspeed	Graves	Hannasch	King	Mrkonic	Soltau	Spas	Total (#)	Total (%)
TENURE
0-5 Years	●		●			●				●	3	38%
6-10 Years							●		●		2	25%
11-15 Years				●							1	13%
15+ Years		●			●			●			2	25%

Director Tenure. The Board regularly considers the tenure of our independent directors, noting that Mr. Graves and Mr. Mrkonic have each served on the Board for greater than 15 years. Mr. Graves brings a wealth of experience and historical knowledge regarding the Board and how it has been most effective in executing its oversight responsibilities. Mr. Mrkonic has a deep understanding of both the Company as well as the retail industry as a whole, allowing him to challenge the status quo and offer insightful perspectives on matters of strategy, operations and corporate governance. For these reasons, the Board believes each of Mr. Graves and Mr. Mrkonic continues to be a valued member of the Board.

AutoZone has historically had a very tenured management team as is the case today. Just as we believe that a “tenured” management team is a huge asset and key contributor of our tremendous success in delivering returns in excess of 15% compounded annually when measured over a 10, 20 or even 30-year period, we also believe having seasoned Board members is equally important. Similarly, our tenure on the management team could become a weakness if we didn’t successfully recruit new AutoZoners who have differentiated skills and experiences, as evidenced by four Executive Committee members with tenure of five years or less. We have the same beliefs on our Board composition—that a strong mix of seasoned Board members and fresh perspectives provides for optimal effectiveness. As we work through Board succession and overall tenure, we don’t simply apply a first-in-first-out methodology. Instead, we thoughtfully explore the skills, contributions and experiences we believe are most important in the ensuing years while also ensuring we have sufficient objectivity, freshness of perspectives and independence. This philosophy is evidenced by the appointment of Ms. McDonough and Mr. Spas, who were appointed to the Board in 2025 after two directors chose not to stand for reelection at the 2024 annual meeting. In October, Ms. McDonough communicated to the Company she would not stand for reelection to the Board at the 2026 Annual Meeting due to her new executive role with a different company, and that company’s key events calendar conflicting with several of AutoZone’s future board meetings. The Board will continue to approach director tenure and succession in a thoughtful and disciplined manner.

Director Commitments. The Board recognizes that a significant time commitment is required to be an effective member of AutoZone’s Board. AutoZone’s Corporate Governance Principles reflect this recognition by establishing that each non-management director should not serve on more than four public company boards, inclusive of AutoZone’s Board, and that any management directors should not be members of more than one board of a public company other than AutoZone. In addition to this baseline policy, the Board regularly considers each director’s contributions and commitments as part of assessing his/her ability to contribute to the Board at a suitably high level. Any significant change in a Director’s professional responsibilities requires them to submit their resignation to the Board. This resignation is evaluated thoroughly as part of the decision process to assess whether the Director’s change is expected to negatively impact his/her ability to fulfill directorship obligations.

In August 2026, QVC Group, Inc. (QVC) publicly announced Mr. George’s return as Chair and to fill an Interim Chief Executive Officer (CEO) position while its leadership conducts an ongoing search for a permanent CEO. Mr. George previously served as President and CEO of QVC for 16 years. In view of this change in Mr. George’s professional obligations, our Board thoroughly considered Mr. George’s strong contributions to the Board during his service, his alignment with AutoZone’s stated core skills and distinct strengths, as indicated above in our Director Skills matrix – in particular, his deep knowledge of the retail industry and experience in supply chains and e-commerce, his public company CEO experience and board experience. Notably, the Board also considered that the CEO role at QVC is expected to be temporary while its CEO search is completed. After reviewing these factors, and considering the value that Mr. George brings to the Board, the Board determined that Mr. George’s return to QVC would not be expected to impair his ability to continue to contribute to the AutoZone Board as he has previously, and therefore determined to reject his required resignation and nominated him again for election at the 2026 Annual Meeting.

16	2026 Proxy Statement

Board Evaluations

The Nominating and Corporate Governance Committee annually reviews and approves the process by which the Board, its Committees and the individual directors conduct an evaluation. These evaluations help inform Board succession planning as well as contribute to different enhancements that may allow the Board to carry out its roles and responsibilities more effectively. The annual Board and Committee evaluation process, including in FY26, is typically administered by the Corporate Secretary’s office. Additionally, the Board has routinely engaged a third-party consultant to administer an enhanced process every few years to obtain more detailed and specific feedback on individual member and overall board effectiveness. For example, since 2021, the Board evaluation was administered by an independent, third-party twice and consisted of both survey data and one-on-one interviews. These findings were then aggregated, analyzed and reported to the full Board collectively and specific feedback was provided to each individual director. These qualitative and quantitative assessments provide detailed feedback to each director on their strengths and opportunities for enhanced contributions. They also facilitate more open dialog regarding directors’ intentions on service and serve as a key tool to Board succession planning.

Director Nominations

Prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals, if appropriate, as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, reviews the composition of the full Board and reflects upon learnings from the Board evaluations to determine the areas of expertise and core competencies needed to enhance the effectiveness of the Board. The Nominating and Corporate Governance Committee and Board also consider the specific experiences and skills that an individual nominee possesses and how such experiences might be of value to the Board and the management team. Finally, the Nominating and Corporate Governance Committee may also consider other factors such as the size of the Board, whether a candidate is independent, the listing standards requirements of the NYSE and how many other public company directorships a candidate holds.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm from time to time to identify potential nominees. Nominees recommended by stockholders submitted in writing to AutoZone’s Corporate Secretary in accordance with the procedures outlined below will receive the same consideration as the Nominating and Corporate Governance Committee’s other potential nominees.

Director Nominations by Stockholders

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from stockholders if they are submitted in writing to AutoZone’s Corporate Secretary in accordance with the procedures set forth in Article III, Section 1 of AutoZone’s Ninth Amended and Restated By-laws (“By-laws”), including biographical and business experience, information regarding the nominee and other information required by such provision in the By-laws. Copies of the By-Laws will be provided upon written request to AutoZone’s Corporate Secretary and are also available on the Investor Relations page of AutoZone’s website at www.autozone.com.

In addition to satisfying the foregoing requirements under AutoZone’s By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than AutoZone’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than October 17, 2027.

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Director Compensation

AutoZone’s current director compensation program became effective January 1, 2026 (the “Director Compensation Program”).

Annual Retainer Fees. Non-employee directors receive an annual retainer fee (the “Annual Retainer”). Furthermore, each director is eligible to receive an additional fee (“Additional Fee”), the amount of which varies depending on his or her role. The Additional Fees and the Annual Retainer, enumerated below, together comprise the “Director Compensation”. There are no meeting fees.

Director Compensation Components	($)
Annual Retainer	280,000
Additional Fees:
Chairman	250,000
Lead Director	35,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Compensation Committee Chair	25,000
Nominating & Corporate Governance Committee Chair	20,000

Under the 2020 Omnibus Incentive Award Plan (the “2020 Omnibus Incentive Plan”) and Director Compensation Program, non-employee directors receive Director Compensation in the form of immediately vested Restricted Stock Units (“RSUs”). A non-employee director may elect to receive a fixed portion of the Annual Retainer plus any Additional Fees in the form of cash, paid in quarterly installments (the “Cash Election”), with the remainder of the Annual Retainer paid in the form of RSUs. The Cash Election during calendar year 2026 was $100,000 but all directors elected to receive compensation fully in RSUs. RSUs are typically granted on January 1 of the applicable calendar years.

If a non-employee director is elected to the Board or assumes a different position after January 1, he or she will receive the Annual Retainer and/or Additional Fees, prorated based on the number of days remaining in the calendar year, for RSUs, or the number of days remaining in the quarter, for cash, as applicable.

RSUs granted to non-employee directors are fully vested on the date of grant and become payable, or are settled, on the date on which the non-employee director ceases to be a director (the “Payment Date”), or at the director’s election, on the first or fifth anniversary of the grant date. Upon timely delivery of an election form, a non-employee director may elect to receive payment on the date on which he or she ceases to be a director. RSUs are payable in shares of AutoZone common stock no later than the fifteenth day of the third month following the end of the tax year in which such Payment Date occurs.

In January 2026, Mr. Rhodes received an initial annual grant valued at $250,000 of immediately vested restricted stock units for his service as Chairman of the Board. In FY25, there was not a separate grant for the Board Chairman as Mr. Rhodes held the role of Executive Chairman until December 31, 2025.

18	2026 Proxy Statement

Director Compensation Table

This table shows the director compensation paid to our non-employee directors during the 2026 fiscal year.

	Fees	Stock
	Paid in Cash	Awards
	($)	($)	Total
Name (1)	(2)	(3)(4)	($)
Michael A. George	—	295,000	295,000
Linda A. Goodspeed	—	310,000	310,000
Earl G. Graves, Jr.	—	300,000	300,000
Brian P. Hannasch	—	315,000	315,000
Gale V. King	—	280,000	280,000
Claire R. McDonough	—	295,000	295,000
George R. Mrkonic, Jr.	—	320,000	320,000
William C. Rhodes, III	—	530,000	530,000
Jill A. Soltau	—	280,000	280,000
Constantino Spas	—	295,000	295,000

(1)	Philip B. Daniele, III serves on the Board but does not receive any compensation for his service as a director. His respective compensation as an employee of the Company is shown in the Summary Compensation Table on page 62. Beginning in January 2026, in connection with Mr. Rhodes’ transition from Executive Chairman to Chairman of the Board, he was compensated according to the Company’s standard compensation policies for non-employee directors and the Chairman retainer described above. For his service as Executive Chairman from August 31, 2025 through December 31, 2025, Mr. Rhodes received a salary in the amount of $46,153.84.
(2)	This column represents the portion of the Director Compensation that was paid in cash and earned in fiscal year 2026 pursuant to the Cash Election, as described above.
(3)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards of RSUs under the 2020 Omnibus Incentive Plan during fiscal year 2026. See Note N Share-Based Plans, to our consolidated financial statements in the FY26 Form 10-K for a discussion of our accounting for share-based awards and the assumptions used. The aggregate number of outstanding awards of common stock under the AutoZone, Inc. 2003 Director Compensation Plan (“Stock Units”) and RSUs held by each director at the end of fiscal 2026 are shown in the following footnote 4. See the section titled “Share Ownership Information” beginning on page 74 for more information about our directors’ stock ownership.
(4)	As of August 29, 2026, each current non-employee director had the following aggregate number of outstanding RSUs and Stock Units:

	Restricted
	Stock	Stock
	Units	Units
Name	(#)	(#)
Michael A. George	508	—
Linda A. Goodspeed	2,987	—
Earl G. Graves	4,818	3,417
Brian P. Hannasch	310	—
Gale V. King	1,336	—
Claire R. McDonough	143	—
George R. Mrkonic, Jr.	3,228	1,405
William C. Rhodes, III	156	—
Jill A. Soltau	1,254	—
Constantino Spas	87	—

2026 Proxy Statement	19

COMPENSATION-SETTING PROCESS. The Compensation Committee reviews the Board’s compensation on a biennial basis to ensure that non-employee directors are reasonably compensated in relation to AutoZone’s peer group companies (discussed in detail under Benchmarking) and to comparable U.S. companies in general. AutoZone’s 2020 Omnibus Incentive Plan contains a dollar limit of $750,000 on the total amount of annual compensation payable to its non-employee directors, provided that the Board may make exceptions to this limit under extraordinary circumstances.

Stock Ownership Requirement. The Board has established a stock ownership requirement for non-employee directors. Each director is required to own AutoZone common stock and/or RSUs having a cumulative fair market value in an amount equal to seven times the value of the cash Annual Retainer payable pursuant to the Director Compensation Program within five years of joining the Board, and to maintain such ownership level thereafter. Exceptions to this requirement may only be made by the Board under compelling mitigating circumstances. Shares, Stock Units and RSUs issued under the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, the 2003 Director Compensation Plan, the 2011 Equity Plan, the Amended 2011 Equity Plan and the 2020 Omnibus Incentive Plan count toward this requirement. As of the date of this Proxy Statement, each director who has served on the Board meets or exceeds his or her obligations under the requirement.

OTHER PREDECESSOR PLANS. The AutoZone, Inc. Second Amended and Restated Director Compensation Plan was terminated in December 2002 and was replaced by the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan (the “2003 Director Compensation Plan”) and the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan (the “2003 Director Stock Option Plan”). The 2003 Director Compensation Plan and the 2003 Director Stock Option Plan were terminated in December 2010 and replaced by the 2011 Equity Plan. The 2011 Equity Plan was terminated in December 2015 and replaced with the Amended 2011 Equity Plan. In December 2020, stockholders approved the 2020 Omnibus Incentive Plan and no further grants have been made under the Amended 2011 Equity Plan. However, grants made under the foregoing predecessor plans continue in effect under the terms of the applicable grants and are included in the aggregate awards outstanding shown above.

20	2026 Proxy Statement

Shareholder Engagement

At AutoZone, we have long believed maintaining a strong and transparent relationship with our shareholders is essential. We have always been committed to engaging with our shareholders on key issues, including board composition, leadership transitions, executive compensation, governance practices and strategy. We believe our engagement efforts allow us to better understand the priorities, perspectives, and concerns of our shareholders, strengthen our relationships with our shareholders and make more informed decisions for the benefit of our shareholders.

Engagement Team. Our engagement team typically includes one or more of our Chairman, President and Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Investor Relations. However, depending on the specific topic that our investors may wish to discuss, we may have independent members of the Board, other members of our Executive Committee or internal subject-matter leaders participate.

Engagement Framework
Pre-Meeting
●
Review updates to investors’ and proxy advisory firms’ governance policies.
●
Monitor governance-related trends and regulatory developments.
●
Conduct off-cycle engagement, including letter correspondence from our Chairman, to further understand investors’ views and priorities.

Annual Meeting	● Conduct in-season outreach to discuss ballot items, as needed. ● Solicit feedback on new or revised governance practices and disclosures.
Post-Meeting	● Review annual meeting voting results. ● Discuss feedback from in-season engagement. ● Prioritize potential governance and engagement initiatives for the future.
Year-Round	● Discuss with sell-side analysts and institutional equity and bond investors in connection with quarterly earnings releases, investor conferences or one-on-one meetings.

RESPONSE PLAN
Review	● Share feedback and insights, both complimentary and constructive, with management and the relevant Committee or full Board for consideration and discussion.
Evaluate
●
Evaluate potential changes to existing practices or policies to determine what action plan is most appropriate for AutoZone.
●
Where appropriate, collect additional input from senior leadership or independent third parties to better understand issues, risks and opportunities.

Respond
●
Implement governance changes, disclosure enhancements or other actions, If warranted.
●
Discuss responsive actions in subsequent Proxy Statement, Corporate Responsibility Report, or other public communications, with rationale and background.

2026 Proxy Statement	21

Engagement Framework. Our engagement program has evolved over the years, consistent with the expectations of our investors. Historically, we have taken a more organic approach to shareholder engagement, primarily focused on financial performance and long-term strategy. In recent years, we invited shareholders to discuss governance or corporate responsibility topics with us, with the majority of these calls occurring “off-season” or not in connection with the annual meeting of shareholders. Today, we have a more intentional and proactive approach to shareholder engagement, in which we both invite and seek feedback and perspectives on a variety of topics during the year. We believe these various engagement efforts, whether they are part of a broad-based discussion or the result of a targeted outreach effort we have initiated, are invaluable as they allow us to better understand the priorities, perspectives and suggestions or concerns of our shareholders, strengthen our relationships and make more informed decisions for their benefit.

Recent Actions in Response to Shareholder Feedback. Below is a sample of new or revised practices we’ve adopted in direct response to feedback we’ve received from our shareholders.

✓	Revised our compensation disclosures to better articulate the program design, key performance metrics, stock ownership guidelines and how the executive compensation program reflects a pay-for-long-term-performance methodology.
✓	Revised certain compensation practices as more fully described in the Compensation, Discussion and Analysis.
✓	Included a robust Board skillset matrix to better showcase the complementary set of skills and strengths represented on our Board.
✓	Enhanced director biographies to convey each nominee’s individual experiences and why each nominee remains a valuable member of the Board.
✓	Added discussion to better explain why we believe our independent audit firm continues to be highly effective in the role despite lengthy tenure.
✓	Expanded discussion on our shareholder engagement program to better communicate how we engage with our shareholders and how we respond to shareholder feedback.
✓	Amended Committee Charters to formalize Board oversight of corporate responsibility matters.
✓	Included EEO-1 Compliant Data in our Corporate Responsibility Report (CRR).
✓	Developed a regular corporate responsibility reporting cadence with a commitment of publishing our annual CRR by April 15 of each calendar year.
✓	Updated our Corporate Governance Principles.
✓	Enhanced our governance disclosures, particularly around board succession planning, use of third-party firms for Board review and evaluations, our philosophy on the importance of Board tenure and refreshing the Board to ensure sufficient knowledge and experience combined with fresh perspectives, objectivity and independence.
✓	Updated our Audit Committee Charter to state that the Audit Committee shall oversee the Company’s practices with respect to cybersecurity, information security and service continuity, as well as the steps taken to monitor or mitigate risks in these areas—a practice that was already in effect and has now been memorialized in the charter.

FY26 Shareholder Engagement—Governance. In the fourth quarter of fiscal 2026, we invited our top shareholders to a general structured discussion on a variety of topics as well as any other feedback or suggestions they might have for the Board to consider.

●	Initial Outreach: We contacted 60 of our top shareholders representing approximately 70% of our shares outstanding.
●	Meetings Scheduled: In response, nine shareholders representing approximately 18% of our shares outstanding accepted our invitation to discuss. Our Chairman led these meetings.
●	Topics Discussed: Board succession planning and tenure; Board leadership refreshment; corporate responsibility initiatives; executive compensation; and strategy.

22	2026 Proxy Statement

Procedure for Communication with the Board of Directors

Shareholders and other interested parties may communicate with the Board by writing to the Board, to any individual director or to the non-management directors as a group c/o Corporate Secretary, AutoZone, Inc., 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103. The Company’s General Counsel and Corporate Secretary will review all such correspondence and will forward correspondence that, in her opinion, deals with the function of the Board or that she otherwise determines requires the attention of any member, group or committee of the Board. Communications addressed to the Board or to the non-management directors as a group, and determined by the Company’s General Counsel and Corporate Secretary to merit their attention, will be forwarded to the Chair of the Nominating and Corporate Governance Committee, and communications addressed to a committee of the Board, and determined by the Company’s General Counsel and Corporate Secretary to merit their attention, will be forwarded to the chair of that committee.

Related Person Transactions

Our Board has adopted a Related Person Transaction Policy (the “Policy”) which requires the Audit Committee of the Board to conduct a reasonable prior review of, and approve or ratify, all Related Person Transactions. The Audit Committee considers the relevant facts and circumstances of each transaction, including but not limited to the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; the terms available to unrelated third parties generally and the existence of any potential conflicts of interest. The Policy further provides that the Audit Committee shall not approve or ratify any such transaction it determines to be inconsistent with the interests of the Company and its stockholders. Related Person Transactions must also comply with the policies and procedures specified in our Code of Conduct and Corporate Governance Principles, as described below.

The Policy also requires disclosure of all Related Person Transactions that are required to be disclosed in AutoZone’s filings with the SEC, in accordance with all applicable legal and regulatory requirements.

A “Related Person Transaction” is defined in the Policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect material interest. “Related Persons” include a director or executive officer of the Company, a nominee to become a director of the Company, any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Board has adopted a Code of Conduct (the “Code of Conduct”) that applies to the Company’s directors, officers and other AutoZoners. The Code of Conduct prohibits directors and executive officers from engaging in activities that create conflicts of interest, taking corporate opportunities for personal use or competing with the Company, among other things. Our Board has also adopted a Code of Ethical Conduct for Financial Executives (the “Financial Code of Conduct”) that applies to the Company’s officers and employees who hold the position of principal executive officer, principal financial officer, principal accounting officer or controller as well as to the Company’s officers and other AutoZoners who perform similar functions (“Financial Executives”). The Financial Code of Conduct requires the Financial Executives to, among other things, report any actual or apparent conflicts of interest between personal or professional relationships involving the Company’s management or any other AutoZoner with a role in financial reporting disclosures or internal controls. Additionally, our Corporate Governance Principles require each director who is faced with an issue that presents, or may give the appearance of presenting, a conflict of interest to disclose that fact to the Chairman of the Board and the Corporate Secretary, and to refrain from participating in discussions or votes on such issue unless a majority of the Board determines, after consultation with counsel, that no conflict of interest exists as to such matter.

We have concluded there are no material Related Person Transactions or agreements that were entered into during the fiscal year ended August 29, 2026, and through the date of this proxy statement requiring disclosure under these policies.

2026 Proxy Statement	23

Audit Committee Report

The Audit Committee of the Board of AutoZone, Inc. has reviewed and discussed AutoZone’s audited financial statements for the year ended August 29, 2026 with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No.1301, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, the Sarbanes-Oxley Act of 2002, and the charter of the Audit Committee.

The Audit Committee also has received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Audit Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

As a result of our review and discussions, we have recommended to the Board the inclusion of AutoZone’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended August 29, 2026 for filing with the SEC.

While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles (GAAP); AutoZone’s management and the independent auditor have this responsibility. Nor does the Audit Committee have the duty to assure compliance with laws and regulations and the policies of the Board.

Audit Committee of the Board of Directors Linda A. Goodspeed (Chair) Michael A. George Claire R. McDonough George R. Mrkonic, Jr. Constantino Spas Montesinos

24	2026 Proxy Statement

THE PROPOSALS

PROPOSAL 1: Election of 10 Directors

DESCRIPTION OF PROPOSAL. Elect 10 director nominees. Each director shall serve for a 1-year term, until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation or removal.

VOTES REQUIRED. The election of directors at this 2026 Annual Meeting is an uncontested election. As such, a director nominee is elected to the Board if the number of votes cast FOR such nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this matter and therefore will have no effect on the outcome of Proposal 1. If the number of nominees were to exceed the number of directors to be elected, for example in a contested election, directors would be elected by a plurality of the votes cast at the Annual Meeting.

IMPACT OF VOTE. Each of these nominees has consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for a substitute nominee recommended by the Board, or the Board may reduce the number of directors on the Board.

Pursuant to AutoZone’s Corporate Governance Principles, incumbent directors must agree to tender their resignation if they fail to receive more votes for, than votes against, their reelection. In such event, the Board will act within 90 days following certification of the stockholder vote to determine whether to accept the director’s resignation. These procedures are described in more detail in our Corporate Governance Principles, which are available on our Investor Relations page of our website at www.autozone.com. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If a director’s resignation offer is not accepted by the Board, that director will continue to serve until AutoZone’s next annual meeting of stockholders or until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Any director nominee who is not an incumbent director and who does not receive a majority vote in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority vote pursuant to the By-Laws or decrease the size of the Board to eliminate the vacancy.

BOARD RECOMMENDATION. Each of the nominees named below currently serve as a director, and was elected as a director at the 2025 annual meeting of stockholders. As part of the Board’s determination to nominate these existing directors for reelection, the Board has determined that each of the directors has valuable experiences, skills and qualifications necessary to carry out their responsibilities effectively.

The Board recommends that stockholders vote FOR each of the director nominees.

2026 Proxy Statement	25

Nominees

PHILIP B. DANIELE, III
Age: 57 Director Since: 2024 Independent: No Committees: None

BIOGRAPHY:

Mr. Daniele was appointed to the role of President and Chief Executive Officer in January 2024. Prior to being named CEO-Elect in June 2023, Mr. Daniele had served as Executive Vice President – Merchandising, Marketing and Supply Chain from June 2021 to June 2023 and Senior Vice President – Commercial from 2015 to 2021. In addition, Mr. Daniele held the roles of Vice President – Commercial Support from 2013 to 2015, Vice President – Merchandising from 2008 to 2013, and Divisional Vice President – Store Operations from 2005 to 2008. Prior to 2005, Mr. Daniele held several other key management positions with the Company.

KEY SKILLS: ● CEO ● Operations ● B2B ● Automotive

QUALIFICATIONS:

●
33 years of AutoZone tenure with experience leading multiple functional areas, including store operations, merchandising, supply chain and commercial.
●
Extensive knowledge of retail operations gained from serving in operational leadership roles of increasing responsibility.
●
Over 40 years of experience in the automotive aftermarket industry.

MICHAEL A. GEORGE
Age: 65 Director Since: 2022 Independent: Yes Committees: ● Audit ● Compensation

BIOGRAPHY:

Mr. George became Chair and Interim Chief Executive Officer of QVC Group, the parent company of QVC in August 2026. He previously served as President and Chief Executive Officer of QVC, when the company was known as Qurate Retail, Inc., from March 2018 to September 2021, and as Chief Executive Officer of QVC from 2005 through July 2021. He previously held various positions with Dell, Inc. from 2001 to 2005, most notably as the Chief Marketing Officer and General Manager of its U.S. consumer business. Prior to that, Mr. George was a senior partner at McKinsey & Company and led the firm’s North American Retail Industry Group.

As discussed on page 16 of this proxy statement, the Board thoroughly considered Mr. George’s contributions to the Board and his outside professional commitments including as Chair and Interim CEO of QVC Group, in determining that these commitments would not be expected to impair his ability to continue to contribute to the Board. The Board therefore rejected his required resignation from the Board and nominated him again for election at the 2026 Annual Meeting.

KEY SKILLS: ● CEO ● Retail ● Marketing

QUALIFICATIONS:

Significant experience in the retail industry due to extensive career as Chief Executive Officer of QVC/Qurate and serving as leader of McKinsey’s North American Retail Industry Group.

●
Brings fresh perspective on issues of marketing, customer experience and e-Commerce, given the unique nature of QVC’s video-driven retail business.
●
Extensive experience as CEO and a public company director enables him to be an effective and informed contributor to the Board.

PUBLIC DIRECTORSHIPS (last five years):

●
QVC Group, Inc. (f/k/a Qurate Retail, Inc.) (2026 – present; 2011- 2021)
●
Ralph Lauren Corp. (2018 – present)

26	2026 Proxy Statement

LINDA A. GOODSPEED
Age: 64 Director Since: 2013 Independent: Yes Committees: ● Audit (Chair)

BIOGRAPHY:

Ms. Goodspeed served as the Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors from 2007 until her retirement in 2017. She had served as Senior Vice President and Chief Information Officer of ServiceMaster from 2011 to 2014. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President and Chief Technology Officer at Lennox International, Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment.

KEY SKILLS: ● Information Technology ● Automotive ● Public Board Experience

QUALIFICATIONS:

●
Deep experience with respect to information technology (IT) matters gained from leading complex IT organizations while serving as Chief Information Officer.
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Knowledge of automotive industry lends valuable insights into risks and opportunities affecting automotive aftermarket industry.
●
Experience serving on different public company boards enables her to contribute and serve the Board in a highly effective manner.

PUBLIC DIRECTORSHIPS (last five years): ● American Electric Power Co., Inc. (2006 – 2024) ● Darling Ingredients Inc. (2017 – present) ● Williams Industrial Services Group Inc. (2021 – 2023)

EARL G. GRAVES, JR.
Age: 64 Director Since: 2002 Independent: Yes Committees: ● Nominating & Corp Gov (Chair)

BIOGRAPHY:

Mr. Graves has been the President and Chief Executive Officer of Black Enterprise, the premier business, investing and wealth-building resource for African Americans providing valuable business information across different content channels. He has served in this role since January 2006 and served as its President and Chief Operating Officer from 1998 to 2006. Mr. Graves has been employed by the same company in various capacities since 1988.

QUALIFICATIONS:

●
Significant expertise in marketing, customer insights and brand awareness.
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Deep knowledge of human capital management matters gained from extensive career leading Black Enterprise.
●
Vast experience in overseeing and advising on matters of digital strategy.
KEY SKILLS: ● CEO ● Marketing ● Human Capital Management

2026 Proxy Statement	27

BRIAN P. HANNASCH
Age: 60 Director Since: 2022 Independent: Yes (Lead Independent Director) Committees: ● Compensation

BIOGRAPHY:

Mr. Hannasch served as President and Chief Executive Officer of Alimentation Couche-Tard, which operates Circle K, a global fuel and convenience retailer, from September 2014 to September 2024. Mr. Hannasch continued as Special Advisor to his successor until October of 2026. Mr. Hannasch joined Couche-Tard in 2001 and served as Chief Operating Officer, Senior Vice President of U.S. Operations and Senior Vice President of Western North America prior to serving as CEO.

QUALIFICATIONS:

●
Extensive knowledge of retail operations gained from serving in operational leadership roles of increasing responsibility.
●
10 years of experience serving as CEO of a public, global, retail enterprise allowing him to offer directly comparable experiences, learnings and insights relating to AutoZone’s business as well as matters of corporate governance.
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Led the expansion of Couche-Tard brands into numerous international markets including Europe and Asia.

PUBLIC DIRECTORSHIPS (last five years):

●
Alimentation Couche-Tard (2014 – 2024)

KEY SKILLS: ● CEO ● Operations ● International

GALE V. KING
Age: 70 Director Since: 2018 Independent: Yes Committees: ● Nominating & Corp Gov

BIOGRAPHY:

Ms. King served as the Executive Vice President—Chief Administrative Officer of Nationwide Mutual Insurance Company, a leading financial services company, from 2012 through her retirement in July 2021. She previously served as their Executive Vice President—Chief Human Resources Officer from 2009 to 2012.

QUALIFICATIONS:

●
Extensive experience in human resources providing critical insights into recruitment, retention, training and development and other issues of human capital management.
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Served as chair of Board’s ad hoc CEO succession planning committee culminating in the June 2023 announcement of Mr. Daniele as CEO-Elect.
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Experience serving on different public company boards enables her to contribute and serve the Board in a highly effective manner.

PUBLIC DIRECTORSHIPS (last five years):

●
J.B. Hunt Transport Services, Inc. (2020 – 2023)
●
Unum Group (2022 – present)
KEY SKILLS: ● Human Capital Management ● Public Board Experience

28	2026 Proxy Statement

GEORGE R. MRKONIC, JR.
Age: 74 Director Since: 2006 Independent: Yes Committees: ● Audit ● Compensation (Chair)

BIOGRAPHY:

Mr. Mrkonic is the retired non-Executive Chairman of Maru Group, a London, UK based research, insight and advisory services firm. Previously, he was the Non-Executive Chairman of Paperchase Products Limited, London, UK, a retailer of cards, stationery, wraps and gifts in the UK, Europe and the Middle East from 2005 to 2019, and had been a director since 1999. Prior to that, he was President of Borders Group, Inc. from 1994 to 1997 and Vice Chairman from 1994 to 2002.

QUALIFICATIONS:

●
Vast retail experience gained from serving as a senior executive and board member at several retail companies.
●
Extensive knowledge and understanding of corporate strategy, finance, governance and compensation programs.
●
Served on multiple public company boards allowing for relevant and informed insights and learnings.

PUBLIC DIRECTORSHIPS (last five years):

●
Ulta Beauty, Inc. (2015 – present)
●
Brinker International, Inc. (2003 – 2021)
KEY SKILLS: ● Public Board Experience ● Strategy / Bus Development ● Retail

WILLIAM C. RHODES, III
Age: 61 Director Since: 2005 Independent: No Committees: None

BIOGRAPHY:

Mr. Rhodes serves as Chairman of the Board. As part of the CEO succession transition, Mr. Rhodes served as Executive Chairman from January 2024 until January 2026. Prior to that, Mr. Rhodes served as AutoZone’s President and Chief Executive Officer, and a director since 2005 and was named Chairman in 2007. Previously, he served in various capacities of increasing responsibility within the Company since 1994. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young LLP.

QUALIFICATIONS:

●
30+ years of AutoZone tenure, including nearly 19 years as President and Chief Executive Officer.
●
Extensive knowledge and understanding of the automotive aftermarket industry domestically and internationally.
●
Expertise in the retail industry gained from AutoZone tenure, prior retail board experience and leadership experience at retail industry trade group.
●
Strong financial expertise to drive long-term profitable growth.

PUBLIC DIRECTORSHIPS (last five years):

●
Regions Financial Corp. (2024 – present)
●
Dollar General Corp. (2009 – 2023)
KEY SKILLS: ● CEO ● Retail ● Strategy / Bus Development ● Finance / Accounting

2026 Proxy Statement	29

JILL A. SOLTAU
Age: 59 Director Since: 2018 Independent: Yes Committees: ● Nominating & Corp Gov

BIOGRAPHY:

Ms. Soltau served as the Chief Executive Officer and a member of the Board of Directors of the J.C. Penney Company, Inc., from October 2018 to December 2020. She previously served as President and Chief Executive Officer of JoAnn Stores Inc. from February 2015 to October 2018. Prior to joining JoAnn, Ms. Soltau served as President of Shopko Stores Operating Co. LLC and has held senior level positions in national and regional retailers, including Kohl’s and former Saks Inc. subsidiaries.

QUALIFICATIONS:

●
Significant experience serving as Chief Executive Officer in public and private retailers with deep knowledge of retail operations, strategic planning and business development.
●
Extensive expertise and modern approach in the retail industry from a career serving in leadership roles of increasing responsibility in customer facing functions of merchandising, marketing and operations.
●
Served on multiple public company boards providing valuable and relevant insights and perspectives.

PUBLIC DIRECTORSHIPS (last five years):

●
Yesway, Inc. (2026 – current)
●
Southwest Airlines Co. (2023 – 2024)
●
Kirkland’s Inc. (2022 – 2025)

KEY SKILLS: ● CEO ● Retail ● Strategy / Bus Development ● Merchandising

CONSTANTINO SPAS MONTESINOS
Age: 56 Director Since: 2025 Independent: Yes Committees: ● Audit ● Nominating & Corp Gov

BIOGRAPHY:

Mr. Spas serves as the Chief Executive Officer of the Proximity Americas and Mobility Division of Fomento Económico Mexicano, S.A.B. de C.V. (FEMSA), a Mexican multinational beverage and retail company. Coca Cola FEMSA operates the largest franchise bottler of Coca-Cola products in the world by volume and the largest small-format store chain in Latin America by number of stores. Mr. Spas joined Coca-Cola FEMSA in 2018, and has held senior positions during his tenure, including Chief Financial Officer and Chief Executive Officer of the Strategic Businesses division.

QUALIFICATIONS:

●
Robust financial expertise gained from serving as Chief Financial Officer and Chief Executive Officer.
●
Deep knowledge of Latin American markets, including developing and executing upon strategic growth initiatives in such markets.
●
Expertise in Business to Business strategies.
KEY SKILLS: ● Finance / Accounting ● International ● Strategy / Bus Development

30	2026 Proxy Statement

PROPOSAL 2: Ratification of Independent Registered Public Accounting Firm

DESCRIPTION OF PROPOSAL. Ratify the appointment of Ernst & Young LLP (“EY”) as AutoZone’s independent registered public accounting firm for 2027.

VOTES REQUIRED. EY will be ratified as AutoZone’s independent registered public accounting firm if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this matter and therefore will have no effect on the outcome of Proposal 2.

IMPACT OF VOTE. The Audit Committee is not bound by a vote either for or against the firm but will consider the votes cast by stockholders in selecting our independent registered public accounting firm in the future.

BOARD RECOMMENDATION. As part of its responsibility to evaluate and appoint the independent auditor each year, the Audit Committee has selected EY as our independent registered public accounting firm for the upcoming fiscal year. The Audit Committee considered a number of factors prior to making the determination to re-engage EY, including the nature and quality of their performance, communications, expertise, objectivity, professional judgment and tenure. As discussed below, the Audit Committee believes there are numerous benefits associated with a long-tenured relationship. The Audit Committee also considered that stockholders voted in favor of EY with over 91% of the votes cast at last year’s annual meeting. Due to these factors, among others, the Audit Committee has selected EY to be AutoZone’s independent registered public accounting firm for the 2027 fiscal year.

Representatives of EY will be present at the Annual Meeting to answer any appropriate questions.

The Board recommends that stockholders vote FOR the ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm.

Benefits of a long-tenured auditor

EY has served as our independent auditor for over thirty-five years. Before determining to engage them again for the upcoming fiscal year, the Audit Committee considered how auditor tenure might impact the quality and effectiveness of the independent audit and determined that a number of benefits exist:

●	EY has developed a deep understanding of AutoZone, its business, the industry in which it operates, its accounting policies and practices and its internal controls over financial reporting;
●	Efficiencies have been gained in the audit process, resulting in an efficient fee structure that is competitive with our peer companies, while continuing to provide high quality service; and
●	Appointing a new audit firm would require a significant amount of management’s time for effective onboarding and transitioning.

2026 Proxy Statement	31

Audit and Non-Audit Fees

The aggregate fees for professional services rendered by EY during the past two fiscal years for the annual audit of our consolidated financial statements, the review of our quarterly interim consolidated financial statements, and audit-related, tax, and all other services performed, are set forth in the table below. Amounts reported for FY26 include estimates to be billed for services rendered.

	2026	2025
Audit Fees	$3,889,180	$3,168,046
Audit-Related Fees(1)	$819,500	$767,820
Tax Fees(2)	$679,600	$582,750
All Other Fees	$—	$—

(1)	Relates to pre-implementation assessment services in connection with a new enterprise resource planning system and other technology investments.
(2)	Relates to domestic and international tax services, including tax compliance and tax planning.

Audit Committee Pre-Approval

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee charter, a copy of which can be obtained on the Investor Relations page of our website at www.autozone.com. The Audit Committee pre-approved 100% of the services provided by EY during the 2026 and 2025 fiscal years. The Audit Committee considers the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

32	2026 Proxy Statement

PROPOSAL 3: Advisory Vote on the Compensation of Named Executive Officers

DESCRIPTION OF PROPOSAL. In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial Officer, and our other three most highly paid executive officers (collectively, the “Named Executive Officers”) at the Annual Meeting:

“RESOLVED, that the compensation paid to AutoZone’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

VOTES REQUIRED. This matter will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal. Abstentions and broker non-votes are not considered votes cast or shares entitled to vote with respect to this proposal and therefore will have no effect on the outcome of Proposal 3.

IMPACT OF VOTE. This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or express disapproval of our executive pay program. Because the vote on this proposal is advisory in nature, it is not binding on AutoZone, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any Named Executive Officer nor will it overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

BOARD RECOMMENDATION. The Board believes that AutoZone’s executive compensation program, as described in the Compensation Discussion and Analysis, is effective in achieving the Company’s goals of driving superior performance, retention and stockholder value. Our Board and Compensation Committee believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. We urge you to read the Compensation Discussion and Analysis, as well as the compensation tables and narrative, set forth herein, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our Named Executive Officers.

The Board recommends that stockholders vote FOR the advisory vote on the compensation of our named executive officers.

2026 Proxy Statement	33

PROPOSAL 4: Approval of the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan

DESCRIPTION OF PROPOSAL.

General

The following is a summary of the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan (the “ESPP”). The ESPP was initially adopted by the Board of Directors and approved by stockholders in 1991 and has been amended and restated from time to time. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The amended and restated ESPP will become effective if and when the amended and restated ESPP is approved by the affirmative vote of the holders of the majority of the shares of AutoZone common stock present, or represented by proxy, and entitled to vote thereon at the Annual Meeting. The amended and restated ESPP extends the term of the ESPP to December 31, 2036. No increase in the number of shares authorized for grant under the ESPP is sought by AutoZone at this time. The following summary is qualified in its entirety by reference to the amended and restated ESPP document, which is reproduced in its entirety as Exhibit A to this Proxy Statement.

Purpose of the ESPP

The purpose of the ESPP is to provide eligible AutoZoners of the Company and its designated subsidiaries with an opportunity to purchase shares of AutoZone common stock at a discounted price through payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, which provides favorable tax treatment to participating AutoZoners.

Key Changes from Prior Version of ESPP

●	Increase the limit of Eligible Compensation that may be withheld per pay period for purchase of options under the ESPP from 10% to 20%.
●	Increase the maximum amount of Eligible Compensation that may be elected by a participant for purchase of options per calendar year from $15,000 to $20,000 under the ESPP.

Eligibility

All employees of the Company and its designated subsidiaries are eligible to participate in the ESPP, subject to certain limitations. As of the date of this Proxy Statement, approximately 80,822 of our AutoZoners are eligible to participate in the ESPP. An AutoZoner may not be granted an option to purchase shares under the ESPP if, immediately after the grant, the AutoZoner would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. Additionally, no AutoZoner may be granted an option to purchase shares under the ESPP that would permit the AutoZoner to purchase more than $25,000 worth of stock (determined at fair market value at the time the option is granted) under all qualified employee stock purchase plans of the Company in any calendar year.

Participation and Contributions

Eligible AutoZoners may elect to participate in the ESPP by authorizing payroll deductions. The maximum amount that may be withheld by an eligible AutoZoner each pay period for use under the ESPP is 20% of the eligible AutoZoner’s compensation. The maximum cumulative amount that may be withheld by an eligible AutoZoner for use under the ESPP during any calendar year during the term of the amended and restated ESPP may not exceed $20,000. Payroll deductions are accumulated during each calendar quarter and used to purchase shares of AutoZone common stock at the end of the quarter. Because participation in the ESPP is voluntary and the purchase price of shares under the ESPP is based on future stock prices, it is not possible to quantify with specificity the benefits that will be received by participants.

34	2026 Proxy Statement

Option Grants

Options will be granted under the ESPP on the first day of each calendar quarter during a plan year, with each eligible AutoZoner’s option for a given quarter covering the number of shares of AutoZone common stock calculated by dividing such AutoZoner’s aggregate payroll deductions by the purchase price, as more fully described below, up to a maximum quarterly amount of 1,000 shares of AutoZone common stock. Each such option will automatically be exercised on the last day of the quarter. In the event of a merger or similar corporate transaction, the date of exercise will instead be the effective date of such transaction unless options outstanding under the ESPP are assumed or substituted for by a successor entity.

Purchase Price

The purchase price for shares acquired under the ESPP is equal to 85% of the fair market value of the shares on the last day of each calendar quarter, or if less, 85% of the fair market value on the first day of the calendar quarter. This 15% discount relative to fair market value is a key benefit of the ESPP for participating AutoZoners.

Share Delivery; Restriction on Sale of Acquired Shares

Shares of AutoZone common stock acquired under the ESPP generally will be delivered to a participant promptly following the exercise date of the option with respect to such shares. However, a participant may not sell any shares acquired under the ESPP until the earlier of the first anniversary of the option exercise date with respect to such shares or the termination of the participant’s employment with the Company.

Shares Subject to the ESPP

The amended and restated ESPP authorizes the issuance of up to 100,000 shares of AutoZone common stock. This represents a decrease from the prior share reserve, and all 100,000 shares of AutoZone common stock reserved under the amended and restated ESPP are shares that remain reserved and unissued under the prior version of the ESPP. Because of this, AutoZone is NOT seeking any additional shares under the amended and restated ESPP.

Termination of Employment

If a participant experiences a termination of employment during an option period other than by retirement or death, then the participant’s participation in the ESPP shall automatically terminate as of the date of the termination of employment. As soon as practicable after such a participant’s termination of employment, the Company will refund the amount of the balance in that account under the ESPP. A participant whose employment is terminated by retirement or the AutoZoner’s death may have the balance in such participant’s account refunded upon the request of the AutoZoner or his or her estate, as applicable, or, if the Company does not receive such notice before the end of the quarter, the option will be deemed exercised on the next exercise date.

Certain Tax Consequences

Because the ESPP is intended to qualify under Section 423 of the Code, participants are eligible to receive favorable tax treatment with respect to sales of shares acquired under the ESPP, subject to the satisfaction of certain conditions. No taxable income is recognized by a participant at the time of purchase. If shares are held for at least two years from the beginning of the offering period and one year from the date of purchase, any gain upon sale is taxed as long-term capital gain, except that the amount of the purchase discount (up to 15%) is taxed as ordinary income. If shares are disposed of before satisfying these holding periods (a “disqualifying disposition”), the difference between the fair market value at the time of purchase and the purchase price is taxed as ordinary income.

Amendment; Termination

The ESPP may be amended or terminated by the Compensation Committee at any time, except that approval of AutoZone’s stockholders will be required (i) to increase the number of shares of AutoZone common stock available under the ESPP, (ii) to decrease the purchase price below a price computed in the manner stated in the ESPP, (iii) to materially alter the requirements for eligibility to participate in the ESPP, or (iv) to modify the ESPP in a manner requiring stockholder approval under the Internal Revenue Code or the Securities Exchange Act. The ESPP will terminate on December 31, 2036.

2026 Proxy Statement	35

VOTES REQUIRED. In accordance with New York Stock Exchange listing requirements and Section 423 of the Code, adoption of the amended and restated ESPP requires approval by a majority of votes cast on such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of AutoZone common stock entitled to vote on the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not affect the outcome of this proposal.

BOARD RECOMMENDATION. The Board of Directors believes the ESPP provides a valuable benefit both to AutoZoners and to the Company, by helping our AutoZoners provide for their future security through investment in AutoZone while also providing AutoZone with a valuable recruitment and retention tool in a competitive marketplace for talent. Accordingly, we urge stockholders to vote FOR the ratification and adoption of the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan.

The Board recommends that stockholders vote FOR ratification and adoption of the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan

36	2026 Proxy Statement

PROPOSAL 5: Approval of the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan

DESCRIPTION OF PROPOSAL.

General

The following is a summary of the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan (the “Executive Plan”). The Executive Plan was previously approved by AutoZone’s stockholders in 2001 with respect to grants covering 300,000 shares of AutoZone common stock. On September 21, 2016, the Compensation Committee adopted a further Amendment and Restatement of the Executive Plan, which was subsequently approved by the stockholders of the Company, to extend the term of the Executive Plan through January 1, 2026. The Board’s Compensation Committee has amended and restated the Executive Plan. Subject to stockholder approval, the Executive Plan will become effective January 1, 2027, with a term of ten years, expiring on December 31, 2036. The amended and restated Executive Plan will become effective if and when the amended and restated Executive Plan is approved by the affirmative vote of the holders of the majority of the shares of AutoZone common stock present, or represented by proxy, and entitled to vote thereon at our Annual Meeting of Stockholders. AutoZone is seeking approval to award up to 25,000 shares of AutoZone common stock under the Executive Plan, which represents a considerable reduction in the share reserve from the previous version of the Executive Plan. The following summary is qualified in its entirety by reference to the amended and restated Executive Plan document, which is reproduced in its entirety as Exhibit B to this Proxy Statement.

Key Changes from Prior Version of Executive Plan

●	Revise definition of Disability to align with the 2020 Omnibus Incentive Plan.
●	Reduced shares reserved for issuance under the Executive plan from 300,000 shares to 25,000 shares.

Purpose of the Executive Plan; Relationship to the ESPP

The Executive Plan will permit its participants to acquire shares of AutoZone common stock in excess of the purchase limits contained in the ESPP. Under the ESPP, AutoZoners may authorize AutoZone to withhold portions of their eligible salary and bonus to purchase shares of AutoZone common stock at a price equal to 85% of the fair market value of shares of AutoZone common stock at the lesser of the fair market value at the beginning or the ending of each applicable calendar quarter. Under the ESPP, participants may only authorize AutoZone to withhold up to 20% of their Eligible Compensation, as defined in the ESPP, each pay period and only $20,000 of their Eligible Compensation, as defined in the ESPP, each year. The ESPP, unlike the Executive Plan, is qualified for special tax treatment under Section 423 of the Code, which provides that no taxes are assessed on the purchased shares or the discount for the purchase of the shares until the shares are sold, subject to certain holding period requirements. Because the Executive Plan is not required to comply with the requirements of Section 423 of the Code, unlike the ESPP, the Executive Plan (i) will have a limit on the amount of a participant’s regular payroll and bonus payments that may be used to purchase shares of AutoZone common stock under the Executive Plan each calendar year equal to 25% of the participant’s Eligible Compensation, (ii) will place no percentage limit on the amount of a participant’s regular payroll or bonus payments that may be used each pay period to purchase shares of AutoZone common stock under the Executive Plan, and (iii) will base option exercise prices on the market value of shares of AutoZone common stock as of the last day of each applicable calendar quarter.

2026 Proxy Statement	37

Eligibility

Eligibility to participate in the Executive Plan will be any U.S based officer of the Company, which includes Vice-Presidents and above.

Participation and Contributions

Eligible AutoZoners may elect to participate in the Executive Plan by making an election, before the beginning of each option period (January 1, April 1, July 1, October 1 (or by such earlier administrative deadline as the Company may impose)), to use a portion of their regular payroll or bonus payments to purchase shares of AutoZone common stock pursuant to options granted under the Executive Plan. As noted above, the maximum cumulative amount that may be withheld by a participant under the Executive Plan during any year may not exceed 25% of such AutoZoner’s Eligible Compensation (as defined in the Executive Plan). Payroll deductions are accumulated during each calendar quarter and used to purchase shares of AutoZone common stock at the end of the quarter. Because participation in the Executive Plan is voluntary and the purchase price of shares under the Executive Plan is based on future stock prices, it is not possible to quantify with specificity the benefits that will be received by participants. As of the date of this Proxy Statement, approximately 61 of our AutoZoners are eligible to participate in the Executive Plan.

Option Grants

Options will be granted under the Executive Plan each calendar quarter during a plan year and will consist of two parts: a restricted option and an unvested option. Both the restricted option and the unvested option will automatically be exercised together at the end of each calendar quarter based on the compensation that a participant has previously elected to contribute for such period. In the event of a merger or similar corporate transaction, the date of exercise will instead be the effective date of such transaction unless options outstanding under the Executive Plan are assumed or substituted for by a successor entity.

Purchase Price

The per share exercise price of the restricted option will equal 100% of the fair market value of a share of AutoZone common stock on the date of exercise, and the exercise price of the unvested option will equal zero. The shares of AutoZone common stock subject to the restricted option and the unvested option will be granted in such proportion that, when taken together, the aggregate per share exercise price of shares of AutoZone common stock subject to the two options will equal approximately 85% of the fair market value of a share of AutoZone common stock on the date of exercise.

Share Delivery; Forfeiture

Shares of AutoZone common stock acquired under the Executive Plan generally will not be delivered to a participant until the first anniversary of the applicable exercise date. Except as provided below, shares of AutoZone common stock subject to the restricted option (representing approximately 85% of the value of shares of AutoZone common stock subject to any quarterly option grant under the Executive Plan) will remain non-transferable by a participant prior to the first anniversary of the applicable exercise date and shares of AutoZone common stock subject to the unvested option (representing approximately 15% of the value of shares of AutoZone common stock subject to a quarterly option grant under the Executive Plan) will be forfeitable by a participant if the participant’s employment is terminated prior to the first anniversary of the applicable exercise date. Notwithstanding the foregoing, shares of AutoZone common stock subject to unvested options will vest immediately, and shares of AutoZone common stock subject to both unvested options and restricted options will be delivered as soon as practicable following a participant’s termination of employment by AutoZone without cause or due to the participant’s death or disability, in any case prior to the first anniversary of the exercise date.

Shares Subject to the Executive Plan

The Executive Plan authorizes the issuance of up to 25,000 shares of AutoZone common stock, subject to stockholder approval. This represents a considerable decrease from the prior share reserve and is less than the number of shares that remained reserved but unissued under the prior version of the Executive Plan. AutoZone is seeking approval to award up to 25,000 shares of AutoZone common stock under the Executive Plan.

38	2026 Proxy Statement

Termination of Employment

If a participant experiences a termination of employment during an option period, then the participant’s participation in the Executive Plan shall automatically terminate as of the date of the termination of employment. As soon as practicable after such a participant’s termination of employment, the Company will refund the amount of the balance in that account under the Executive Plan.

Certain Tax Consequences

Participants’ contributions to the Executive Plan are made with after-tax dollars. Participants will have a tax basis in shares of AutoZone common stock acquired pursuant to any restricted option equal to the exercise price of the applicable option. Any gain or loss on a subsequent disposition of shares of AutoZone common stock acquired pursuant to a restricted option will be taxed to the participant as capital gain or loss. With respect to shares of AutoZone common stock acquired pursuant to an unvested option, the fair market value of such shares at the time that the shares vest and are no longer subject to forfeiture generally will be taxable to participants at ordinary income rates and subject to income and employment tax withholding by AutoZone. Thereafter, any appreciation or loss in value of such shares will be taxable as a capital gain or loss when the shares are sold. However, if a participant makes an election under section 83(b) of the Code within thirty days after the acquisition of any shares pursuant to an unvested option, the fair market value of such shares as of the date the shares are acquired will be taxable to the participant at ordinary income rates. Thereafter, any increase or decrease in value of such shares will be taxable to the participant as a capital gain or loss upon the disposition of the shares. AutoZone will become eligible for a tax deduction only to the extent and at the time that any participant recognizes ordinary income in respect of any shares of AutoZone common stock acquired pursuant to the Executive Plan.

Administration; Amendment; Termination

The Compensation Committee will act as administrator of the Executive Plan, with authority to interpret and establish rules under the Executive Plan. The Executive Plan may be amended or terminated by the Compensation Committee at any time, except that approval of the stockholders will be required (i) to increase the number of shares of AutoZone common stock available under the Executive Plan, (ii) to sell shares of AutoZone common stock under the Executive Plan for less than the price as currently computed under the Executive Plan’s option price provisions, (iii) to materially modify the eligibility requirements for participation in the Executive Plan or the types of awards available under the Executive Plan, or (iv) to make any other modification that would require stockholder approval under applicable law or stock exchange rules. The Executive Plan will terminate at the end of December 31, 2036.

VOTES REQUIRED. In accordance with New York Stock Exchange listing requirements, adoption of the Executive Plan requires approval by a majority of votes cast on such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of AutoZone common stock entitled to vote on the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not affect the outcome of this proposal.

BOARD RECOMMENDATION. The Board of Directors believes the Executive Plan provides a valuable benefit both to AutoZoners eligible to participate and to the Company, by helping participants provide for their future security and further aligning their interests with those of AutoZone shareholders through additional investment in AutoZone above the limits of the ESPP, while also providing AutoZone with a valuable recruitment and retention tool in a competitive marketplace for management talent. Accordingly, we urge stockholders to vote FOR ratification and adoption of the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan.

The Board recommends that stockholders vote FOR ratification and adoption of the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

2026 Proxy Statement	39

COMPENSATION DISCUSSION
AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our compensation program for our named executive officers (“NEOs”) for fiscal year 2026 (“FY26”). This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific compensation-related decisions.

Table of Contents		Compensation Committee Report
Executive Summary	41

The Compensation Committee of the Board has reviewed and discussed with management the following CD&A. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Compensation Committee,

George R. Mrkonic, Jr. (Chair)

Michael George

Brian P. Hannasch

Claire R. McDonough

FY26 Year in Review	41
Compensation Framework	43
Guiding Principles	43
Compensation Elements and Mix	45
Target Compensation Mix	46
Compensation Governance	47
Compensation Committee Oversight	47
Roles and Responsibilities	47
Benchmarking	49
Establishing Compensation Levels	50
Compensation Program Details	52
Base Salary	52	Named Executive Officers
Annual Incentive Plan	53
Long-Term Incentive Plan	55

PHILIP B. DANIELE, III

President and Chief Executive Officer

JAMERE JACKSON

Chief Financial Officer

THOMAS B. NEWBERN

Chief Operating Officer

ERIC S. GOULD

Executive Vice President, Merchandising, Marketing and Supply Chain

KENNETH E. JAYCOX, JR.

Senior Vice President, Commercial

One-Time Special Awards	57
Other Practices, Policies & Guidelines	58
Summary Compensation Table	62
Grants of Plan-Based Awards	63
Outstanding Equity Awards at Fiscal Year-End	64
Option Exercises and Stock Vested	65
Nonqualified Deferred Compensation	65

40	2026 Proxy Statement

Executive Summary

FY26 Year-in-Review

Throughout our history, we have successfully navigated volatility and challenges while consistently delivering strong results. In 2026, we built on our foundation of operational excellence and customer service by accelerating our top-line growth strategy, while maintaining our strong commitment to stockholder value. In line with this year’s theme, Driving the Future Together, we have made significant investments not only in our stores, supply chain, and information technology but also in training our AutoZoners to continue to deliver best-in-class customer service.

In FY26, we laid the foundation for future strategic growth by accelerating our new store openings both domestically and internationally. By the end of this year, we reached 8,031 stores globally, up from 7,657 last year. We opened 374 new stores, compared to 304 net new stores in 2025. We accelerated our new store growth by 23% expanding our store count by 4.9%, up from 4.1% last year. Additionally, we successfully opened 39 new domestic Mega Hubs, bringing the total to 172. We also invested in our global systems across both Do It Yourself (DIY) and Do It For Me (DIFM). Our improvements in DIFM delivery speed are already making a noticeable impact.

Based on information available to us, we gained market share while delivering mid-single-digit sales growth, including double-digit growth in our domestic commercial business. With the expansion of our Mega Hubs, we have significantly increased inventory coverage, allowing us to say “yes” to our customers more often than ever before. We have achieved this while also building upon our exceptional prior year performance by delivering $20.3 billion in sales, domestic same store sales growth of 3.3%, international same store sales growth (on a constant currency basis) of 2.2% and total company same store sales growth (on a constant currency basis*) of 3.2%. Our EBIT and EPS were positivity impacted by foreign currency exchange rates in our international markets and tariff refunds, offset by an unfavorable net non-cash Last In, First Out (“LIFO”) accounting impact.

We strongly believe FY26 positions us well for future long-term growth and returns for our stockholders. In addition to investing in new and existing stores, distribution centers, Mega Hubs and technology infrastructure, we are continuing to honor our commitment to stockholder returns by using remaining cash to repurchase shares. During FY26, we returned approximately $2.0 billion of cash to our stockholders in the form of share repurchases. Cumulatively, this brings the aggregate return of $40.5 billion to stockholders since the inception of our share repurchase program in 1998.

Diluted EPS

Earnings Before Interest and Taxes and Return on Invested Capital

Total Shareholder Return

2026 Proxy Statement	41

As part of our long-term growth strategy, we continue to invest in our future by making capital investments in new store development, distribution capacity, Hub and Mega Hub expansion, and information technology initiatives designed to support future sales growth and strengthen our competitive position. These investments position the Company to deliver long-term, sustainable stockholder value.

10 Year History of Capital Investments

We challenged our AutoZoners to accelerate growth. The Company delivered solid results, executing an ambitious growth strategy amidst continued volatility in the external environment. With our focus on the future, we set challenging expansion goals for our stores, systems, and supply chain. Our financial targets were appropriately rigorous with our EBIT target increasing 4% year over year, reflecting our commitment to stockholder return.

AUTOZONER ENGAGEMENT

AutoZone is committed to continuing to build a diverse organization that represents our customers and the communities in which we serve. This commitment begins at the top with our Board of Directors and our Executive Committee. We are proud of the quality, strength, experience, diversity and tenure represented on our 15-person Executive Committee. This leadership and advocacy serve to ensure we remain dedicated to continuing to invest in and develop a talented pipeline of AutoZoners.

An AutoZoner always EMBRACES DIVERSITY
Welcome each individuals’ heritage, differences and unique qualities. Build teams with diverse thoughts, skills, knowledge and backgrounds. Value the ideas and opinions of others.

42	2026 Proxy Statement

Compensation Framework

Guiding Principles

As a leading retailer and distributor of automotive replacement parts and accessories in the Americas, we believe an effective compensation program should be carefully designed to address the unique needs of our company, taking into consideration the industry, our history and the AutoZoner population for which such compensation program is designed. In particular, AutoZone’s executive compensation program is designed around three primary Guiding Principles.

COMPENSATION GUIDING PRINCIPLES

Drive PERFORMANCE

Does the compensation program embody our pay-for-performance philosophy by driving short-term and long-term performance? Are there appropriate risk mitigation measures designed to prevent excessive risk taking?

Drive RETENTION

Are we attracting and retaining effective leaders who can develop and execute long-term strategic objectives? Are they appropriately incented to ensure the long-term success of the organization, including after their retirement? Are they encouraged to attract, retain and develop organizational talent for the future?

Drive SHAREHOLDER VALUE

Are we investing in the profitable growth of the business by incenting sustainable value creation? Are performance and retention achieved in a manner that does not come at an excessive cost to shareholders?

These Guiding Principles have shaped our executive compensation framework for more than 20 years. By referring to these Guiding Principles, the Compensation Committee has consistently evaluated our executive compensation over the years to determine whether the program remains effective or whether changes in compensation design are appropriate.

Drive Performance

Evaluating long-term performance is a necessary first step in evaluating executive compensation. At AutoZone, we pay particular attention to Total Shareholder Return (TSR), Diluted Earnings per Share (EPS), Earnings before Interest and Taxes (EBIT) and Return on Invested Capital (ROIC). We believe these metrics, when viewed over a ten-to-twenty-year horizon, provide a strong indication of whether our compensation program embodies not only a pay-for-performance incentive structure, but also a pay-for-long-term-performance incentive structure.

We believe embracing stock options versus performance-based stock units and opting for a fixed share model demonstrate a deep understanding of what behaviors drive success, and what incentives drive those desired behaviors.

Is it working? Are we driving Long-Term Performance? Our approach to performance-based compensation and long-term incentives is admittedly unique and unconventional. However, when evaluating our performance over the past 20 years, we’ve observed the following exceptional results—our annualized TSR has averaged approximately 20%, materially exceeding both the S&P 500 and S&P Retail Indices; and we are in the top 3% of the S&P 500 when measured on the basis of Total Shareholder Return.

AutoZone has benefited from the effectiveness of stock options since becoming a public company in 1991, with stock price growth leading to a significant increase in excess of the accounting value of these options.

2026 Proxy Statement	43

Drive Retention

Retention of key executive officers as well as other AutoZoners, combined with the ability to attract and recruit highly qualified, external leaders, is an important goal of our compensation program as it promotes superior and consistent execution of our operational and financial goals as well as more thoughtful succession planning and organizational development. This ultimately serves the long-term benefit of our customers, our organization and our investors. Accordingly, the Compensation Committee regularly reviews the turnover of the Company’s executive officers to evaluate retention.

●	During the past ten years, AutoZone has only lost one executive officer to another business due to their voluntary termination. To the contrary, our executive officers typically remain with AutoZone until their permanent retirement which allows for a successful transition of responsibilities to their successor.
●	We have also shown that our compensation structure allows us to effectively recruit externally as we continue to recruit highly qualified and experienced leaders.
●	The Compensation Committee does not regularly grant special retention awards and views such awards as exceptional, to be used only when justified by unique business circumstances and strategic retention considerations.
o	This year, the Committee exercised its discretion to grant a one-time retention award for Kenneth Jaycox, SVP, Commercial, in circumstances where continued leadership and execution were considered important to the achievement of AutoZone’s strategic business objectives.

Drive Shareholder Value

Investing in the profitable long-term growth of the business is a basic tenet of AutoZone. We passionately pursue opportunities that provide a strong return on investment and exercise restraint when presented with opportunities that we believe will not provide the returns that shareholders have come to expect from us. While some refer to this approach as our disciplined capital allocation strategy, at AutoZone, we simply call it Living our Pledge and Values. An AutoZoner always Strives for Exceptional Performance. Our compensation programs are designed to incent behaviors that stand true to this basic principle of driving long-term shareholder value, by profitably investing in and growing our business and returning excess cash to our shareholders.

An AutoZoner always STRIVES FOR EXCEPTIONAL PERFORMANCE

Be accountable and honor your commitments. Act in a manner of the highest legal and ethical standards. Use resources wisely and promote a culture of thrift. Take strong initiative, act quickly and do the job right the first time.

44	2026 Proxy Statement

Compensation ELEMENTS AND MIX

The Compensation Committee aims to align the executive compensation program with the interests of our stockholders and in a manner consistent with our Guiding Principles. The key elements of our executive compensation program, as well as the primary Guiding Principles promoted by each element, are summarized below.

The program is designed to include an appropriate mix of different types of compensation as follows:

✓	a mix of short-term and long-term incentive compensation to align pay outcomes to both the achievement of our annual operating plan as well as our long-term strategy;
✓	a mix of cash and equity compensation to align interests of our executives with those of our stockholders; and
✓	a mix of fixed and variable compensation, to promote the achievement of rigorous goals without excessive risk taking.

Compensation Components		Guiding Principles
BASE SALARY
●
Fixed cash compensation typically below median
●
Allows AutoZone to attract and retain highly qualified executives through the delivery of stable, cash compensation
●
Salaries reflect individual’s level of responsibility and experience, scope and complexity of position, market data and internal pay equity

ANNUAL INCENTIVE PLAN
●
Variable cash compensation
●
Drives short-term Company performance
●
Payout is based upon performance against pre-established, realistic, team-based financial goals of EBIT and ROIC, as drivers of economic profit

LONG-TERM INCENTIVE PLAN
●
Variable equity compensation, subject to holding and vesting requirements
●
Drives long-term performance
●
Directly aligns executives’ interests with stockholders by rewarding long-term value creation as measured by stock price appreciation using stock options or in certain unique cases, restricted stock units
●
Due to the share buyback program, each year, we are effectively reducing the number of stock options we grant as the grant pool is based on a fixed percentage of shares outstanding
●
Our option holders hold their vested options for long periods of time further reinforcing our ownership culture.

BENEFITS	● Health, welfare and retirement benefit plans and programs, including participation in stock purchase plans ● Helps attract and retain experienced executives
PERQUISITES
●
Limited perquisites and personal benefits, such as charitable contribution match, home security systems and airline club memberships, which allow executives to devote more time to business while also promoting community engagement, health, wellness and safety

2026 Proxy Statement	45

For FY26, the vast majority of target compensation value was delivered in the form of variable or “at-risk” performance-based compensation as shown below.

Target Compensation Mix
President and CEO	Average of Other NEOs

46	2026 Proxy Statement

Compensation Governance

Compensation Committee Oversight

The Company’s executive compensation program is administered and overseen by the Compensation Committee. As set forth in its committee charter (which is available on the Investor Relations section of our website), the Compensation Committee is made up entirely of independent directors appointed by the full Board of Directors and is responsible for reviewing and approving AutoZone’s compensation philosophy, strategy and objectives as well as its compensation programs, plans and awards for executive officers. In carrying out its responsibilities, the Compensation Committee elicits feedback and support from stockholders, members of the Board, management, and outside advisors as needed.

Roles and Responsibilities

ROLE OF COMPENSATION COMMITTEE

●
Reviews and approves executive compensation philosophy, strategy and objectives
●
Reviews and approves compensation programs, plans and awards (including salary, bonus and equity grants) for all executive officers
●
Determines the terms and conditions of equity incentive awards for all award recipients

●
Evaluates performance against pre-established performance goals
●
Reviews regulatory and legal developments on compensation matters
●
Reviews annual say-on-pay results and considers investor feedback on executive compensation practices
●
Reviews and oversees risk management practices relating to the design and operation of compensation plans and programs

ROLE OF COMPENSATION CONSULTANT	ROLE OF MANAGEMENT

●
Provides recommendations regarding compensation amount, mix, program design and governance practices
●
Provides direct feedback regarding compensation-related practices and trends
●
Feedback and recommendations are primarily focused on CEO and executive compensation
●
Reports directly to the Compensation Committee

●
Conducts compensation-related research and data analysis based on peer group and broader market surveys
●
Provides recommendations regarding compensation amount, mix, program design, and governance practices
●
Executives vigorously evaluate the performance of each of their direct reports
●
Evaluates market data for each executive officer relative to the Company’s strategy, business and inherent responsibilities of the role
●
Advises on relationship of other factors, such as the Company’s annual operating plan, long-term strategy, human capital management strategy and internal pay equity, to compensation design and outcomes

ROLE OF STOCKHOLDERS
● Express support for the executive compensation program by voting for or against the Say-on-Pay vote at annual meeting	● Provide direct feedback regarding executive compensation program through engagement with management and/or Board members

2026 Proxy Statement	47

Independent Compensation Consultant

For FY26, the Compensation Committee again selected and retained Pearl Meyer to serve as its independent compensation consultant. Prior to its engagement, the Committee re-assessed Pearl Meyer’s independence in light of applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns existed. Pearl Meyer reports directly to the Compensation Committee and provides independent advice regarding executive and non-employee director compensation programs and practices. Representatives from Pearl Meyer also regularly attend meetings of the Compensation Committee and executive sessions as may be requested by the Committee from time to time.

Management

Mr. Daniele, in his capacity as President and Chief Executive Officer, attends most meetings of the Compensation Committee and provides valuable input and perspectives to the Committee with respect to the performance and compensation of the other members of our management team. He makes specific recommendations to the Compensation Committee concerning the compensation of his direct reports and other senior executives, including the executive officers. These recommendations generally relate to base salary increases, long-term incentives, internal promotions and compensation recommendations for newly hired executives. He also assists the Compensation Committee by providing input regarding individual goals, performance and results as well as scope and complexity of their positions. Our Senior Vice President, Human Resources, along with other key members of our human resources team also attend the majority of Compensation Committee meetings and provide the Committee with data, analyses and perspectives on relevant market and industry trends.

Compensation Planning Cycle
SEPTEMBER - NOVEMBER	DECEMBER – FEBRUARY

●
Review company and individual performance for prior year and approve annual incentive plan payouts
●
Review and approve compensation disclosures to appear in Proxy Statement
●
Approve compensation levels, including base salary, annual incentive plan target and equity awards
●
Review feedback from Compensation Committee self-evaluation
●
Review executive compliance
with stock ownership policy

●
Review year-to-date results against annual incentive plan targets
●
Review Say-on-Pay results and proxy advisory firm analyses
●
Review compliance with Compensation Committee Charter
●
Review director compensation (biennially)
●
Review director compliance with stock ownership policy

JUNE – AUGUST	MARCH - MAY

●
Review year-to-date results
against annual incentive plan
targets
●
Review composition of Peer Group and approve any changes
●
Review trends and best practices, due to legislative and regulatory changes or otherwise
●
Discuss potential changes to compensation plans or policies
●
Review consultant independence and fees

●
Review year-to-date results
against annual incentive plan
targets
●
Review share-based expense trend
●
Discuss feedback from shareholder engagement
●
Review compensation plans and potential changes for following year
●
Review findings from compensation program risk assessment
●
Discuss compensation levels for executive officers for following year

48	2026 Proxy Statement

Benchmarking

AutoZone reviews publicly available data from a peer group of companies to help us ensure that our executive compensation programs remain effective in carrying out our Guiding Principles.

Peer Group Composition

Our peer group is composed of direct competitors; companies with which we compete for talent, customers and capital; and companies with a comparable range of key financial measures and business model (e.g. retailer and distributor). Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. The peer group data we use is from proxy filings and other published sources – it is not prepared or compiled especially for AutoZone. We annually review the appropriateness of this peer group. It typically has changed when a peer company experiences events such as acquisitions and spin-offs, or in the event a member company experiences significant performance challenges.

● ● ● ● ●	● ● ● ● ●	● ● ● ●

FY26 Peer Group
● Advance Auto Parts ● BJ’s Wholesale Club ● Costco Wholesale ● Dick’s Sporting Goods ● Dollar General	● Dollar Tree ● Genuine Parts ● LKQ Corporation ● Lowe’s Companies ● O’Reilly Automotive	● Sherwin Williams ● Tractor Supply Company ● Ulta Beauty ● W.W. Grainger

Changes to FY26 Peer Group. During FY25, the Compensation Committee reviewed the peer group for FY26 compensation programs. The intent of that review was to ensure our peer group consists of companies with a similar business model who face similar risks and opportunities as the macroeconomic environment changes, while also selecting companies with comparable financial metrics, market capitalizations and go-to market strategies. Management continues to believe the business models of automotive retailers and petroleum distributors are too dissimilar for inclusion in our peer group. Following such review, and upon input from management and Pearl Meyer, the Compensation Committee approved the following changes for the fiscal year 2026 peer group:

●	Removed: Bath and Body Works
●	Added: BJ’s Wholesale Club

Use of Peer Group Data

Peer group data is an important tool in determining executive compensation levels. However, due to a number of factors, executive compensation data is not perfectly comparable across companies. For example, companies, like AutoZone, consider the scope, complexity and strategic contributions of each role in setting executive compensation. These factors vary significantly across companies, even in the same industry. For this reason, AutoZone does not engage in strict benchmarking of compensation levels, i.e., we do not use specific data to support precise targeting of compensation, such as setting an executive’s base pay at the 50th percentile of an identified group of companies. Instead, we utilize peer group data to help determine competitive base salaries and short-term incentive target amounts that support our ability to attract and retain executive talent within our overall compensation philosophy. We do not target a Black-Scholes Merton value for option awards. The Compensation Committee believes a fixed-share grant approach better aligns executives with long-term stockholder outcomes than a fixed-value methodology and historically has maintained annual equity grants at approximately 0.8% of shares outstanding with a fixed run rate every year (approximately 0.9% of outstanding shares or less) which makes the cost of our program more predictable and does not tie us to continuous benchmarking that drives increased costs.

2026 Proxy Statement	49

Given the significant appreciation in the Company's stock price, the Company reduced the shares granted below 0.8% for the past two years of annual equity grants, a decrease relative to our historical norms. In this long-term context, the Committee approved a one-time increase to 1.02% of shares outstanding for fiscal 2027. The Committee viewed this as a measured adjustment that partially restores historical grant levels while maintaining prudent share usage and avoiding a meaningful increase in the economic value of awards. The Committee expects this adjustment to be temporary and currently intends to return to its customary grant rate of approximately 0.8% of shares outstanding following fiscal year 2027.

Survey Data

AutoZone also uses broader compensation survey data submitted by hundreds of companies, which may contain summary statistical information (e.g., mean, median, 25th percentile, etc.) related to base salaries, variable compensation, total annual cash compensation, long-term incentive compensation and total direct compensation. In making decisions related to executive compensation, the Compensation Committee uses the survey data as context in reviewing compensation levels, particularly for salary ranges and approving pay actions.

ESTABLISHING COMPENSATION LEVELS

Chief Executive Officer

The Compensation Committee annually reviews and establishes the compensation level for the President and Chief Executive Officer, in conjunction with a review of his individual performance by the directors. As part of this review, the Committee considers all forms of compensation, including base salary, annual cash incentive, long-term equity incentives and other benefits provided. Mr. Daniele was not a party to the deliberations regarding his own compensation. Instead, the Compensation Committee received input from Pearl Meyer, as its independent compensation consultant, and discussed its recommendations directly with the Senior Vice President, Human Resources.

In determining compensation for Mr. Daniele as President and Chief Executive Officer, the Compensation Committee reviewed peer group data, to ensure alignment with industry median. In particular, the Compensation Committee considered that Mr. Daniele is in his third year as our CEO but also brings to our leadership team many years of relevant experience within AutoZone and the automotive aftermarket industry.

Name	Daniele (1)
Total Cash Compensation	$2,760,000
Peer Group Percentile	28%
Total Compensation	$11,158,796
Peer Group Percentile	30%

(1) Reflects annualized target compensation for Mr. Daniele as President and CEO during FY26. Note we do not specify a long-term incentive target but used fixed-share modeling based on a percentage of shares outstanding.

Following such review, the Compensation Committee determined to set Mr. Daniele’s total compensation at a competitive level relative to market median. While the Committee generally targets compensation opportunities around market median after three years in role, actual positioning may vary from year to year due to changes in peer group composition, market movement, individual performance, internal equity considerations and the company’s pay mix. Market data serves as a reference point among several factors considered in determining executive compensation.

The Compensation Committee will continue to evaluate Mr. Daniele’s performance on an ongoing basis, with the understanding that future adjustments to his compensation will be considered as he further demonstrates his leadership and impact on the company’s success.

50	2026 Proxy Statement

In recognition of Mr. Daniele’s strong performance, we implemented the following adjustments to his FY26 compensation package:

●	Base Salary: Increase by 20% to $1.2 million
●	Bonus Target: Remained at 130% of base salary
●	Stock Option Grant: Increased by ~15%

These changes reflect Mr. Daniele’s contributions in addressing evolving market dynamics, advancing key strategic initivatives and maintaining continuity in leadership as the Company executes its long-term strategic priorities and accelerated growth plans.

Other Executive Officers

The Compensation Committee annually reviews and approves base salaries for AutoZone’s remaining executive officers based on recommendations of the President and Chief Executive Officer and considerations of the various factors described above.

The Compensation Committee looked at various factors to determine pay for the most senior executives consisting of the Chief Financial Officer, Chief Operating Officer, Executive Vice President, Merchandising, Marketing and Supply Chain and Senior Vice President, Commercial. In evaluating executive compensation, the Committee considered individual performance, depth of relevant market and company experience, the expanded scope and strategic impact of leadership responsibilities, and the competitive positioning necessary to attract and secure experienced executive talent. The Compensation Committee evaluated pay compared to market, considering the defined peer group as well as the S&P500 of related roles.

Transition to chairman

The continuity of leadership has been a cornerstone of AutoZone’s success. After serving in the role of Executive Chairman immediately following the Company’s leadership transition to Mr. Daniele in 2024, Mr. Rhodes transitioned to Chairman of the Board effective January 1, 2026. Mr. Rhodes was paid as a director with an annual retainer of $270,000 plus a Chairman fee of $250,000. As a non-employee director, Mr. Rhodes elected to receive all compensation in RSUs.

Chief Financial Officer Transition

In October, the Company announced that Mr. Jackson resigned as Chief Financial Officer effective November 25, 2026. In connection with his voluntary resignation, Mr. Jackson did not receive any severance payments, separation benefits, or acceleration of unvested equity awards. Compensation reported in the following tables reflects only the amounts earned or awarded during his period of active service in FY26. The Company has commenced an external search for his successor. The Company has an experienced and deeply tenured finance and accounting team to provide seamless continuity and financial leadership in the interim.

2026 Proxy Statement	51

Compensation Program Details

Base Salary

We provide base salaries to our executive officers as a means to deliver a stable amount of cash compensation throughout the fiscal year. Base salaries are established by the Compensation Committee at a level that takes into consideration the individual’s position, including scope and complexity of the role, as well as broad-based market data, internal pay equity and total target cash compensation.

In general, base salaries for our executive officers are competitive but often below market median. For new executive officers who are promoted from within the organization, the Company aims to set base salaries in the bottom quartile of the market with the expectation of moving base salaries to the 30th percentile after the third year in such position. For executive officers who are externally hired, the Company may be more competitive in setting base salaries closer to median in order to successfully recruit and retain highly qualified leaders who complement the strategic needs of the organization and who don’t have several years of equity grants.

Over time, as the median pay levels in the competitive market change, as evidenced by the salary survey data, AutoZone will make appropriate adjustments to its salary range midpoints so that on average, these midpoints are positioned at market median for base salaries. We believe this positioning relative to the market allows for competitive base salary levels while also delivering competitive total rewards at or above the market median through our performance-based variable compensation. For additional information on the sources of market data and how AutoZone uses such data, see “Benchmarking” within this CD&A.

The below table lists each of our NEO’s base salary for FY25 and FY26, the percent of increase from the prior year (if any) and the rationale for the change.

Name	FY25	FY26	Increase	Rationale
Philip B. Daniele, III	1,000,000	1,200,000	20.0%

The increase reflects leadership contributions in an evolving operating environment, the scope and complexity of the role, and the importance of leadership continuity. Consistent with our compensation philosophy, compensation is targeted to remain competitive and generally aligned at or below the peer group median, considering tenure, experience, and role responsibilities

Jamere Jackson	810,000	826,000	1.9%	Pursuant to annual merit increase based on range penetration and performance
Thomas B. Newbern	810,000	826,000	1.9%	Pursuant to annual merit increase based on range penetration and performance
Eric S. Gould	398,000	520,000	30.7%

Promoted at the end of FY25 and, following our usual practice, no additional increase was made during FY26. At the end of FY25 for his promotion to Executive Vice President, Mr. Gould received a $122,000, or 30.7% increase to a base of $520,000. In establishing compensation levels, base salary was positioned conservatively, while the overall compensation package was designed to be competitive to market while emphasizing at-risk, performance-based compensation and long-term stockholder alignment.

Kenneth E. Jaycox, Jr.	500,000	510,000	2.0%	Pursuant to annual merit increase based on range penetration and performance

52	2026 Proxy Statement

ANNUAL INCENTIVE PLAN

All executive officers were eligible to receive an annual cash incentive award under the FY26 U.S. Management Incentive Plan (“MIP”), which is designed to motivate and reward executives for short-term performance measured against pre-established financial goals. The following graphic illustrates the general design and structure of the MIP.

The Compensation Committee annually reviews the design and elements of our executive compensation program to ensure it continues to reflect our Guiding Principles. In addition, the Committee periodically engages in a deeper review as may be appropriate due to evolving best practices, macroeconomic circumstances or otherwise. For example, during FY26, the Compensation Committee reviewed historical annual plan attainment levels over the prior 20-year period to ensure plan design reflected the Guiding Principles of Drive Performance and Drive Shareholder Value. In particular, the Compensation Committee reviewed incentive plan payout levels and performance against planned targets. In the instances where the Company performed significantly greater than plan and executive officers earned significant incentive plan payouts, the Committee reviewed underlying factors driving the exceptional performance, the incremental cost to stockholders, industry performance and industry-wide compensation practices. Based on this review, the Compensation Committee determined the MIP is designed effectively and furthers all three Guiding Principles. As a result, the Compensation Committee has not made any significant changes to the plan design.

Target Opportunity

Each executive officer’s annual incentive plan target opportunity is expressed as a percentage of base salary, which percentage is based on the individual’s level of responsibility within the organization. As an individual’s level of seniority and management responsibility increases, his or her target opportunity as a percentage of base salary increases and therefore the portion of his or her total performance-based compensation increases. There is no minimum level of payout, and the maximum payout is capped at 300%.

Performance Goals and Payout Matrix

Actual payouts under our annual incentive plan are based upon performance against the matrix set forth on the following page. In developing the matrix, the Compensation Committee began with Economic Profit because it ensures that the Company is using capital to generate profitable earnings efficiently and in a manner that is sustainable for the future. In other words, Economic Profit ensures that growth, as well as the cost of growth, are balanced and achieved in a manner that maximizes the long-term interests of our stockholders. Furthermore, Economic Profit allows us to align short-term compensation goals to long-term value creation.

Accordingly, target Economic Profit, calculated by reference to the FY26 operating plan EBIT and ROIC, would result in target (or 100%) payout. Different levels of attainment of EBIT and ROIC on a pre-determined matrix result in varying levels of Economic Profit and payout is based upon actual Economic Profit against target Economic Profit. Accordingly, annual incentive payouts are driven by EBIT and ROIC and their corresponding impact to Economic Profit versus target. For these reasons, we do not apply straight-line interpolation of our EBIT and ROIC as we focus on impact to Economic Profit instead.

2026 Proxy Statement	53

The key metrics in developing the FY26 annual incentive plan are defined below. The Compensation Committee may (but is not required to) adjust for the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses on the calculation of performance. In the last few years, we have experienced significant product cost inflation, primarily driven by tariffs, resulting in the elimination of our unrecorded historical LIFO reserve and non-cash LIFO adjustments that have added volatility to our pre-tax operating earnings. Therefore, the Compensation Committee has elected to exclude LIFO adjustments.

●	Earnings before interest and taxes (“EBIT”) is defined as net income plus interest and taxes.
●	Return on Invested Capital (“ROIC”) is defined as after-tax operating profit (excluding rent) divided by average invested capital (which includes a factor to capitalize operating leases).
●	Economic Profit is calculated as net operating profit (including rent) after taxes, less the cost of capital using a capital charge rate of 10.5%.

Additionally, the Payout Matrix is further adjusted to ensure the annual incentive plan embodies our Guiding Principles—Drive Performance, Drive Retention and Drive Shareholder Value. These adjustments to the matrix serve as “guardrails” and are described below.

●	Performance Hurdle. The annual incentive plan is subject to a pre-established threshold or hurdle such that no annual incentive awards are paid out unless the Company achieves 90% of target Economic Profit. If the Company achieves 90% of target Economic Profit, payout is 50% of target MIP opportunity. Achievement above 50% is paid by reference to the matrix. We believe this ensures goals are appropriately rigorous to drive performance.
●	Emphasize EBIT Growth. The matrix is also modified such that payout shall not exceed target (or 100%) unless the EBIT target is exceeded. In other words, exceeding the ROIC target alone will not be sufficient to result in an above-target payout. The rationale for this is that there must be “incremental EBIT” (or EBIT in excess of target EBIT) to fund the additional incentive payout. This ensures that any excess payout earned by, and paid to, management does not come at the expense of stockholders but rather is paid out of the additional profit dollars generated by management’s efforts.

Historically, the Compensation Committee has not made adjustments related to foreign exchange gains or losses related to the calculation of performance under the MIP. The attainment calculation excluded the impact of foreign currency fluctuations above a threshold that reflects a level of international operational contribution. This approach ensures alignment with the broader financial structure and recognizes the materiality of global earnings in overall performance framework. The Compensation Committee has approved the FY26 MIP based upon last year’s exchange rate and will not consider an adjustment based on exchange rate fluctuations unless the impact is greater than 5% of International EBIT which it has exceeded in each of the last two years – one favorably to management’s bonus and one unfavorably.

	AutoZone FY26 Annual Incentive Plan Payout Matrix
ROIC	EBIT	$3,253.0	$3,444.3	$3,635.7	$3,827.0	$3,865.3	$4,018.4	$4,209.7	$4,401.1
	(MMs)	85%	90%	95%	100%	101%	105%	110%	115%
	35.16%	—	—%	67%	89%	93%	110%	132%	154%
	35.66%	—	—%	70%	92%	96%	114%	135%	157%
	36.16%	—	51%	73%	95%	99%	116%	138%	160%
	36.66%	—	53%	75%	97%	102%	119%	141%	163%
	37.16%	—	56%	78%	100%	104%	122%	144%	166%
	37.66%	—	58%	80%	100%	107%	125%	147%	169%
	38.16%	—	60%	83%	100%	110%	128%	150%	172%
	38.66%	—	63%	85%	100%	112%	130%	153%	175%
	39.16%	—	65%	87%	100%	114%	133%	155%	178%
	39.66%	—	67%	90%	100%	115%	135%	158%	180%
	40.16%	—	69%	92%	100%	115%	137%	160%	183%
	40.66%	—	71%	94%	100%	115%	140%	163%	186%
	41.16%	50%	73%	96%	100%	115%	142%	165%	188%

Note: Shaded areas on the matrix indicate levels of attainment in which EBIT and ROIC would result in Economic Profit that is less than 90% of target Economic Profit and therefore does not meet the specified hurdle and results in no payout.

54	2026 Proxy Statement

Attainment per Matrix

The Company’s results for FY26 consisted of $2,399.7 million in Economic Profit, $3,819.1 million in adjusted EBIT and 36.27% of adjusted ROIC, in each case, after removing the effects of non-cash charges related to LIFO inventory reserve adjustments of $192 milllion. The impact of foreign exchange rate fluctuations adjustment has been excluded from the FY26 attainment totaling $48.2 million. Additionally, FY26 performance attainment excludes 50% of the tariff refund benefit, totaling $48.0 million. In reaching this determination, the Committee carefully evaluated the nature of the benefit, its impact on reported results, and the significant efforts undertaken by management and AutoZoners to manage the operational and financial challenges associated with tariffs. The Committee recognized that the eventual recovery reflected substantial planning, execution, cost discipline, and considerable efforts by the team to mitigate disruption to the business. At the same time, the Committee considered the importance of maintaining a strong pay-for-performance alignment and ensuring that incentive outcomes appropriately reflected underlying operating performance. After balancing these considerations, the Committee determined that excluding 50% of the tariff rebate benefit appropriately recognized management's contributions while preserving alignment between incentive compensation and sustainable business performance. Also, ROIC was calculated on a 14-point trailing fiscal period average to mitigate potential risks related to short-term actions which could inflate calculations. Based on these results, the Company achieved a payout of 105.73% of target under the FY26 MIP.

($in mill)	Target	Actual
Economic Profit	$2,372.5	$2,399.7
EBIT	$3,827.0	$3,819.1
ROIC	37.16%	36.27%
MIP Attainment per Matrix (% of Target): 105.73%

Actual Payouts

Based on actual FY26 performance against pre-established financial goals, each NEO earned the following annual incentive plan payout.

				Payout
		Target		(105.73%
	Base Salary	(% of Base	Target	of Target)	Actual Payout
Name	($)	Salary)	($)	($)	($)
Philip B. Daniele, III	1,169,231	130.0%	1,520,000	1,607,097	1,607,097
Jamere Jackson	823,539	100.0%	823,539	870,728	870,728
Thomas B. Newbern	823,539	100.0%	823,539	870,728	870,728
Eric S. Gould	520,000	75.0%	390,000	412,347	412,347
Kenneth E. Jaycox, Jr.	508,462	60.0%	305,077	322,558	322,558

Long-Term Incentive Plan

For FY26, all executive officers were awarded long-term incentives under the 2020 AutoZone, Inc. Omnibus Incentive Award Plan in the form of stock options. These equity awards are granted to drive long-term performance by rewarding value creation from stock price appreciation.

As with other elements of executive compensation, the Compensation Committee annually reviews the design of the long-term incentive plan to ensure it remains effective and in furtherance of the Guiding Principles. While the Compensation Committee has traditionally granted long-term compensation in the form of stock options, the Committee continues to evaluate the efficacy of stock options against other potential equity vehicles, primarily performance share units.

●	Performance Metrics. Stock options directly align management’s interest with the long-term interests of stockholders by awarding value upon stock price appreciation and long-term value creation.
●	Term. The 10-year term of stock options necessarily incents management to focus on a six to eight year performance period when options typically reach their greatest value. By contrast, performance share units typically carry a three or four year performance period. Because of the success of the stock option program and success of company our option holders have held longer than typical which further reinforces the benefits, including a tax benefit to the company.

2026 Proxy Statement	55

●	Resilience. Unlike shorter-term awards, which can present boards with difficult decisions, such as whether to exercise discretion, modify awards, modify performance metrics or lose good talent, in times of economic distress or market disruption, the long-term nature of stock options is more resilient to extreme and unpredictable volatility caused by macroeconomic factors, thus encouraging management to focus solely on the best interests of the Company and its stockholders.
●	Retention. Turnover of executive officers, after excluding departures due to retirement or performance, remain below market. Additionally, because retirement-eligible executives (as defined in the applicable plan) may continue to vest and retain option awards for the entire term, these executives are further incented to develop organizational talent, facilitate succession planning and transfer institutional knowledge. This ensures the long-term stability and growth of the organization even after the individual’s retirement.
●	Prevalence. Stock options are less prevalent in today’s market. In some instances, stock options are disfavored because they are too rigorous (i.e., companies are unable to deliver long-term growth making stock options the less valuable instrument or even causing them to be worthless). Some constituents disfavor stock options because they are not rigorous enough (i.e., it is argued they are not performance-based). Additionally, stock options are disfavored by some management teams who have had experience with underwater stock options or teams who don’t see a path to considerable future value creation. Our Board and management team believe in and want to incentivize our management team to continue to deliver exceptional performance.

After considering the factors above, the Committee contends that stock options are the most appropriate performance-based equity vehicle for AutoZone’s leadership team and in the best interests of the Company’s stockholders.

Also, when considering the efficacy of stock options, the Committee observed the following:

●	The Company’s burn rate remains at the median of the Peer Group.
●	The Company’s long-term performance, as measured by total shareholder return over the last ten years is in the top quartile compared to its Peer Group.
●	The average number of years stock options have been held before exercise is six years from the date of grant, for current executive officers as a group (based upon the last ten years of activity). In many instances, our most senior executive officers hold closer to six to eight years which is significantly longer than the vesting period.

Stock Options

The non-qualified stock options are typically granted in early October at the first regularly scheduled Compensation Committee meeting of the fiscal year. Awards of stock options may be granted outside of this time frame in the event of promotions, external hires or other unique circumstances. Options have a term of ten years and generally become vested and exercisable over a four-year period at the rate of one-fourth per year.

Beginning with FY25, the majority of our executive committee will vest over a four-year period with no options vesting after year 1, 50% exercisable after two years and 25% vest in years three and four. Beginning with the FY21 grant, options vest on October 15 of each year following the grant date, to ensure the first vesting date occurs more than one full year after the date of grant. The exercise price for such options is equal to the closing price of our common stock on the grant date, as quoted on the NYSE. Under the terms of the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, we may not grant stock options with a strike price at a discount to fair market value. Unless otherwise determined by the Compensation Committee, “fair market value” as of a given date is the closing price of our common stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when such shares were traded.

In FY26, the CEO was granted 25% of LTIP awards in the form of premium-priced stock options (10% above the stock price on the date of grant), with a 100% cliff vest after five years and 75% as non-qualified stock options with 50% vesting in year two and 25% vesting in each years three and four.

56	2026 Proxy Statement

FY26 Long-Term Incentive Plan Awards

Name	FY25 Options Granted		FY26 Options/RSUs Granted		Share (+/-) from	Value (+/-) from
	(#)	($)	(#)	($)	Prior Year	Prior Year	Rationale
Philip B. Daniele, III	6,328	7,198,789	5,670	8,276,763	(10.4)%	15.0%	Increase related to Black-Scholes Merton value of stock options
Jamere Jackson	4,597	5,200,014	4,049	5,909,820	(11.9)%	13.7%	Increase related to Black-Scholes Merton value of stock options
Thomas B. Newbern	4,597	5,200,014	4,049	5,909,820	(11.9)%	13.7%	Increase related to Black-Scholes Merton value of stock options
Eric S. Gould	2,917	3,299,639	3,380	4,933,364	15.9%	49.5%	Increase in value related to promotion for the prior year and increased Black-Scholes Merton value of stock options
Kenneth E. Jaycox, Jr.	2,917	3,299,639	4,348	8,882,258	49.1%	169.2%	Increase in value related to performance for the prior year and increased Black-Scholes Merton value of stock options along with one-time RSU retention grant

Equity Award Grant Practices

The Compensation Committee typically approves annual equity award grants during the regularly scheduled meeting held in the first quarter of the fiscal year, with a grant date of two business days after the conclusion of the meeting. The grant date practice was adopted to allow for the prior disclosure of material nonpublic information, if any, that may be approved by the Board at such meeting. Awards may also be granted outside of this schedule in other limited circumstances, such as the commencement of employment or internal promotion. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates. In fiscal year 2026, the Compensation Committee did not grant stock options to any NEO during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, Form 10-Q or Form 8-K that discloses material non-public information.

One-Time Special Awards

As a general rule, the Company does not grant one-time special awards to executive officers. However, in limited instances, the Company may grant a one-time special sign-on award for the sole purpose of recruiting and attracting high-caliber candidates to the AutoZone Executive Committee. Over the past six years, the Company has only issued one-time special awards to executive officers in seven instances, six of which were sign-on awards subject to our typical four-year vesting conditions, and an additional one-time retention grant in FY26 described below. These sign-on awards, consistent with market practice, serve to incentivize external candidates to accept our offer of employment while also providing compensation for any unvested awards he or she may have left from their prior employer. Furthermore, providing equity subject to multi-year vesting conditions immediately aligns external hires’ interests with those of the balance of the management team and our stockholders.

Although the Company has experienced exceptional executive retention over time, based on the CEO’s recommendation, the Compensation Committee determined that leadership continuity remains particularly important in areas that are central to the Company's long-term growth strategy. Accordingly, the Compensation Committee approved a one-time retention award, to Senior Vice President - Commercial, Kenneth Jaycox, in August 2026 intended to reinforce long-term retention and stockholder alignment while supporting continued execution of strategic Commercial growth initiatives. The award was structured with an extended five-year cliff vesting period, a substantial continued-service requirement to emphasize long-term value creation and retention. The Compensation Committee does not regularly grant special retention awards and views such awards as exceptional, to be used only when justified by unique business circumstances and strategic retention considerations.

2026 Proxy Statement	57

Other Practices, Policies & Guidelines

Stock Ownership Guidelines

AutoZone maintains robust stock ownership requirements for all executive officers. With the exception of recently elected directors or recently hired or promoted executives who are each provided with a transition period to comply, all directors and executive officers were in compliance with these stock ownership guidelines as of the end of fiscal 2026.

REQUIREMENT	DESCRIPTION
Ownership Requirement
●
Directors: 7x Cash portion of Annual Retainer
●
Chief Executive Officer: 6x base salary
●
Chief Financial Officer/ Chief Operating Officer: 4x base salary
●
Executive Vice President: 3x base salary
●
Senior Vice President: 2x base salary

Eligible Equity
●
All eligible equity is valued at the closing price of AutoZone common stock as of the end of the fiscal year. Eligible equity includes shares that are reportable as beneficially owned, whether direct or indirect.
●
No portion of unvested awards or unexercised options are included for purposes of determining compliance with these guidelines.

Transition Period
●
Directors: Within 5 years of joining the Board
●
Executive Officers: Within 5 years of becoming a member of the Executive Committee; provided, any current Executive Committee member promoted to another Executive Committee role shall have an additional 3 years from promotion date to achieve higher requirement.

Holding Requirements
●
Individuals not in compliance will be required to hold 50% of the shares acquired upon exercise of stock options or distribution of restricted stock units (after permitting the sale of shares to cover taxes due) and may not otherwise sell any shares of AZO.
●
Guidelines will no longer apply after an executive officer reaches age 62 in order to facilitate appropriate financial planning as potential retirement approaches. The Compensation Committee may waive the guidelines for any other executive at its discretion.

Unlawful Insider Trading and Anti-Hedging Policy

AutoZone has adopted policies and procedures designed to prohibit unlawful insider trading, hedging transactions and related practices. Specifically, AutoZone’s employees, officers and its Board of Directors are prohibited from trading in AutoZone securities while in possession of material, nonpublic information, from pledging AutoZone securities as collateral, holding AutoZone securities in a margin account and entering into transactions that are designed to hedge or offset decreases in the market value of AutoZone securities. Prohibited transactions include equity swaps, prepaid variable forward contracts, put or call options (other than employee stock option grants), short sales or other derivative instruments. Additionally, certain AutoZoners and officers are subject to routine and non-routine blackout periods during which times trading in our securities is not permitted, as well as pre-clearance procedures to ensure compliance with applicable internal policies.

58	2026 Proxy Statement

Clawback Policy

AutoZone adopted an incentive compensation recovery, or “Clawback Policy” that applied to current and former members of the AutoZone Executive Committee. Consistent with the final rules adopted by the SEC and NYSE, the Compensation Committee has adopted a revised Clawback Policy, which is summarized below. The complete text of such Clawback Policy is included as an exhibit to our FY26 Form 10-K.

Non-Discretionary Clawback in the event of a Financial Restatement. In the event that AutoZone is required to prepare an accounting restatement to correct an error that is material to the previously issued financial statements or would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will seek to recover erroneously awarded incentive compensation received by any current or former executive officer during the immediately preceding three fiscal years. This is a “no fault” policy, meaning that it may be triggered in the absence of fraud or willful misconduct by the executive. “Erroneous” compensation is the amount of compensation that is granted, earned or vested based upon attainment of a financial reporting measure included in an accounting restatement above what would have been received had the financial statements in question been accurate.

Discretionary Clawback in the event of Willful Misconduct. Additionally, the Board, in its sole discretion, may seek to recover incentive compensation received by any current or former executive officer during the immediately preceding three fiscal years in the event such executive officer willfully engaged in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise.

Benefits

Our executive officers participate in certain benefits on the same terms that are offered to all of our full-time U.S. salaried AutoZoners. We also provide them with limited additional benefits and perquisites for retention and recruiting purposes, to replace benefit opportunities lost due to regulatory limits, and to enhance their ability to focus on our business. We do not provide tax gross-up payments for named executive officers on any benefits and perquisites other than relocation-related items. The primary additional benefits and perquisites include the following:

Benefit	Availability(1)(2)
Employee Stock Purchase Plan (ESPP)	● All U.S. AutoZoners
Executive Stock Purchase Plan (XSPP) (3)	● Vice Presidents and above
401(k) Retirement Plan, with Match	● All U.S. AutoZoners
Executive Deferred Compensation Plan (EDCP), with Match	● Vice Presidents and above
Salary Continuation Death Benefit	● All U.S. AutoZoners
Matching Charitable Gift Program	● All U.S. AutoZoners; Vice Presidents and above eligible to receive a larger match depending on level
Medical, Dental and Vision Plans	● All U.S. AutoZoners
Executive Physical Program	● Executive Officers
Company-Paid Life Insurance Plans	● All U.S. AutoZoners
Company-Paid Disability Insurance Plans	● Vice Presidents and above

(1)	Benefits listed as available to all U.S AutoZoners are excluded from “All Other Compensation” in the Summary Compensation Table as permitted by applicable disclosure rules.
(2)	This table is a summary only and does not describe specific benefit eligibility rules, such as minimum service, among others. All U.S. AutoZoners refers to full-time, salaried employees.
(3)	Contributions under the Plan have been suspended pending shareholder approval of a new XSPP compensation plan.

2026 Proxy Statement	59

Stock Purchase Plans

	ESPP	XSPP
Overview	Shares purchased at a discount	Shares purchased at Fair Market Value (“FMV”) with a Company-provided “match” of shares (the “Matched Shares”)
Eligibility	All U.S. AutoZoners with 6-months of service	Vice Presidents and above with 6-months of service
Contributions	After tax, limited to lower of 10% of eligible compensation or $15,000	After tax, limited to 25% of eligible compensation
Discount / Match	15% discount to FMV	Matched Shares provided, such that total shares acquired are purchased at a 15% discount to FMV
Fair Market Value (FMV)	FMV is the lower of the closing price of a share of AZO common stock on the first and last trading day of the calendar quarter	FMV is the closing price of a share of AZO common stock on the last trading day of the calendar quarter
Vesting	Fully vested, but subject to one-year holding period	Purchased shares are fully vested and subject to one-year holding period. Matched Shares vest after one year.

Employee Stock Purchase Plan. AutoZone maintains the Eighth Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan” or “ESPP”) which enables all US. AutoZoners, with six months of service, to purchase AutoZone common stock at a 15% discount to FMV, subject to IRS-determined limitations. Based on IRS rules, annual purchases in the ESPP are limited to the lower of $15,000 or 10% of eligible compensation. In connection with the 2026 Annual Meeting, the Company has proposed for shareholder approval the Ninth Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan (the “A&R ESPP”). For a summary of key terms of the A&R ESPP, please see Proposal 4: Approval of the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan, beginning on page 34 of this Proxy Statement.

Executive Stock Purchase Plan. To support and encourage greater stock ownership by our leadership, AutoZone has also established a non-qualified stock purchase plan. The AutoZone, Inc. Sixth Amended and Restated Executive Stock Purchase Plan (“Executive Stock Purchase Plan” or “XSPP”) operated in a similar manner to the ESPP by allowing executives to acquire shares of AutoZone common stock at a 15% discount to FMV. Because the XSPP was not required to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), it provided for a higher limit on the percentage of a participant’s compensation that may be used to purchase shares and is limited to 25% of the eligible compensation with respect to the plan year. Under the XSPP, shares of AutoZone common stock were purchased at 100% of FMV (i.e., not at a discount), and a specified number of shares (the “Matched Shares”) were issued by the Company at no cost to the participant such that the total number of shares received was equivalent to acquiring the shares at 15% discount to FMV. The Matched Shares were to remain unvested for one year from the date of purchase and subject to forfeiture during that time. The plan expired January 1, 2026, and all elections occurred before such expiration. In connection with the 2026 Annual Meeting, the Company has proposed for shareholder approval the Seventh Amended and Restated AutoZone, Inc. Executive Stock Purchase Plan (the “A&R XSPP”). For a summary of key terms of the A&R XSPP, please see Proposal 5: Approval of the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan, beginning on page 37 of this Proxy Statement.

Retirement Plans

401(k) Retirement Plan. AutoZoners based in the United States are eligible to participate in the AutoZone, Inc. 401(k) Plan on day one of employment. The 401(k) Plan is a qualified plan that meets the requirements of Internal Revenue Code Section 401(a). The 401(k) Plan allows participants to make a pretax contribution of a specified percentage of their annual pay, up to IRS-imposed maximums, into an investment account. The Company provides a matching contribution that is calculated based on 100% of the first 3% of contributions and 50% of the next 2% of contributions into the 401(k) Plan.

60	2026 Proxy Statement

Executive Deferred Compensation Plan. AutoZone officers based in the United States are eligible to participate in the AutoZone, Inc. Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan” or “EDCP”). The EDCP is a nonqualified plan that allows participants to make a pretax deferral of up to 25% of base salary and/or up to 75% of annual cash incentive compensation, with a Company-provided matching contribution that is calculated based on 100% of the first 3% of deferrals and 50% of the next 2% deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan.

An AutoZoner always CARES ABOUT PEOPLE

Treat people with dignity and respect. Recognize great work and provide frequent feedback. Demonstrate concern for others and your community. Create a safe environment. Own your development and help develop others.

Taking Care of People

Salary Continuation Death Benefit. In the unfortunate event an eligible full-time AutoZoner passes away, AutoZone will provide up to 12 weeks of the deceased AutoZoner’s pay to their named beneficiary. This benefit reflects our steadfast commitment to take care of our people, because their family is our family.

Matching Charitable Gift Program. At AutoZone, we encourage our AutoZoners to be active members of the communities in which they live, work and serve. Through our Matching Gift Program, we commit to match AutoZoner donations dollar-for-dollar, up to $500 per AutoZoner per fiscal year to qualified charities of their choice. Our Matching Gift program is available to all full-time and part-time AutoZoners in the United States. For Vice Presidents, AutoZone will match up to $10,000, and for Executive Committee members, AutoZone will match up to $50,000.

Limited Perquisites. The Company provides limited perquisites and personal benefits to its executives in order to allow them to devote more time to their business responsibilities while also promoting health, wellness and safety.

●Company Aircraft. Senior executives may periodically use AutoZone’s private aircraft for personal travel pursuant to an agreement with the Company. Under the agreement, the Company must be reimbursed for the direct, incremental cost to the Company arising from the personal use of the aircraft. These expenses include the cost of fuel, aircraft maintenance plan costs related to the trip, ramp fees, pilot expenses (if contract pilots are used on the trip), any special insurance for the trip, and other direct costs to the Company. All of the fixed costs related to the use of the private aircraft, such as regular insurance premiums, hangar fees, depreciation and subscription costs, are paid by the Company, and reimbursement is not required for such costs.
●Other. The Company also provides its executive officers with home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel, and Company-paid long-term disability insurance premiums.

Risk Assessment of Compensation Programs

Management has assessed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on AutoZone. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating other controls and processes designed to identify and manage risk. The Compensation Committee reviewed the risk assessment and concurred with management’s conclusion.

Tax Considerations

Section 409A of the Code sets forth strict rules related to non-qualified deferred compensation earned and vested. The Internal Revenue Service periodically releases Notices and other guidance related to Section 409A, and AutoZone continues to take actions designed to comply with the Section’s applicable requirements.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed solely of independent, non-employee directors. None of the members of the Compensation Committee (i) was an officer or employee of the Company at any time during the prior fiscal year or (ii) is or was a participant in a “related person” transaction with the Company since the beginning of fiscal 2026. No executive officer of the Company serves, or in the past fiscal year has served on the compensation committee or Board performing a compensation committee function of any company that has one or more of its executives officers serving as a member of the Company’s Compensation Committee or Board performing a compensation committee function.

2026 Proxy Statement	61

Summary Compensation Table

This table shows the compensation paid to the NEOs during the 2026, 2025 and 2024 fiscal years.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($) (2)(3)	($) (3)	($) (4)	($) (5)	($)
Philip B. Daniele, III	2026	1,169,231	—	17,829	8,276,763	1,607,097	166,044	11,236,964
President & Chief Executive Officer	2025	1,000,000	—	27,754	7,198,789	1,257,751	152,120	9,636,414
	2024	855,000	—	25,022	7,199,838	1,002,363	116,242	9,198,465
Jamere Jackson (6)	2026	823,539	—	—	5,909,820	870,728	106,331	7,710,418
Chief Financial Officer	2025	808,462	—	—	5,200,014	782,187	101,743	6,892,406
	2024	804,769	—	8,135	5,200,028	771,295	93,383	6,877,610
Thomas B. Newbern	2026	823,539	—	—	5,909,820	870,728	106,589	7,710,676
Chief Operating Officer	2025	808,462	—	—	5,200,014	782,187	99,836	6,890,499
	2024	790,923	—	—	5,200,028	760,982	82,624	6,834,557
Eric S. Gould	2026	520,000	—	—	4,933,364	412,347	48,826	5,914,537
Executive Vice President,	2025
Merchandising, Marketing & Supply Chain	2024
Kenneth E. Jaycox, Jr.	2026	508,462	—	5,007,470	3,882,470	322,558	59,058	9,780,018
Senior Vice President, Commercial	2025	500,000	—	—	3,299,639	290,251	194,608	4,284,498
	2024	48,077	—	—	5,298,895	28,647	21,473	5,397,092

(1)	Annual incentive awards were paid pursuant to the approved management incentive plan and therefore appear in the “non-equity incentive plan compensation” column of the table.
(2)	Except as specifically noted below for Mr. Jaycox, represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 60 for more information about the Executive Stock Purchase Plan. See Note N, Share-Based Plans, to our consolidated financial statements in our Annual Report for a description of the Executive Stock Purchase Plan and the accounting and assumptions used in calculating expenses in accordance with FASB ASC Topic 718. For Mr. Jaycox, $7,682 of the total amount is attributable to the XSPP and $4,999,788 is attributable to his RSU grant.
(3)	The value of stock awards and option awards was determined as required by FASB ASC Topic 718. There is no assurance that these values will be realized. See Note N, Share-Based Plans, to our consolidated financial statements in our Form 10-K for details on assumptions used in the valuation.
(4)	Incentive amounts were earned for the 2026 fiscal year pursuant to the approved management incentive plan and were paid in October 2026. See “Compensation Discussion and Analysis” on page 53 for more information about this plan.
(5)	All Other Compensation includes the following:

						Company
						Contributions
		Perquisites and				to Defined	Life
		Personal		Charitable	Imputed	Contribution	Insurance
		Benefits	Relocation	Contributions	Income	Plans	Premiums
Name		($)(A)	($)	($)(B)	($)(C)	($)(D)	($)
Philip B. Daniele, III	2026	9,746	—	37,065	23,903	89,695	5,635
Jamere Jackson	2026	6,121	—	15,594	16,183	64,186	4,247
Thomas B. Newbern	2026	7,534	—	3,500	27,131	64,186	4,238
Eric S. Gould	2026	8,317	—	7,500	8,878	22,376	1,755
Kenneth E. Jaycox, Jr.	2026	6,566	—	7,200	9,333	34,083	1,876

(A)	Perquisites and personal benefits for all NEOs include Company-provided home security system and/or monitoring services, airline club memberships and status upgrades, Company-paid spouse business-related travel and Company-paid long-term disability insurance premiums.
(B)	Matching charitable contributions made under the AutoZone Matching Gift program, under which executives may contribute to qualified charitable organizations and AutoZone provides a matching contribution to the charities in an equal amount, up to $50,000 in the aggregate for each executive committee member annually.
(C)	Represents amounts related to imputed earnings on company-paid, taxable life insurance and miscellaneous other items.
(D)	Represents employer contributions to the AutoZone, Inc. 401(k) Plan and the AutoZone, Inc. Executive Deferred Compensation Plan.
(6)	Mr. Jackson resigned as Chief Financial Officer effective November 25, 2026.

62	2026 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to the Company’s NEOs during the 2026 fiscal year. See “Compensation Discussion and Analysis” beginning on page 55 for additional information on each of these awards.

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payments			Number of	Number of	or Base	Value of
		Under Non-equity Incentive			Shares of	Securities	Price of	Stock and
		Plans (1)			Stock or	Underlying	Option	Option
	Equity Plans	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#) (2)	(#) (3)	($)	($)
Philip B. Daniele, III		760,000	1,520,000	4,560,000
	10/10/2025					4,253	4,075.31	6,207,574
	10/10/2025					1,417	4,482.84	2,069,189
	9/30/2025				1			4,290
	12/31/2025				2			6,783
	3/31/2026				2			6,756
								8,294,592
Jamere Jackson		411,769	823,538	2,470,615
	10/10/2025					4,049	4,075.31	5,909,820
								5,909,820
Thomas B. Newbern		411,769	823,538	2,470,615
	10/10/2025					4,049	4,075.31	5,909,820
								5,909,820
Eric S. Gould		195,000	390,000	1,170,000
	10/10/2025					3,380	4,075.31	4,933,364
								4,933,364
Kenneth E. Jaycox, Jr.		152,538	305,077	915,231
	10/10/2025					2,660	4,075.31	3,882,470
	9/30/2025				1			4,290
	12/31/2025				1			3,392
	8/28/2026				1,688			4,999,788
								8,889,940

(1)	Represents potential threshold, target and maximum incentive compensation for the 2026 fiscal year under the approved management incentive plan based on the dollar value of the estimated target amount payable if the specified performance target is reached. The amounts actually paid for the 2026 fiscal year are described in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The “threshold” is the minimum payment level under the approved management incentive plan which is 50% of the target amount. The maximum is 300% of the target.

(2)	Represents shares awarded pursuant to the Executive Stock Purchase Plan, with the exception of Mr. Jaycox whose number of shares includes 1,688 pursuant to a one-time RSU grant.
(3)	Represents options awarded pursuant to the 2020 Omnibus Incentive Plan.

2026 Proxy Statement	63

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock option awards under the Amended 2011 Equity Plan, the 2011 Equity Plan, 2020 Omnibus Incentive Plan, and unvested shares under the Executive Stock Purchase Plan for the Company’s NEOs as of August 29, 2026:

		Option Awards					Shares
							Number of	Market
		Number of Securities					Shares of	Value of
		Underlying Unexercised Options			Option		Stock that	Shares of Stock
					Exercise	Option	have not	that have not
Name	Grant Date	Exercisable	Unexercisable		Price ($)	Expiration Date	Vested (4) (5)	Vested ($) (6)
Philip B. Daniele, III	9/26/2017	1,927	—	(1)	587.13	9/27/2027
	9/25/2018	5,450	—	(1)	772.80	9/26/2028
	10/7/2019	6,620	—	(1)	1,060.81	10/8/2029
	10/7/2020	4,800	—	(1)	1,139.99	10/8/2030
	6/16/2021	500	—	(1)	1,390.47	6/16/2031
	10/5/2021	5,590	—	(1)	1,651.22	10/5/2031
	10/4/2022	3,930	1,310	(1)	2,205.03	10/4/2032
	10/6/2023	2,643	2,644	(1)	2,549.04	10/6/2033
	1/2/2024	1,070	1,070	(1)	2,568.50	1/2/2034
	10/11/2024	—	1,555	(2)	3,442.76	10/11/2034
	10/11/2024	—	4,773	(3)	3,129.78	10/11/2034
	10/10/2025	—	1,417	(2)	4,482.84	10/10/2035
	10/10/2025	—	4,253	(3)	4,075.31	10/10/2035
	9/30/2025						1	2,962
	12/31/2025						2	5,924
	3/31/2026						2	5,924
Totals		32,530	17,022				5	14,810
Jamere Jackson	10/7/2020	6,900	—	(1)	1,139.99	10/8/2030
	10/5/2021	5,590	—	(1)	1,651.22	10/5/2031
	10/4/2022	3,930	1,310	(1)	2,205.03	10/4/2032
	10/6/2023	2,643	2,644	(1)	2,549.04	10/6/2033
	10/11/2024	1,149	3,448	(1)	3,129.78	10/11/2034
	10/10/2025	—	4,049	(1)	4,075.31	10/10/2035
Totals		20,212	11,451				—	—
Thomas B. Newbern	10/7/2019	8,500	—	(1)	1,060.81	10/8/2029
	10/7/2020	6,900	—	(1)	1,139.99	10/8/2030
	10/5/2021	6,710	—	(1)	1,651.22	10/5/2031
	10/4/2022	3,930	1,310	(1)	2,205.03	10/4/2032
	10/6/2023	2,643	2,644	(1)	2,549.04	10/6/2033
	10/11/2024	—	4,597	(3)	3,129.78	10/11/2034
	10/10/2025	—	4,049	(3)	4,075.31	10/10/2035
Totals		28,683	12,600				—	—
Eric S. Gould	9/26/2017	1,615	—	(1)	587.13	9/27/2027
	9/25/2018	1,275	—	(1)	772.80	9/26/2028
	10/7/2019	1,713	—	(1)	1,060.81	10/8/2029
	10/7/2020	1,500	—	(1)	1,139.99	10/8/2030
	2/8/2021	1,650	—	(1)	1,224.95	2/8/2031
	10/5/2021	3,880	—	(1)	1,651.22	10/5/2031
	10/4/2022	2,730	910	(1)	2,205.03	10/4/2032
	10/6/2023	2,050	2,050	(1)	2,549.04	10/6/2033
	10/11/2024	—	2,917	(3)	3,129.78	10/11/2034
	10/10/2025	—	3,380	(3)	4,075.31	10/10/2035
Totals		16,413	9,257				—	—
Kenneth E. Jaycox, Jr.	7/29/2024	2,356	2,357	(1)	3,072.66	7/29/2034
	10/11/2024	729	2,188	(1)	3,129.78	10/11/2034
	10/10/2025	—	2,660	(1)	4,075.31	10/10/2035
	9/30/2025						1	2,962
	12/31/2025						1	2,962
	8/28/2026						1,688	4,999,788
Totals		3,085	7,205				1,690	5,005,712

(1)	Stock options vest annually in one-fourth increments over a four-year period.
(2)	Stock options cliff vest 100% in year five.
(3)	Stock options vest 50% in year two, 25% in year three and 25% in year four.
(4)	Represents shares acquired pursuant to unvested shares granted under the Executive Stock Purchase Plan. Such shares vest on the first anniversary of the date the option was exercised under the plan and will vest immediately upon a participant’s termination of employment without cause or the participant’s death or disability.
(5)	Shares for Mr. Jaycox includes 1,688 pursuant to a one-time RSU grant.
(6)	Based on the closing price of AutoZone common stock on August 29, 2026 ($2,961.96 per share).

64	2026 Proxy Statement

Option Exercises and Stock Vested

The following table sets forth information regarding stock option exercises and vested stock awards for the Company’s NEOs during the fiscal year ended August 29, 2026:

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#) (2)	($) (3)
Philip B. Daniele, III	3,533	11,814,279	8	28,511
Jamere Jackson	—	—	—	—
Thomas B. Newbern	—	—	—	—
Eric S. Gould	—	—	—	—
Kenneth E. Jaycox, Jr.	—	—	—	—

(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the closing price of AutoZone common stock on the NYSE on the date of exercise and the exercise price of the option.
(2)	Represents shares acquired pursuant to the Executive Stock Purchase Plan. See “Compensation Discussion and Analysis” on page 60 for more information about this plan.
(3)	Based on the closing price of AutoZone common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation for the Company’s NEOs as of and for the year ended August 29, 2026.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings/ Losses	Withdrawals /	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($) (1)	($) (2)	($) (3)	($)	($)
Philip B. Daniele, III	230,621	77,541	218,415	—	2,316,045
Jamere Jackson	80,255	49,786	136,992	—	1,022,845
Thomas B. Newbern	321,022	49,786	328,306	(2,418)	3,227,309
Eric S. Gould	219,921	14,376	404,187	—	3,856,535
Kenneth E. Jaycox, Jr.	91,297	17,672	17,841	—	144,661

(1)	Represents contributions by the NEOs under the AutoZone, Inc. Executive Deferred Compensation Plan (the “EDCP”). Such contributions are included under the appropriate “Salary” and “Non-Equity Incentive Plan Compensation” columns for the NEOs in the Summary Compensation Table.
(2)	Represents matching contributions by the Company under the EDCP. Such contributions are included under the “All Other Compensation” column for the NEOs in the Summary Compensation Table.
(3)	Represents the difference between the aggregate balance at end of fiscal 2026 and 2025, excluding (i) contributions made by the executive officer and the Company during fiscal 2026 and (ii) any withdrawals or distributions during fiscal 2026. None of the earnings/losses in this column were included in the Summary Compensation Table because they were not preferential or above market.

Officers of the Company with the title of vice president or higher based in the United States are eligible to participate in the EDCP. As of August 29, 2026, there were 61 such officers of the Company. The EDCP is a nonqualified plan that allows officers to make a pretax deferral of base salary and bonus compensation. Officers may defer up to 25% of base salary and up to 75% of bonus compensation. The Company match is calculated based on 100% of the first 3% of deferred compensation and 50% of the next 2% deferred, less the maximum value of the Company match available generally to participants in AutoZone’s 401(k) Plan. Participants may select among various mutual funds in which to invest their deferral accounts. Participants may elect to receive distribution of their deferral accounts at retirement or starting in a specific future year of choice before or after anticipated retirement (but not later than the year in which the participant reaches age 75). If a participant’s employment with AutoZone terminates other than by retirement or death, the account balance will be paid in a lump sum payment six months after termination of employment. There are provisions in the EDCP for withdrawal of all or part of the deferral account balance in the event of an extreme and unforeseen financial hardship.

2026 Proxy Statement	65

Potential Payments Upon Termination Or Change In Control

Our NEOs may receive certain benefits if their employment terminates under specified circumstances. These benefits derive from Company policies, plans, agreements and arrangements described below.

Agreement with Mr. Daniele

Mr. Daniele and AutoZone entered into an agreement (the “Agreement”) in 2024 providing that if employment is terminated by the Company without cause, he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary, a lump sum prorated share of any unpaid annual bonus incentive for periods during which he was employed, and AutoZone will pay the cost of COBRA premiums to continue his medical, dental and vision insurance benefits for up to 18 months to the extent such premiums exceed the amount Mr. Daniele had been paying for such coverage during his employment. The Agreement further provides that Mr. Daniele will not compete with AutoZone or solicit its employees for a three-year period after his employment with AutoZone terminates.

Executive Officer Agreements (Messrs. Jackson, Newbern, Gould, and Jaycox)

AutoZone’s other executive officers including Messrs. Jackson, Newbern, Gould, and Jaycox, have entered into agreements (“Severance and Non-Compete Agreements”) with the Company providing that if their employment is involuntarily terminated without cause, and if they sign an agreement waiving certain legal rights, they will receive severance benefits in the form of salary continuation for a period of time ranging from 12 to 24 months, depending on their length of service at the time of termination. The aforementioned executives all have greater than 5 years of service, except for Mr. Jaycox, who has approximately 2.5 years of service.

Years of Service	Severance Period
Less than 1	12 months
1 – less than 5	18 months
5 or more	24 months

The executives will also receive a lump sum prorated share of their annual bonus incentive when such incentives are paid to similarly-situated executives. Medical, dental and vision insurance benefits generally continue through the severance period up to a maximum of 18 months, with the Company paying the cost of COBRA premiums to the extent such premiums exceed the amount the executive had been paying for such coverage. An appropriate level of outplacement services may be provided based on individual circumstances.

The Severance and Non-Compete Agreement further provides that the executive will not compete with AutoZone or solicit its employees for a two-year period after his or her employment with AutoZone terminates.

66	2026 Proxy Statement

Equity Plans

All outstanding, unvested stock options, including those held by the NEOs, will vest immediately upon the option holder’s death pursuant to the terms of the stock option agreements.

Unvested shares under our Executive Stock Purchase Plan, which normally are subject to forfeiture if a participant’s employment terminates prior to the first anniversary of their acquisition, will vest immediately if the termination is by reason of the participant’s death, disability, termination by the Company without cause, or retirement on or after the participant’s normal retirement date. The plan defines “disability,” “cause,” and “normal retirement date.”

Life Insurance

AutoZone provides all salaried AutoZoners in active full-time employment in the United States a company-paid life insurance benefit in the amount of two times annual earnings. “Annual earnings” exclude stock compensation and gains realized from stock option exercises but include salary and short-term incentive compensation received. Additionally, salaried AutoZoners are eligible to purchase additional life insurance subject to insurability above certain amounts. The maximum benefit of the company-paid and the additional coverage combined is $7,500,000. All the NEOs are eligible for this benefit.

Disability Insurance

All full-time officers at the level of vice president and above are eligible to participate in two executive long-term disability plans, until age 67. Accordingly, AutoZone purchases individual disability policies for its executive officers that pay 70% of the first $7,143 of insurable monthly earnings in the event of disability. Additionally, the executive officers are eligible to receive an executive long-term disability plan benefit in the amount of 70% of the next $35,714 of insurable monthly earnings to a maximum benefit of $25,000 per month. AutoZone purchases insurance to cover this plan benefit. These two benefits combined provide a maximum benefit of $30,000 per month. The benefit payment for these plans may be reduced by deductible sources of income and disability earnings.

2026 Proxy Statement	67

The following table shows the amounts that the NEOs would have received if their employment had been terminated under specified circumstances on August 29, 2026. This table does not include amounts related to the NEOs’ vested benefits under our deferred compensation and pension plans or pursuant to stock option awards, all of which are described in the tables above.

	Voluntary	Involuntary
	or For Cause	Termination	Change in			Normal
	Termination	Not For Cause	Control	Disability	Death	Retirement
Name	($)	($)	($)	($)	($)	($)
Philip B. Daniele, III (1)
Severance Pay	—	3,588,000	—	—	276,923	—
Annual Incentive	—	1,607,097	—	1,607,097	1,607,097	1,607,097
Benefits Continuation	—	40,819	—	—	6,803	—
Unvested Stock Options	—	—	—	—	2,504,341	2,504,341
Unvested Stock Awards	—	33,588	—	14,810	33,588	33,588
Disability Benefits	—	—	—	3,420,000	—	—
Life Insurance Benefits	—	—	—	—	4,578,000	—
Total	—	5,269,504	—	5,041,907	9,006,752	4,145,026
Jamere Jackson (2)
Severance Pay	—	—	—	—	—	—
Annual Incentive	—	—	—	—	—	—
Benefits Continuation	—	—	—	—	—	—
Unvested Stock Options	—	—	—	—	—	—
Unvested Stock Awards	—	—	—	—	—	—
Disability Benefits	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	—
Total	—	—	—	—	—	—
Thomas B. Newbern (3)
Severance Pay	—	1,652,000	—	—	190,615	—
Annual Incentive	—	870,728	—	870,728	870,728	870,728
Benefits Continuation	—	23,569	—	—	3,928	—
Unvested Stock Options	—	—	—	—	2,083,339	2,083,339
Unvested Stock Awards	—	—	—	—	—	—
Disability Benefits	—	—	—	1,050,000	—	—
Life Insurance Benefits	—	—	—	—	3,190,000	—
Total	—	2,546,297	—	1,920,728	6,338,610	2,954,067
Eric S. Gould (3)
Severance Pay	—	1,040,000	—	—	120,000	—
Annual Incentive	—	412,347	—	412,347	412,347	412,347
Benefits Continuation	—	23,573	—	—	3,929	—
Unvested Stock Options	—	—	—	—	1,535,292	1,535,292
Unvested Stock Awards	—	—	—	—	—	—
Disability Benefits	—	—	—	3,480,000	—	—
Life Insurance Benefits	—	—	—	—	1,342,000	—
Total	—	1,475,920	—	3,892,347	3,413,568	1,947,639
Kenneth E. Jaycox, Jr. (3)
Severance Pay	—	765,000	—	—	117,692	—
Annual Incentive	—	322,558	—	322,558	322,558	322,558
Benefits Continuation	—	24,976	—	—	4,163	—
Unvested Stock Options	—	—	—	—	—	—
Unvested Stock Awards	—	—	—	5,005,712	—	—
Disability Benefits	—	—	—	2,970,000	—	—
Life Insurance Benefits	—	—	—	—	1,584,000	—
Total	—	1,112,534	—	8,298,270	2,028,413	322,558

(1)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect the terms of Mr. Daniele’s Agreement described above. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death, as well as, under the stock option agreement beginning in October 2022 which states under retirement which is when the Participant has (i) attained age 55 and (ii) completed at least 15 years of service with the Company. In fiscal year 2022 (“FY22”), the company added 12 weeks of salary continuation for all full-time U.S. AutoZoners with one-year of service in the event of death. Unvested stock awards are shares under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Annual Incentive is shown at actual annual incentive amount for the 2026 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Disability Benefits are benefits under a Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.
(2)	Mr. Jackson resigned as Chief Financial Officer effective November 25, 2026.

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(3)	Severance Pay, Annual Incentive and Benefits Continuation amounts shown under the “Involuntary Termination Not for Cause” column reflect payments to Mr. Newbern, Mr. Gould and Mr. Jaycox under the Severance and Non-Compete Agreements described above. Annual Incentive is shown at actual annual incentive amount for the 2026 fiscal year; it would be prorated if the triggering event occurred other than on the last day of the fiscal year. Benefits Continuation refers to medical, dental and vision benefits. The company added 12 weeks of salary continuation for all full-time U.S. AutoZoners with one-year of service in the event of death. Unvested stock options are those outstanding, unvested stock options which will vest immediately upon the option holder’s death, as well as, under the stock option agreement beginning in October 2022 which states under retirement which is when the Participant has (i) attained age 55 and (ii) completed at least 15 years of service with the Company. Unvested stock awards are share options under the Executive Stock Purchase Plan, which vest upon involuntary termination not for cause, disability, or death. Disability Benefits are benefits under a Company-paid individual long-term disability insurance policy. Life Insurance Benefits are benefits under a Company-paid life insurance policy.

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we have conducted an analysis of our global AutoZoner population in order to estimate and disclose the total compensation paid to our median employee, not including our CEO, as well as the ratio of the total compensation paid to said median employee as compared to the total compensation paid to our CEO. The analysis, which is described below, yielded the following results:

Total compensation for the median employee
for fiscal 2026 (not including the CEO):	$29,450
Total compensation for the CEO:	$11,236,964
Resulting CEO-to-median employee pay ratio:	381:1

Measurement date. We identified the median employee from our population as of June 30, 2026.

Compensation measure. The regulations require us to use a “consistently applied compensation measure”, or CACM, to identify the median employee. Based on an analysis of the AutoZone workforce, we determined that fixed or guaranteed compensation, including overtime and earnings for paid time off, plus variable compensation (e.g., bonus or commission pay) closely approximate the annual total direct compensation of our employees. We converted the earnings paid in local (non-U.S.) currency to U.S. dollars using published exchange rates as of June 30, 2026. We did not apply pay adjustments allowed by the rules in order to ensure a conservative estimate (i.e., it is unlikely that the estimate could have been higher than that calculated).

Excluded population. We excluded from the analysis AutoZoners in Brazil, Canada, China, France, Germany, India, Taiwan, Turkey and the United Kingdom, pursuant to the de minimis exemption under the rules. The 2,770 AutoZoners in these locations represent less than 5% of the total employee population of 132,704 as of June 30, 2026.

Pay versus Performance

The following table sets forth (i) total compensation paid to Mr. Rhodes, our former principal executive officer (“PEO”) when he served as PEO and Mr. Daniele, our current PEO, for all five fiscal years presented, as set forth in our Summary Compensation Table (“SCT”), (ii) Compensation Actually Paid (“CAP”) to our PEO, (iii) average total compensation paid to our NEOs, excluding Mr. Daniele, and also excluding Mr. Rhodes, for the periods which each served as our PEO, as set forth in the SCT for such fiscal year, (iv) average CAP to our other NEOs, in each case as calculated in accordance with Item 402(v) of Regulation S-K, and (v) certain Company and peer group performance measures for the periods indicated. CAP does not reflect value actually realized by the applicable executives or how the Compensation Committee evaluates compensation decisions.

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							Value of Initial Fixed $100
Fiscal Year	Summary Compensation Table Total for PEO (current)	Summary Compensation Table Total for PEO (former)	Compensation Actually Paid to PEO (current) (1)(2)	Compensation Actually Paid to PEO (former) (1)(2)	Average Summary Compensation Table Total for Non- PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (2)(3)(4)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Income ($s in millions)	Economic Profit ($s in millions)(6)
2026	$ 11,236,964		$ 7,473,423		$ 7,778,912	$ 6,908,759	$249.09	$162.53	$2,572.7	$2,399.7
2025	9,636,414		21,265,131		6,009,622	13,589,166	353.08	151.97	2,498.2	2,458.2
2024	9,198,465	6,046,598	15,071,027	21,056,588	6,209,177	9,568,493	267.55	124.17	2,662.4	2,546.6
2023		18,796,822		37,562,328	5,404,080	10,077,359	206.32	98.08	2,528.4	2,432.0
2022		14,330,010		53,183,213	4,403,231	12,895,019	181.90	91.92	2,429.6	2,278.5

(1)	Reconciliation of amounts shown in Summary Compensation Table to CAP to PEO.

Current CEO- Philip B. Daniele, III
Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards- Vested (2)		Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2026	$11,236,964	$(8,294,592)	$3,288,837	$(1,691,530)	$2,933,745	$		$(3,763,541)	$7,473,423
2025	9,636,414	(7,226,543)	11,436,253	7,679,175	(260,168)		—	11,628,717	21,265,131
2024	9,198,465	(7,224,860)	9,992,595	2,989,428	115,398		—	5,872,562	15,071,027
Former CEO- William C. Rhodes, III
Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards- Vested (2)		Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2024	$6,046,598	$(4,917,334)	$6,368,390	$12,949,232	$609,702		$—	$15,009,990	$21,056,588
2023	18,796,822	(15,966,758)	24,357,600	9,772,375	602,289		—	18,765,506	37,562,328
2022	14,330,010	(10,370,249)	20,198,760	26,351,061	2,673,630		—	38,853,203	53,183,213

(2)	Stock options are valued based on the Black-Scholes option pricing model as of the applicable measurement date. Stock options valued on a date other than the grant date are valued using the stock price and updated assumptions (i.e., term, volatility, interest rate) on such measurement date.
(3)	The Non-PEO NEOs are comprised of: Messrs. Jackson, Newbern, Gould and Jaycox for fiscal year 2026, Messrs. Jackson, Newbern, Hackney and Jaycox for fiscal year 2025 and 2024, Messrs. Jackson, Newbern, Daniele and Frazer for fiscal years 2023 and 2022.
(4)	Reconciliation of amounts shown in Summary Compensation Table to CAP to Non-PEO NEOs

Fiscal Year	Summary Compensation Table Total (SCT)	Value of Stock Awards and Option Awards Reported in SCT (deducted)	Year-End Value of Awards Granted in Fiscal Year (1)	Change in Fair Value of Prior Year Awards- Outstanding and Unvested (2)	Change in Fair Value (from Prior Year End) of Prior Year Awards-Vested (2)		Prior Year Fair Value of Prior Year Awards that Failed to Vest (2)	Total Adjustments	CAP
2026	$7,778,912	$(6,410,736)	$2,042,407	$175,915	$3,322,262	$		$(870,153)	$6,908,759
2025	6,009,622	(4,685,046)	7,468,673	4,928,928	(133,011)		—	7,579,544	13,589,166
2024	6,209,177	(5,105,044)	6,522,730	1,924,159	17,471		—	3,359,316	9,568,493
2023	5,404,080	(4,245,009)	6,476,196	2,317,977	124,116		—	4,673,280	10,077,359
2022	4,403,231	(2,886,928)	5,633,491	5,210,600	534,626		—	8,491,789	12,895,019

(5)	Represents the weighted peer group total shareholder return (“TSR”), weighted according to each of the companies’ respective market capitalizations at the beginning of each period for which a return is indicated. The Company's peer group is the S&P Retail Index as reflected in our Annual Report on Form 10-K for fiscal year 2026.
(6)	Economic Profit was selected by the Company as the “most important” financial performance measure (that is not otherwise required to be disclosed in the table above) used to link CAP to Company performance for the most recently completed fiscal year, or the Company-Selected Measure. See page 53 of “Compensation Discussion and Analysis” for more information about how Economic Profit is calculated.

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Aggregate change in the actuarial present value of the accumulated benefits (deducted)” and “Aggregate service cost and prior service cost for pension benefits” intentionally omitted as such amounts are not applicable.

Relationship between CAP and Performance Measures

As discussed below, the relationship between the CAP to the PEO and the Average CAP to the Other NEOs in FY 2022, 2023, 2024, 2025 and 2026 (collectively, “NEO Compensation Actually Paid”) to each of (1) Net income, (2) TSR, and (3) Economic Profit demonstrates that such compensation fluctuates in a manner that is consistent with the Company’s achievement of its goals and increasing value for shareholders in line with the Company’s compensation philosophy and performance-based objectives.

2026 Proxy Statement	71

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The primary driver of CAP is TSR. CAP is also influenced to a lesser extent by the other Company selected financial performance measures, but more as a function of their impact on TSR.

For FY22 and fiscal year 2023 (“FY23”), NEO CAP is significantly higher, as it was tied to the substantial increase in the Company’s stock price reflected in the TSR calculation for the year, along with the increase in Net Income and Economic Profit for the year. FY24 saw an increase in the Company’s stock price offset by the transition in CEO given the different compensation packages. FY25 saw an additional increase in the Company’s stock price with a full year grant for the CEO increasing the CAP value. FY26 saw a decrease in Company’s stock price decreasing the CAP value. See “Compensation Discussion and Analysis” above for additional information regarding our FY26 NEO compensation.

Below, in an unranked order, are the most important financial performance measures used to link executive compensation actually paid to the Company’s NEOs to the Company's performance for FY26, as further described in our CD&A within the sections titled “Annual Incentive Plan” and “Long-term Incentive Plan.”

Most Important Financial Performance Measures: Economic Profit; Return on Invested Capital; Adjusted Earnings Before Interest and Taxes; and Stock Price.

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Share Ownership Information

Beneficial Ownership Tables

As of October 19, 2026, we had 16,094,341 shares of common stock outstanding. The tables below set forth certain information regarding the beneficial ownership of our common stock, as determined in accordance with SEC rules, as of October 19, 2026. Under these rules, beneficial ownership includes any shares as to which such individual or group has sole or shared voting power or investment power and includes any shares of common stock which such individual or group has the right to acquire beneficial ownership within 60 days of the specified date. Such additional shares that may be acquired are only deemed to be outstanding when calculating the percentage ownership of such individual or group, but are not included when computing the percentage ownership of any other individual or group below.

SHARE Ownership of Directors and Executive Officers

This table shows the beneficial ownership of common stock by each director, each named executive officer and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

		Deferred		Restricted
		Stock	Option	Stock	Total	Ownership
Name of Beneficial Owner	Shares	Units (1)	Awards (2)	Units (3)	(#)	Percentage
Michael A. George	145	—	—	508	653	*
Linda A. Goodspeed	—	—	—	2,987	2,987	*
Earl G. Graves, Jr.	18	3,417	—	4,818	8,253	*
Brian P. Hannasch	909	—	—	310	1,220	*
Gale V. King	—	—	—	1,336	1,336	*
Claire R. McDonough	—	—	—	143	143	*
George R. Mrkonic, Jr.	—	1,405	—	3,228	4,633	*
William C. Rhodes, III (4)	12,385	—	71,300	156	83,841	*
Jill A. Soltau	—	—	—	1,254	1,254	*
Constantino Spas	45	—	—	87	132	*
Philip B. Daniele, III (5)	2,281	—	37,301	—	39,582	*
Jamere Jackson	496	—	25,005	—	25,501	*
Thomas B. Newbern	3,193	—	33,613	—	36,806	*
Eric S. Gould	908	—	19,806	—	20,714	*
Kenneth E. Jaycox, Jr.	16	—	4,481	—	4,497	*
All current directors and executive officers as a group (25) persons	23,089	4,822	253,531	14,828	296,271	1.8%

*	Less than 1%.
(1)	Includes shares that may be acquired immediately upon termination as a director by conversion of Stock Units.
(2)	Includes shares that may be acquired upon exercise of stock options either immediately or within sixty (60) days of October 19, 2026.
(3)	Includes fully-vested Restricted Stock Units that may be settled within sixty (60) days, one or five years after grant date or, termination of service as a director.
(4)	Includes 176 shares held as trustee of a trust for Mr. Rhodes’ son, 177 shares held as trustee of a trust for Mr. Rhodes’ daughter, 476 shares held as trustee of trusts for Mr. Rhodes’ nieces and nephews, 50 shares held as co-trustee of a trust for one of Mr. Rhodes’ siblings and 1,936 shares owned by a trust for Mr. Rhodes’ family in which his wife is trustee. Also includes 4,436 shares held by a charitable foundation for which Mr. Rhodes is president and a director and for which he shares investment and voting power.
(5)	Includes 1,948 shares held in a trust wherein Mr. Daniele is trustee, and members of his immediate family are the sole beneficiaries of the trust. Mr. Daniele remains the beneficial owner of the securities held by the trust.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following entities are known by us to own more than five percent of our outstanding common stock:

Name and Address		Ownership
of Beneficial Owner	Shares	Percentage (1)
BlackRock, Inc. (2)	1,273,656	7.91%
50 Hudson Yards
New York, NY 10001
Vanguard Capital Management LLC (3)	1,241,699	7.72%
100 Vanguard Blvd.
Malvern, PA 19355
J.P. Morgan Chase & Co(4)	1,235,814	7.68%
270 Park Avenue
New York, NY 10017

(1)	The ownership percentages are calculated based on the number of shares of AutoZone common stock outstanding as of October 19, 2026.
(2)	Amounts reported in the table are based on information contained in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024; as of December 31, 2023, BlackRock beneficially owned 1,273,656 shares of common stock, including (a) 1,141,373 shares over which it had sole voting power and (b) 1,273,656 shares over which it had sole dispositive power.
(3)	Amounts reported in the table are based on information contained in a Schedule 13G filed by Vanguard Capital Management LLC (“Vanguard”) on April 29, 2026; as of March 31, 2026, Vanguard beneficially owned 1,241,699 shares of common stock, including (a) 164, 975 shares over which it had sole voting power and (b) 1,241,699 shares over which it had sole dispositive power.
(4)	Amounts reported in the table are based on information contained in a Schedule 13G/A filed by J.P. Morgan Chase & Co. (“J.P. Morgan”) on July 27, 2026; as of June 30, 2026, J.P. Morgan beneficially owned 1,235,814 shares of common stock, including (a) 1,094,668 shares over which it had sole voting power, (b) 12,794 shares over which it had shared voting power, (c) 1,234,081 shares over which it had sole dispositive power and (d) 1,700 shares over which it had shared dispositive power.

Delinquent Section 16(a) Reports

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the SEC and the NYSE relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the fiscal year ended August 29, 2026, all persons related to AutoZone that are required to file these insider trading reports have filed them in a timely manner, except for a Form 4 filed on February 27, 2026 for George R. Mrkonic Jr. resulting from an administrative error. Copies of the insider trading reports can be found on the Investor Relations page of the AutoZone website at www.autozone.com.

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Equity Compensation Plans

The following table sets forth certain information as of August 29, 2026, with respect to compensation plans under which shares of AutoZone common stock may be issued.

			Number of securities
			remaining available for
	Number of securities to		future issuance under
	be issued upon exercise	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options,	securities reflected
	and rights	warrants and rights	in the first column)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	889,893	$2,138.76	1,477,932
Equity compensation plans not approved by security holders (2)	438	74.21	—
Total	890,331	$2,137.75	1,477,932

(1)	Consists of the Amended 2011 Equity Plan, 2020 Omnibus Incentive Plan, the Employee Stock Purchase Plan, the Executive Stock Purchase Plan and the 2003 Director Compensation Plan. Column (a) consists of shares of common stock issuable upon exercise of outstanding options and upon vesting and payment of outstanding restricted stock units, stock appreciation rights and deferred shares under each of the foregoing plans. Restricted stock units and deferred shares are settled for shares of common stock on a one-for-one basis and have no exercise price. Accordingly, they have been excluded for purposes of computing the weighted-average exercise price in column (b). Column (c) consists of shares available for issuance pursuant to the 2020 Omnibus Incentive Plan, the Employee Stock Purchase Plan and the Executive Stock Purchase Plan.
(2)	Consists of the AutoZone, Inc. Second Amended and Restated Director Compensation Plan, which was approved by the Board but was not submitted for approval by the shareholders as then permitted under the rules of the NYSE. This plan was terminated in December 2002. Any outstanding awards consist of stock appreciation rights that may be converted into shares immediately upon termination as a director.

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GENERAL INFORMATION

Attending and Voting Information

During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

ANNUAL MEETING LOCATION. The Annual Meeting will be held at the J. R. Hyde III Store Support Center located at 123 S. Front St, Memphis, Tennessee 38103. You are encouraged to arrive early to allow sufficient time to secure parking and complete admission verification procedures.

ATTENDING THE ANNUAL MEETING. Only stockholders of record at the close of business on October 19, 2026, the Record Date, or holders of a validly issued proxy, are entitled to attend and vote at the Annual Meeting. To be admitted, you must present a government-issued photo identification, such as a driver’s license, state-issued ID card or passport, and proof of share ownership as of the Record Date. To prove ownership, stockholders of record will be verified against our list of registered stockholders, and beneficial stockholders, those who own their shares through an intermediary such as a bank or broker or other nominee, must show: an account statement showing their share ownership as of the Record Date; a copy of the voting instruction form or a valid legal proxy from the broker, trustee, bank or nominee holding the shares; a letter from a broker, trustee, bank or nominee holding the shares confirming the beneficial owner’s ownership as of the Record Date; or other similar evidence of ownership. We reserve the right to deny admittance to anyone who does not comply with these requirements as determined in our sole discretion. If you hold shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both provide identification.

ASKING QUESTIONS. As time permits and in accordance with our meeting procedures, we intend to answer all questions that are pertinent to the Company and to the items on which stockowners will vote during the 2026 Annual Meeting. Questions that are not pertinent to meeting matters will not be answered.

LIVE WEBCAST. A live, audio-only webcast and audio recording of the Annual Meeting will be available on the Investor Relations page of our website at www.autozone.com for stockholders and interested guests.

HOW TO VOTE. The only class of stock that can be voted at the Annual Meeting is our common stock, which is the only class of stock of AutoZone that is issued and outstanding. Each share of common stock is entitled to one vote on all matters that come before the Annual Meeting. At the close of business on the Record Date, we had 16,094,341 shares of common stock outstanding.

Prior to the Meeting: If you are a stockholder of record as of the record date, you can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

On the Internet:	By Telephone:	By Mail:
You may vote on the Internet by following the instructions on the Notice or proxy card. If you vote on the Internet, you do not have to mail in your proxy card.	You may vote by telephone by following the instructions on the Notice or proxy card. If you submit your vote by telephone, you do not have to mail in your proxy card.	If you received printed proxy materials, you may vote by properly completing and signing the enclosed proxy card and returning it in the enclosed envelope.

If your shares are held in a brokerage account, bank, trust or another nominee as custodian, you are considered the “beneficial owner” of shares and will receive materials and voting instructions directly from your broker, bank, trustee or other nominee.

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During the Meeting: You may vote your shares in-person at the annual meeting. See above for important information regarding attendance and admission requirements. Even if you plan to attend the meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the meeting or fail to comply with the stated admission requirements.

Multiple Notices and Voting Forms: If you hold shares in different formats (e.g. both as a “record holder” and a “beneficial owner”) or in multiple brokerage accounts, you will receive multiple notices or voting instruction forms. Please vote the shares represented by each notice, proxy card and/or voting instruction form you receive to ensure that all your shares are voted.

HOW VOTES ARE COUNTED. Your shares will be voted as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR Ernst & Young LLP as independent registered public accounting firm, FOR the advisory vote on executive compensation, FOR approval of our Ninth Amended and Restated Employee Stock Purchase Plan, FOR approval of our Seventh Amended and Restated Executive Stock Purchase Plan and in the proxies’ discretion on any other matter that may properly be brought before the Annual Meeting or any adjournment of the Annual Meeting. The votes will be tabulated and certified by our transfer agent, Computershare Inc. A representative of Computershare will serve as the inspector of election.

HOW TO CHANGE YOUR VOTE. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice to our Corporate Secretary that you have revoked the proxy, providing a valid later-dated proxy, providing a later-dated vote by telephone or Internet or by voting in person at the Annual Meeting. Any written notice should be sent to the Corporate Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103 and received no later than 5:00 p.m. Central Time on December 15, 2026. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record and following the instructions they’ve provided.

QUORUM REQUIREMENTS. Holders of a majority of the shares of the voting power of the Company’s common stock must be present in person or by proxy in order for a quorum to be present. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. Any business which could have been transacted at the Annual Meeting as originally scheduled can be conducted at the adjourned meeting.

BROKER NON-VOTES. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion.

MATTERS TO BE VOTED UPON. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

Proposals		Board Recommendation	Voting Approval Standard	Abstentions	Broker Non-Votes
1.	Election of 10 directors	FOR	More votes For than Against	No effect	No effect
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2027 fiscal year	FOR	More votes For than Against	No effect	No effect
3.	Approval of an advisory vote on the compensation of our named executive officers.	FOR	More votes For than Against	No effect	No effect
4.	Approval of AutoZone’s Ninth Amended and Restated Employee Stock Purchase Plan	FOR	More votes For than Against	No effect	No effect
5.	Approval of AutoZone’s Seventh Amended and Restated Executive Stock Purchase Plan	FOR	More votes For than Against	No effect	No effect

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Stockholders also will transact any other business that may be properly brought before the Annual Meeting.

ANNUAL REPORT. A copy of our FY26 Form 10-K has been posted online, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. The FY26 Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting materials. We filed our FY26 Form 10-K with the SEC on October 26, 2026 and will mail, without charge, a copy of such report, without exhibits to those who make a written request to our Secretary at 123 South Front Street, Dept. 8074, Memphis, Tennessee 38103.

REVIEWING PROXY MATERIALS ONLINE. The rules of the SEC allow us to furnish proxy materials to our stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide our stockholders with the information that they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, this Proxy Statement and our annual report to security holders are available on our website on the Investor Relations page of our website at www.autozone.com. Additionally, you may access our proxy materials at www.envisionreports.com/AZO.

REQUESTING A PRINTED COPY OF PROXY MATERIALS. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will instruct you as to how you may obtain a printed copy of our proxy materials at no charge. All requests for printed copies of proxy materials must be received by December 9, 2026.

COSTS OF SOLICITATION. AutoZone will pay all expenses incurred in this proxy solicitation. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

2026 Proxy Statement	79

The 2027 Annual Meeting

Stockholder proposals and director nominations for consideration at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must be submitted in writing and mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198. The information provided below is a summary. Additional detail as to requirements and other related matters can be found in our By-Laws and/or certain rules adopted by the SEC, as applicable.

Stockholder Proposals for Inclusion in Proxy Statement. In order to propose an item of business to be considered for inclusion in our proxy materials relating to the 2027 Annual Meeting, eligible stockholders must submit proposals that comply with Rule 14a-8 under the Exchange Act. Such proposal must be received by our Corporate Secretary by June 29, 2027.

Director Nominations for Inclusion in the Proxy Statement. In order to nominate a director candidate for inclusion in our proxy statement relating to the 2027 Annual Meeting, a stockholder or group of stockholders must comply with the “proxy access” provision set forth in Article II, Section 10 of AutoZone’s By-Laws. This section provides that an individual eligible stockholder, or group of up to 20 eligible stockholders, must own 3% or more of AutoZone’s outstanding common stock continuously for at least the previous three years, and may nominate up to the greater of two individuals or 20% of the Board for inclusion in our proxy statement. Requests to include stockholder-nominated director candidates in our 2027 Proxy Statement must be received by our Corporate Secretary not earlier than August 18, 2027, and not later than September 17, 2026. The nominating stockholder(s) must provide certain information and meet the other specific requirements of our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

Business Not for Inclusion in the Proxy Statement. In accordance with Article II, Section 2 of AutoZone’s By-Laws, stockholder proposals received after August 18, 2027, but before September 17, 2027, may be presented at the Annual Meeting, but will not be included in the Proxy Statement. Any stockholder proposal received on or after September 17, 2027, will not be eligible to be presented for a vote to the stockholders in accordance with our By-Laws.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under AutoZone’s By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than AutoZone’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically no later than October 17, 2027.

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AUTOZONE, INC.

NINTH AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

AUTOZONE, INC., a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on March 29, 1991, adopted the Employee Stock Purchase Plan (the “Plan”). The Plan was approved by the stockholders of the Company on March 29, 1991, and later amended on June 18, 1991. The Plan was amended by the Board of Directors on June 18, 1991, to conform the Plan to amendments to the regulations related to the Securities Exchange Act of 1934, as amended. On December 21, 1991, the Plan was assumed by AutoZone, Inc., a Nevada corporation, after its reincorporation. The Plan was amended by the Board of Directors on March 2, 1996, and October 21, 1996, to extend the expiration date of the Plan. On October 21, 1997, the Compensation Committee adopted the Amended and Restated Employee Stock Purchase Plan, which was approved by the stockholders of the Company on December 18, 1997. On October 19, 1999, the Compensation Committee adopted the Second Amended and Restated Employee Stock Purchase Plan to prohibit sales of shares purchased under the Plan for at least one year after the exercise of an option under the Plan. On December 12, 2002, the Board of Directors extended the termination date of the Plan to December 31, 2007. On September 26, 2007, the Board of Directors amended the Plan to extend the termination date of the Plan to December 31, 2017, and to make certain other desired changes. On December 15, 2009, the Compensation Committee adopted, and the Board of Directors approved, an amendment to the Plan to establish a maximum number of shares that can be purchased by a Participant during each Option Period. On September 28, 2010, the Compensation Committee adopted, and the Board of Directors approved, an amendment to the Plan to provide for the purchase of fractional shares. On December 20, 2017, the Board of Directors extended the termination date of the Plan to December 31, 2027. On March 21, 2021, the Compensation Committee adopted, and the Board of Directors approved, an amendment to the Plan to provide for book-entry delivery of shares and adopt other administrative changes. The Plan is hereby amended and restated as set forth herein.

The purposes of the Plan are as follows:

(1)To assist employees of the Company or of a Parent or Subsidiary of the Company in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

(2)To help employees provide for their future security and to encourage them to remain in the employment of the Company or of a Parent or Subsidiary of the Company.

1.DEFINITIONS

Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural where the context so indicates:

(a)“Board” shall mean the Board of Directors of the Company.

(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)“Committee” shall mean the Compensation Committee of the Board appointed to administer the Plan pursuant to paragraph 12.

(d)“Company” shall mean AutoZone, Inc., a Nevada corporation.

(e)“Date of Exercise” shall mean with respect to any Option (i) the March 31 of the Plan Year in which the Option was granted (in the case of an Option granted on January 1), (ii) the June 30 of the Plan Year in which the Option was granted (in the case of an Option granted on April 1), (iii) the September 30 of the Plan Year in which the Option was granted (in the case of an Option granted on July 1), (iv) the December 31 of the Plan Year in which the Option was granted (in the case of an Option granted on October 1) or (v) such other day, as may be determined by the Committee, of the Plan Year in which the Option was granted.

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(f)“Date of Grant” shall mean the date upon which an Option is granted, as set forth in paragraph 3(a).

(g)“Determination Date” shall have the meaning provided in paragraph 4(c)(iii) below.

(h)Reserved.

(i) “Eligible Compensation” shall mean with respect to each Participant for each pay period, all regular straight time gross earnings paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” shall include base wages, commissions, overtime and short-term cash incentive compensation. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation.

(j)“Eligible Employee” shall mean an employee of the Company and those of any present or future Parent or Subsidiary of the Company incorporated under the laws of a state of the United States of America (i) who has completed six months of employment; and (ii) who does not, immediately after the Option is granted, own stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary of the Company.

(k)Reserved.

(l)“Option” shall mean an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.

(m)“Option Period” shall mean with respect to any Option the period beginning upon the Date of Grant and ending upon the Date of Exercise.

(n)“Option Price” has the meaning set forth in paragraph 4(b).

(o)“Parent of the Company” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p)“Participant” shall mean an Eligible Employee who has complied with the provisions of paragraph 3(b).

(q)“Payout Date” shall have the meaning provided in paragraph 4(c)(iii) below.

(r)“Plan” shall mean the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan, as may be amended from time to time.

(s)“Plan Year” shall mean the calendar year beginning on January 1 and ending on December 31.

(t)“Stock” shall mean the Company’s common stock.

(u)“Subsidiary of the Company” shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.STOCK SUBJECT TO THE PLAN

Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 100,000 shares and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. All 100,000 shares of Stock reserved under this Plan are shares that remained reserved and unissued under the prior version of this Plan, the AutoZone Inc. Eighth Amended and Restated Employee Stock Purchase Plan, as of the effective date of this Plan.

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3.GRANT OF OPTIONS

(a)General Statement. Following the effective date of the Plan and continuing while the Plan remains in force, the Company may offer Options under the Plan to all Eligible Employees. These Options may be granted four times each Plan Year on the January 1, the April 1, the July 1, or the October 1 of each Plan Year, or on such other days as may be determined by the Committee. The term of each Option shall be for three months and shall end on the March 31 (with respect to a January 1 Date of Grant), the June 30 (with respect to an April 1 Date of Grant), the September 30 (with respect to a July 1 Date of Grant), or the December 31 (with respect to an October 1 Date of Grant) of the Plan Year in which the Option is granted or for such other term or Date of Exercise as may be determined by the Committee. The number of shares of the Stock (including fractional shares of Stock) subject to each Option shall be the quotient of (i) the aggregate payroll deductions authorized by each Participant in accordance with subparagraph (b) for the Option Period divided by (ii) the Option Price of a share of the Stock. The maximum number of shares of Stock subject to each Option that a Participant may purchase during each Option Period is 1,000, subject to periodic adjustments in the event of certain changes in the Company’s capitalization, as described in paragraph 9.

(b)Election To Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding either a January 1 Date of Grant, an April 1 Date of Grant, a July 1 Date of Grant, or an October 1 Date of Grant, or on such other days as may be determined by the Committee, a properly completed enrollment agreement, in the form and manner specified by the Company, whereby the Eligible Employee gives notice of the election to participate in the Plan as of the next following Date of Grant, and which shall designate a stated dollar amount of Eligible Compensation to be withheld on each payday. The stated dollar amount shall be in $1.00 increments, may not be less than $1.00 for Participants subject to biweekly pay periods or weekly pay periods and may not exceed 20% of the applicable Participant’s Eligible Compensation. Notwithstanding the foregoing, the maximum cumulative amount an Eligible Employee may have withheld for use under the Plan during any one Plan Year may not in any event exceed $20,000. Eligible Employees may be required to take additional steps to enroll in the Plan if necessary to comply with applicable law or as may be determined by the Committee.

(c)Changes in Payroll Authorization. The payroll deduction authorization referred to in subparagraph (b) may only be changed during the enrollment period described in subparagraph (b) and may not be changed during the Option Period, except as provided in paragraph 5.

(d)$25,000 Limitation. Notwithstanding anything to the contrary contained herein, no Participant shall be permitted to purchase shares of Stock under the Plan or under any other employee stock purchase plan of the Company or of a Parent or Subsidiary of the Company which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of the shares of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such Participant is outstanding at any time.

4.EXERCISE OF OPTIONS

(a)General Statement. Each Participant automatically will be deemed to have exercised the Option on each Date of Exercise to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the Option Price shares of the Stock (including fractional shares of Stock) subject to the Option.

(b)Option Price Defined. The option price per share of the Stock (the “Option Price”) to be paid by each Participant on each exercise of the Option shall be an amount equal to the lesser of (y) 85% of the fair market value of a share of Stock on the Date of Grant or (z) 85% of the fair market value of a share of Stock on the Date of Exercise. The fair market value of a share of Stock as of a given date shall be: (i) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

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(c)Share Issuances. As soon as reasonably practicable after each Date of Exercise on which a purchase of shares of Stock occurs, the Company will arrange for the delivery to each Participant the shares purchased upon exercise of his or her Option in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this paragraph 4(c).

(d)Restriction on Sale of Stock. For all Options exercised under the Plan, a Participant shall not sell any shares of Stock purchased under the Plan until after the first to occur of: (1) the first anniversary of the Option exercise date, or (2) the Participant’s termination of employment

5.WITHDRAWAL FROM THE PLAN

(a)General Statement. Any Participant may withdraw from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in in the form and manner specified by the Company. The Company, as soon as practicable following receipt of a Participant’s notice of withdrawal, will refund to the Participant the amount of the balance in the account under the Plan (including, but not limited to, any balance that is sufficient only to purchase fractional shares of Stock). Upon receipt of a Participant’s notice of withdrawal from the Plan, automatically and without any further action by the Participant, the payroll deduction authorization, any interest in the Plan, and any Option under the Plan shall terminate.

(b)Participation Following Withdrawal. A Participant who withdraws from the Plan may participate again in the Plan on the next January 1, April 1, July 1, or October 1 immediately following the date of withdrawal, or on such other days as may be determined by the Committee, provided that the Eligible Employee properly elects to participate in accordance with paragraph 3(b).

(c)Stock Subject to Plan. Notwithstanding a Participant’s withdrawal from the Plan, any Stock acquired under the Plan shall remain subject to the terms of the Plan.

6.TERMINATION OF EMPLOYMENT

(a)Termination of Employment Other Than By Retirement or Death. If the employment of a Participant terminates other than by retirement or death, participation in the Plan automatically shall terminate as of the date of the termination of employment. As soon as practicable after such a Participant’s termination of employment, the Company will refund the amount of the balance in that account under the Plan. Upon a Participant’s termination of employment, any interest in the Plan and any Option under the Plan shall terminate.

(b)Termination by Retirement. A Participant who retires on a normal retirement date, or earlier or later with the consent of the Company, may by written notice to the Company request payment in cash or cash equivalent of the balance in the Participant’s account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice. Upon receipt of such notice, the Participant’s interest in the Plan and any Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, such Participant’s Option shall be deemed to have been exercised on such Date of Exercise.

(c)Termination By Death. If the employment of a Participant is terminated by Participant’s death, the executor of the Participant’s will or the administrator of the Participant’s estate by written notice to the Company may request payment in cash or cash equivalent of the balance in the Participant’s account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice. Upon receipt of such notice, the Participant’s interest in the Plan and any Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, such Participant’s Option shall be deemed to have been exercised on such Date of Exercise.

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7.RESTRICTION UPON ASSIGNMENT

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of any Participant or any successor in interest, nor shall any Option be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this paragraph 7 shall prevent transfers by will or by the applicable laws of descent and distribution. Except as provided in paragraph 6(c), an Option may not be exercised to any extent except by the Participant. The Committee may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Option within two years from the date of granting such Option or one year after the transfer of such shares to such Participant. The Committee may require that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

8.NO RIGHTS OF STOCKHOLDER UNTIL OPTION IS EXERCISED

With respect to shares of the Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, an Option is exercised; provided, however, that a Participant shall only have the right to vote whole shares of Stock and shall not have such right with respect to fractional shares.

9.CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of stock dividend or by reason of division, combination or reclassification of shares, appropriate action will be taken by the Committee to adjust accordingly the number of shares of the Stock subject to the Plan and the number and the Option Price of shares of the Stock subject to the Options outstanding under the Plan.

10.USE OF FUNDS; NO INTEREST PAID

All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any account under the Plan with respect to such funds.

11.AMENDMENT OF THE PLAN

The Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that the provisions in paragraphs 1(e), 1(h), 3(a), 3(d), and 4(b) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, that approval by the vote of the holders of more than 50% of the outstanding shares of the Company’s Stock entitled to vote shall be required to amend the Plan (i) to increase the number of shares of Stock available under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in paragraph 4(b), (iii) to materially alter the requirements for eligibility to participate in the Plan, or (iv) to modify the Plan in a manner requiring stockholder approval under the Code or Securities Exchange Act of 1934 (“Exchange Act”).

12.ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

(a)Administration. The Plan shall be administered by the Compensation Committee of the Board.

(b)Duties And Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

(c)Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

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(d)Professional Assistance; Good Faith Actions. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13.NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company or a Parent or Subsidiary of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

14.MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in manner complying with Section 424(a) of the Code.

15.TERM; APPROVAL BY STOCKHOLDERS

No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after December 31, 2036, unless extended by the Board of Directors of the Company. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Section 423 of the Code.

16.EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or a Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company or a Parent or Subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or a Parent or Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.RULE 16b-3 RESTRICTIONS UPON DISPOSITIONS OF STOCK

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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18.NOTICES

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary or any designee and any notice to be given to a Participant shall be addressed to Participant’s last address as reflected in the Company’s records and may be given either in writing or via electronic communication to the extent permitted by law. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of the representative status and address by notice under this paragraph. Any notice shall have been deemed duly given when received by the Company or when sent to a Participant by the Company to Participant’s last known mailing address or delivered to an electronic mailbox accessible by Participant as permitted by law.

19.TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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AUTOZONE, INC.

SEVENTH AMENDED AND RESTATED

EXECUTIVE STOCK PURCHASE PLAN

AUTOZONE, INC., a Nevada corporation, by resolution of its Board of Directors on October 2, 2001, adopted the AutoZone, Inc. Executive Stock Purchase Plan (the “Plan”), subject to the approval of the Plan by the stockholders of the Company as provided in the Plan. The Plan was approved by the stockholders on December 13, 2001. The Plan was subsequently Amended and Restated by the Board’s Compensation Committee, acting pursuant to authority provided in the Plan, on July 11, 2002, December 10, 2003 and December 14, 2005. On September 26, 2006, the Board’s Compensation Committee adopted a further Amendment and Restatement of the Plan, subject to the approval by the stockholders of the Company to extend the term of the Plan until September 25, 2016. The Plan as so amended was approved by the stockholders on December 13, 2006. The Plan was subsequently Amended and Restated by the Compensation Committee, effective as of July 1, 2012. On September 21, 2016, the Board’s Compensation Committee adopted a further Amendment and Restatement of the Plan, subject to the approval by the stockholder of the Company to extend the term of the Plan through January 1, 2026. The Plan as so amended was approved by the stockholders on December 14, 2026. The Board’s Compensation Committee desires to further amend and restate the Plan at set forth herein, effective [date], subject to the approval by the stockholders of the Company.

The purposes of the Plan are as follows:

(1)To assist selected employees of the Company or of a Parent or Subsidiary of the Company in acquiring a stock ownership interest in the Company above the maximum amount of stock ownership interest allowable pursuant to the AutoZone, Inc. Ninth Amended and Restated Employee Stock Purchase Plan (the “ESPP”), or any successor thereto. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

(2)To help selected employees provide for their future security and to encourage them to remain in the employment of the Company or a Parent or Subsidiary of the Company.

1.DEFINITIONS

Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural where the context so indicates:

(a)“Board” shall mean the Board of Directors of the Company.

(b)“Cause” shall mean the willful engagement by the employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, as determined by the Committee. For this purpose, no act or failure to act by the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)“Committee” shall mean the Compensation Committee of the Board appointed to administer the Plan pursuant to paragraph 12.

(e)“Company” shall mean AutoZone, Inc., a Nevada corporation.

(f)“Date of Exercise” shall mean, with respect to any Option, (i) the March 31 of the Plan Year in which the Option was granted (in the case of an Option granted on January 1), (ii) the June 30 of the Plan Year in which the Option was granted (in the case of an Option granted on April 1), (iii) the September 30 of the Plan Year in which the Option was granted (in the case of an Option granted on July 1), or (iv) the December 31 of the Plan Year in which the Option was granted (in the case of an Option granted on October 1).

(g)“Date of Grant” shall mean the date upon which an Option is granted, as set forth in subparagraph 3(a).

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(h)“Disability” shall mean, unless otherwise defined in an applicable contractual agreement between the Participant and the Company, a determination by the Company that the Participant is “totally disabled,” within its meaning in the Company’s long term disability plan as in effect from time to time.

(i)“Eligible Compensation” shall mean, with respect to a Plan Year (i) the Eligible Employee’s compensation for the fiscal year of the Company ending most recently before an election is made by the Eligible Employee to participate in the Plan, based on the base salary paid to the Eligible Employee during such fiscal year plus any annual incentive compensation paid (or accrued) for such fiscal year as of the date of the election to participate, if the Eligible Employee was employed by the Company for the full preceding fiscal year, or (ii) otherwise, the Eligible Employee’s annualized current base salary rate plus any annual incentive compensation accrued for the current fiscal year as of the date of the election to participate. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation.

(j)“Eligible Employee” shall mean any United States of America based officer of the Company, which includes Vice-Presidents and above.

(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” shall mean: (i) the closing price of the Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if the Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

(m)“Form” shall mean either a paper form or a form on electronic media, prepared by the Company.

(n)“Option” shall mean an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.

(o)“Option Period” shall mean with respect to any Option the period beginning upon the Date of Grant and ending upon the Date of Exercise.

(p)“Option Price” has the meaning set forth in subparagraph 4(b).

(q)“Parent of the Company” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)“Participant” shall mean an Eligible Employee who has complied with the provisions of subparagraph 3(b).

(s)“Plan” shall mean the AutoZone, Inc. Executive Stock Purchase Plan, as amended from time to time. The Plan is currently known as the AutoZone, Inc. Seventh Amended and Restated Executive Stock Purchase Plan.

(t)“Plan Year” shall mean the calendar year beginning on January 1 and ending on December 31.

(u)“Restricted Share Option” shall mean an Option for Restricted Shares.

(v)“Restricted Share Option Price” has the meaning set forth in subparagraph 4(b)(i).

(w)“Restricted Shares” has the meaning set forth in subparagraph 4(c)(i).

(x)“Securities Act” shall mean the Securities Act of 1933, as amended.

(y)“Stock” shall mean shares of the Company’s common stock.

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(z)“Subsidiary of the Company” shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(aa)“Unvested Share Option” shall mean an Option for Unvested Shares.

(bb)“Unvested Share Option Price” has the meaning set forth in subparagraph 4(b)(ii).

(cc)“Unvested Shares” has the meaning set forth in subparagraph 4(c)(ii).

2.STOCK SUBJECT TO THE PLAN

Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 25,000 shares, and may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

3.GRANT OF OPTIONS

(a)General Statement. While the Plan remains in force, the Company may offer Options under the Plan to all Eligible Employees. These Options may be granted four times each Plan Year on the January 1, the April 1, the July 1, or the October 1 of each Plan Year, or on such other days as may be determined by the Committee. The term of each Option shall be for three months and shall end on the March 31 (with respect to a January 1 Date of Grant), the June 30 (with respect to an April 1 Date of Grant), the September 30 (with respect to a July 1 Date of Grant), or the December 31 (with respect to an October 1 Date of Grant) of the Plan Year in which the Option is granted or for such other term or Date of Exercise as may be determined by the Committee. The Options are granted in consideration of past and future services to the Company. Each Option shall consist of a Restricted Share Option granted together with an Unvested Share Option, and exercise of an Option may only occur by exercising both the Restricted Share Option and the Unvested Share Option together. The number of shares of Stock subject to each Restricted Share Option shall be the quotient of (i) the aggregate compensation deductions authorized by each Participant in accordance with subparagraph 3(b) for the Option Period divided by (ii) the Restricted Share Option Price and rounded down to the nearest whole share. The number of shares of the Stock subject to each Unvested Share Option shall be the quotient of the number of shares subject to the Restricted Share Option for the Option Period divided by 5.66667 and rounded to the nearest whole share.

(b)Election to Participate; Compensation Deduction Authorization. An Eligible Employee may participate in the Plan only by deductions from regular payroll or bonus payments, on an after-tax basis. For each Plan Year beginning after the Effective Date, Eligible Employees may make elections to participate in the Plan with respect to each Option Period. An election to participate may only be made by delivering to the Company, before the beginning of an Option Period (and by such earlier administrative deadline as the Company may impose), the properly completed Form whereby the Eligible Employee gives notice of the election to participate in the Plan as of the next following Date of Grant. Each such election shall designate a stated dollar amount, in $5.00 increments, to be withheld from regular paychecks and/or bonus payments, as elected by the Eligible Employee, on an after-tax basis. The stated dollar amount may not be less than $5.00 with respect to a payroll period election or a bonus payment election, and the aggregate amount permitted to be so elected and withheld during any Plan Year may not in any event exceed 25% of the Eligible Employee’s Eligible Compensation with respect to such Plan Year. Unless otherwise specified by an Eligible Employee in his or her election, the Eligible Employee’s election to participate in the Plan for an Option Period will automatically remain in effect for subsequent Option Periods until the Eligible Employee makes a subsequent election satisfying the requirements described in this subparagraph changing or terminating the election, or withdraws from participation as provided by subparagraph 5(b).

(c)Changes in Compensation Deduction Authorization. The compensation deduction authorization referred to in subparagraph 3(b) may be changed only with respect to a subsequent Option Period by making a new election as described in subparagraph 3(b), except to the extent otherwise provided in paragraph 5 below.

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4.EXERCISE OF OPTIONS

(a)General Statement. Each Participant will be deemed to have exercised the Option on each Date of Exercise to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. The excess balance, if any, in a Participant’s account shall remain in the account and be available for the purchase of Stock on the following Date of Exercise.

(b)“Option Price” Defined. The option price per share of the Stock (the “Option Price”) to be paid by each Participant on each exercise of an Option shall be as follows:

(i)The Option Price to be paid by each Participant on each exercise of a Restricted Share Option (the “Restricted Share Option Price”) shall be an amount equal to 100% of the Fair Market Value of the Stock on the Date of Exercise.

(ii)The Option Price to be paid by each Participant on each exercise of an Unvested Share Option (the “Unvested Share Option Price”) shall be zero.

(c)Delivery of Shares.

(i)For the number of shares of Stock which are purchased upon the exercise of a Restricted Share Option (the “Restricted Shares”), upon the first anniversary of the applicable Date of Exercise and upon proper completion and submission of the proper Form to the Company, the Company shall deliver to the Participant such number of shares. The Restricted Shares shall not be transferable or assignable by the Participant prior to such first anniversary of the Date of Exercise, provided, however, that upon a Participant’s termination of employment with the Company prior to the first anniversary of the applicable Date of Exercise, upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to such Participant (or Participant’s estate) such Restricted Shares and such transfer and assignment restrictions shall lapse.

(ii)For the number of shares of Stock which are purchased upon the exercise of an Unvested Share Option (the “Unvested Shares”), subject to the Participant’s continued employment with the Company except as provided below, on the first anniversary of the Date of Exercise and upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to the Participant such number of shares. If a Participant experiences a termination of employment with the Company prior to the first anniversary of the Date of Exercise, except by reason of the Participant’s death, Disability, or termination by the Company without Cause, the Unvested Shares shall be forfeited and the Participant shall have no further interest in the Unvested Shares. Upon a Participant’s termination of employment with the Company by reason of the Participant’s death, Disability, or termination by the Company without Cause, the Unvested Shares shall be vested and upon the proper completion and submission of the proper Form to the Company, the Company shall deliver to such Participant (or Participant’s estate) the Unvested Shares.

(iii)In the event the Company is required to obtain from any commission or agency authority to issue any shares, the Company will seek to obtain such authority. The inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to return the amount of the balance in the account in cash.

5.WITHDRAWAL FROM PLAN PARTICIPATION

(a)Withdrawal from Participation. A Participant may terminate his or her election to have compensation withheld under the Plan and to withdraw from participation effective with respect to any future Option Period by making an election satisfying the requirements described in subparagraph 3(b).

(b)Withdrawal from Participation During an Option Period. A Participant may elect, during an Option Period, to terminate his or her election to have compensation withheld under the Plan and to withdraw from such participation for the remainder of the then current Option Period by providing to the Company notice of such withdrawal, in such form as the Company may require. As soon as administratively practicable following receipt and acceptance of such notice, the Company will stop the Participant’s compensation deductions under the Plan and refund to the Participant the amount of any balance in the Participant’s account under the Plan.

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(c)Participation Following Withdrawal. An Eligible Employee who has previously withdrawn from participation in the Plan may participate again on any January 1, April 1, July 1 or October 1 thereafter as provided in paragraph 3(b) above.

(d)Stock Subject to Plan. Notwithstanding a Participant’s withdrawal from the Plan, any Stock acquired under the Plan shall remain subject to the terms of the Plan.

6.TERMINATION OF EMPLOYMENT

If a Participant experiences a termination of employment during an Option Period, the Participant’s participation in the Plan shall automatically terminate as of the date of the termination of employment. As soon as practicable after such a Participant’s termination of employment, the Company will refund the amount of the balance in that account under the Plan. Upon a Participant’s termination of employment under this subparagraph 6, any Option held by such Participant under the Plan shall terminate.

7.RESTRICTION UPON ASSIGNMENT

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of any Participant or any successor in interest, nor shall any Option be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this paragraph 7 shall prevent transfers by will or by the applicable laws of descent and distribution. Options may not be exercised to any extent except in accordance with the provisions of paragraphs 4 and 6 above.

8.NO RIGHTS OF STOCKHOLDER UNTIL OPTION IS EXERCISED

With respect to shares of the Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, an Option is exercised.

9.CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of stock dividend or by reason of division, combination or reclassification of shares, appropriate action will be taken by the Committee to adjust accordingly the number of shares of the Stock subject to the Plan and the number and the Option Price of shares of the Stock subject to the Options outstanding under the Plan.

10.USE OF FUNDS; NO INTEREST PAID

All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any account under the Plan with respect to such funds.

11.AMENDMENT OF THE PLAN; APPROVAL BY STOCKHOLDERS

The Committee may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by the vote of the holders of more than 50% of the shares of the Company’s Stock present in person or by proxy and entitled to vote at a meeting shall be required to amend the Plan (i) to increase the number of shares of Stock available under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in subparagraph 4(b), (iii) to materially alter the requirements for eligibility to participate in the Plan, or (iv) to modify the Plan in a manner requiring stockholder approval under the Code or the Exchange Act.

12.ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

(a)Administration. The Plan shall be administered by the Compensation Committee of the Board.

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(b)Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

(c)Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d)Professional Assistance; Good Faith Actions. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13.NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary of the Company or to affect the right of the Company or a Parent or Subsidiary of the Company to terminate or change the terms and conditions of the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

14.MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 80% or more of the Company’s then outstanding voting stock or the liquidation or dissolution of the Company, the Date of Exercise with respect to outstanding Options shall be the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options.

15.TERM

No Option may be granted during any period of suspension or after termination of the Plan, and in no event may any Option be granted under the Plan after December 31, 2026, unless extended by the Board of Directors of the Company.

16.EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or a Parent or Subsidiary of the Company. Nothing in this Plan shall be construed to limit the right of the Company or a Parent or Subsidiary of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or a Parent or Subsidiary of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.RULE 16b-3 RESTRICTIONS UPON DISPOSITIONS OF STOCK

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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18.NOTICES

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary or any designee and any notice to be given to a Participant shall be addressed to Participant’s last address as reflected in the Company’s records and may be given either in writing or via electronic communication to the extent permitted by law. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of the representative status and address by notice under this paragraph. Any notice shall have been deemed duly given when received by the Company or when sent to a Participant by the Company to Participant’s last known mailing address or delivered to an electronic mailbox accessible by Participant as permitted by law.

19.TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

20.TAX WITHHOLDING

(a)Payment of any sums required by federal, state or local tax law shall be withheld with respect to the issuance, vesting, exercise or payment of any Restricted Shares, Restricted Share Options, Unvested Shares or Unvested Share Options within the time limit as required by law for such payment. A Participant may elect to pay withholding taxes due upon the vesting of the Unvested Shares by having the Company withhold Unvested Shares that have vested and are issuable to such Participant as Stock (without restriction or risk of forfeiture).

(b)Notwithstanding any other provision of the Plan, the number of shares that may be withheld in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the vesting, exercise or payment of the Unvested Shares shall be limited to the number of shares that have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities based on the withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

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01 - Philip B. Daniele, III 04 - Earl G. Graves, Jr. 07 - George R. Mrkonic, Jr. 02 - Michael A. George 05 - Brian P. Hannasch 08 - William C. Rhodes, III 03 - Linda A. Goodspeed 06 - Gale V. King 09 - Jill A. Soltau 1UPX For Against Abstain For Against Abstain For Against Abstain 10 - Constantino Spas Montesinos A Proposals 04C9RC 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2027 fiscal year 3. Approval of an advisory vote on the compensation of named executive officers 1. Election of Directors: For Against Abstain For Against Abstain Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Board of Directors recommends a vote FOR all director nominees. The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5. NOTE: In accordance with their best judgment, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 4. Approval of AutoZone, Inc.’s Ninth Amended and Restated Employee Stock Purchase Plan 5. Approval of AutoZone, Inc.’s Seventh Amended and Restated Executive Stock Purchase Plan For Against Abstain For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AZO or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 6:00 a.m., Eastern Time, on December 16, 2026. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AZO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AZO Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors of AutoZone, Inc. for the Annual Meeting of Stockholders — December 16, 2026 I hereby appoint Jenna M. Bedsole and Debbie Satyal, and each of them, as proxies, with full power of substitution to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc. to be held on Wednesday, December 16, 2026 at 8:00 a.m. Central Time on proposals 1, 2, 3, 4 and 5 as I have specified, and in their discretion on other matters as may come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted FOR the nominees, and FOR proposals 2, 3, 4 and 5. (Items to be voted appear on reverse side) AutoZone, Inc. B Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/AZO 2026 Annual Meeting of Stockholders of AutoZone December 16, 2026, 8:00 a.m. Central Time J.R. Hyde III Store Support Center 123 S. Front Street Memphis, TN 38103